Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264433

Prospectus Supplement

(To Prospectus dated April 22, 2022)

AMTD IDEA Group

45,000,000 American Depositary Shares

Representing 90,000,000 Class A Ordinary Shares

This prospectus supplement relates to an offering of an aggregate of 45,000,000 American depositary shares (the “ADSs”), representing 90,000,000 Class A ordinary shares, par value US$0.0001 per share, of AMTD IDEA Group to a group of selected investors. The ADSs, each representing two Class A ordinary shares, are listed on the New York Stock Exchange (“NYSE”), under the symbol “AMTD.” On April 20, 2023, the last reported sale price of the ADSs on NYSE was US$1.69 per ADS.

We have entered into share subscription agreements with each of Mint International (Holding) Trust Ltd., GH Investment Office Ltd, Radiant Centric Investment Inc., Hilburg Universal Holdings Group and Pioneer Holding Inc., or the investors, for the purchase of the securities being offered hereby. In this offering, Mint International (Holding) Trust Ltd will purchase 10,000,000 ADSs, GH Investment Office Ltd. will purchase 8,750,000 ADSs, Radiant Centric Investment Inc. will purchase 9,500,000 ADSs, Hilburg Universal Holdings Group will purchase 8,750,000 ADSs, and Pioneer Holding Inc. will purchase 8,000,000 ADSs, each at a price of US$2.08 per ADS.

See “Risk Factors” beginning on page S-26 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the ADSs or Class A ordinary shares.

AMTD IDEA Group is a Cayman Islands holding company. Our operations are primarily conducted by our operating subsidiaries in Hong Kong, Singapore, the United States, France, and Italy. Investors in the ADSs and Class A ordinary shares thus are purchasing equity interests in a Cayman Islands holding company that has no substantive operations. As a holding company, AMTD IDEA Group may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to AMTD IDEA Group may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. For a detailed description, see “Prospectus Supplement Summary—Cash Transfers and Dividend Distribution.” In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

Although we do not have any material operations in Mainland China or any variable interest entities in place, the business operations of certain investee companies of ours are conducted in Mainland China. PRC laws do not currently prohibit direct foreign investment in our investee companies in Mainland China, and our investors could potentially own equity interests in our investee companies in Mainland China. Nonetheless, we, together with our investee companies in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations, and PRC regulatory authorities could disallow the corporate structure through which we invest in our investee companies or hold our subsidiary, if any, in Mainland China, and could extend such prohibition to our Hong Kong operations, which could lead to a material change in our operations and/or a material change in the value of the ADSs, and could cause the value of the ADSs and Class A ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs and Class A ordinary shares to significantly decline in value or become worthless” in our annual report on Form 20-F for the year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated in the accompanying prospectus by reference.

We face various legal and operational risks and uncertainties relating to our operations. Although we do not have any material operations in Mainland China or any variable interest entities in place, we and certain investee companies of ours whose business operations are primarily conducted in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the PRC government statements and regulatory developments, such as those relating to regulatory approvals on offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy, and variable interest entities, would apply to us or our investee companies. Should these statements or regulatory actions apply to our investee companies or to ourselves, including our Hong Kong operations, in the future, or if we expand our business operations into Mainland China such that we become subject to them to a greater extent, our ability to conduct our business, invest into or maintain our investment in Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. For example, PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, including the Cyberspace Administration of China, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. As of the date of this prospectus supplement, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. Our management have conducted an analysis of the status and scope of our operations, including data compliance, and have concluded that currently we do not expect that PRC laws and regulations on data security, data protection or cybersecurity to be applied to us or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. These risks could result in a material adverse change in our operations and the value of the ADSs and Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Form 20-F.

Risks and uncertainties arising from the legal system in Mainland China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in Mainland China, could result in a material adverse change in our operations and the value of our Class A ordinary shares and the ADSs. For more details, see “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

The PRC government has significant authority to regulate, influence or intervene in the Mainland China operations of an offshore holding company at any time. It also oversees and controls and may exert more control over offerings conducted outside China by, and foreign investment in, China-based issuers. We cannot assure you that such oversight and control will not be extended to companies operating in Hong Kong such as us. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer the ADSs and Class A ordinary shares, result in a material adverse change to our business operations, and damage our reputation, which could cause the ADSs and Class A ordinary shares to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Mainland China and Hong Kong, see “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in this prospectus supplement and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in our 2021 Form 20-F.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit the Class A ordinary shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file the annual report on Form 20-F for the fiscal year ended December 31, 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections,” and “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable in the future if the PCAOB is unable to inspect or investigate completely auditors located in Mainland China and Hong Kong. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

PRICE US$2.08 PER ADS

	Per ADS		Total
Public offering price	US$	2.08	US$	93,600,000
Proceeds to us (before expenses)	US$	2.08	US$	93,600,000

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the ADSs against payment therefor on or around April 30, 2023.

Prospectus supplement dated April 21, 2023.

TABLE OF CONTENT

Prospectus Supplement

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is

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not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, to subscribe for and purchase any of the ADS or Class A ordinary shares, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offerings made hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-264433) that we filed with the SEC on April 22, 2022. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADRs” refers to the American depositary receipts that evidence the ADSs;

•	“ADSs” refers to the American depositary shares, each of which represents two Class A ordinary shares;

•

“AMTD,” “we,” “us,” “our company,” or “our” refers, prior to the restructuring which was completed in April 2019, to capital market solutions and strategic investment businesses and, after the completion of the restructuring, to AMTD IDEA Group (formerly known as AMTD International Inc.), a Cayman Islands exempted company with limited liability, and its subsidiaries;

•	“AMTD Assets” refers to AMTD Assets Group, a Cayman Islands exempted company with limited liability, and its subsidiaries;

•	“AMTD Digital” refers to AMTD Digital Inc., a Cayman Islands exempted company with limited liability, and its subsidiaries;

•	“AMTD Group” or “Controlling Shareholder” refers to AMTD Group Inc. (formerly known as AMTD Group Company Limited), a British Virgin Islands company;

•	“China” or “PRC” refers to the People’s Republic of China including Hong Kong and Macau and excluding, for the purpose of this prospectus supplement only, Taiwan;

•	“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.0001 each;

•	“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.0001 each;

•	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

•	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

•	“L’Officiel” refers to L’Officiel Inc. SAS, a company incorporated in France, and its subsidiaries;

•	“SG$” refers to the legal currency of Singapore;

•	“SEC” refers to the United States Securities and Exchange Commission;

•	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

•	“SGX-ST” refers to the Singapore Exchange Securities Trading Limited;

•	“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares; and

•	“US$” or “U.S. dollars” refers to the legal currency of the United States.

Our reporting currency is Hong Kong dollars. This prospectus supplement contains translations from Hong Kong dollars to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, all translations from Hong Kong dollars to U.S. dollars were made at a rate of HK$7.8015 to US$1.00, which was the certified noon buying rate in effect as of December 30, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Hong Kong dollar amounts referred to in this prospectus supplement could have been, or could be, converted to U.S. dollars at any particular rate, or at all.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to AMTD IDEA Group and our securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents that are incorporated by reference into and considered part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. All of the documents incorporated by reference are available at www.sec.gov under AMTD IDEA Group, CIK number 0001769731.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 18, 2022 (File No. 001-39006), or our 2021 Form 20-F;

•	Our current report on Form 6-K furnished to the SEC on April 21, 2023 (File No. 001-39006), including exhibit 99.1 “Consolidated Financial Statements for the Year Ended December 31, 2022” thereto;

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Exhibits 99.2 “Form of Share Subscription Agreement by and between the Registrant and each investor, and a schedule of all executed agreements adopting the same form” and exhibit 99.3 “Consent of Deloitte Touche Tohmatsu” to our current report on Form 6-K furnished to the SEC on April 21, 2023 (File No. 001-39006); and

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With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

AMTD IDEA Group

23/F Nexxus Building, 41 Connaught Road Central, Hong Kong

Telephone: +852 3163-3389

ir@amtdinc.com

Attention: AMTD IR Office

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial condition, and results of operations;

•	the trends in, expected growth and market size of our industries;

•	expected changes in our revenues, costs or expenditures;

•	our expectations regarding demand for and market acceptance of our products and services;

•	competition in our industries;

•	our proposed use of proceeds;

•	government policies and regulations relating to our industries;

•	fluctuations in general economic and business conditions in Hong Kong, Mainland China, and globally, and

•	assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully.

Our Company

Overview

We are a leading Hong Kong-headquartered comprehensive financial institution. We are one of the few independent financial institutions with extensive financial industry knowledge and experience across Greater China that is majority-owned and managed by local Hong Kong entrepreneurs and professionals. Our clientele includes PRC banks, privately-owned companies primarily in new economy sectors, and Asia-based families and blue-chip conglomerates, among others.

We operate a full-service platform encompassing four business lines: capital market solutions, strategic investment, digital solutions and other services, and fashion and luxury media advertising and marketing services.

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Capital Market Solutions. We offer a broad range of capital market solutions services to our clients, both benefiting from and enhancing the synergies within our “AMTD SpiderNet” ecosystem. Our solutions cover a variety of capital markets transactions, including equity and debt offerings, credit rating advisory, other financing transactions, and merger and acquisitions. We are able to serve clients and develop long-term relationships through multiple engagements.

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Strategic Investment. We make long-term strategic investments through several entities in our group, focusing on global financial and new economy sectors. Through investing in market leaders and technological innovators, we gain access to unique opportunities and resources that complement our other businesses and augment our “AMTD SpiderNet” ecosystem.

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Digital Solutions and Other Services. Our subsidiary, AMTD Digital, which was acquired during the year ended December 31, 2022, provides its institutional and corporate clients with exclusive, paid access to enhance their investor communication, investor relations and corporate communication to potentially maximize their valuation.

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Fashion and Luxury Media Advertising and Marketing Services. Our wholly-owned subsidiary, L’Officiel Inc. SAS, or L’Officiel, which was acquired during the year ended December 31, 2022, engages in the provision of print and digital advertising campaigns, and value-added marketing services including branded content, video production, social media activation, event creation, and experiential marketing, among other services.

Recently in February 2023, we acquired AMTD Assets, which holds a global portfolio of premium whole building properties and provides hospitality services.

We align ourselves with clients, shareholders, business partners, and investee companies to build an ever-extending, inter-connected network that creates value for all stakeholders, or the “AMTD SpiderNet” ecosystem.

We believe that our “AMTD SpiderNet” ecosystem is the bedrock of our success. We actively help stakeholders in our ecosystem explore business collaboration opportunities among themselves and provide financial solutions or additional resources needed to facilitate such collaboration. This, in turn, results in enduring relationships within the network, and expand the network by attracting corporations, industry associations, and other institutions seeking business opportunities and efficient channels of resources. This unique “AMTD SpiderNet” ecosystem, coupled with our ability to provide innovative and bespoke solutions, is a key growth driver of our overall businesses.

Our Partnership Approach

We discover and selectively engage a broad range of promising clients with diverse backgrounds and at various stages of development. We offer comprehensive financial services to fulfill the needs of our clients throughout their lifecycles. We stay close to our clients to understand and anticipate their needs. Our services are tailored with a collaborative overlay, providing clients with one-stop solutions.

With each business opportunity, we consider ourselves a business partner for the prospective client, rather than merely a service agency of a particular product or service. We strive to unlock and maximize the extraordinary value embedded in each relationship and to expand opportunities for collaboration and partnership both between us and our clients, as well as among clients. This forms the foundation of our “AMTD SpiderNet” ecosystem and defines our shared firm-wide core values and culture.

Our Services

Capital Market Solutions

Our capital market solutions business provides a one-stop solution for corporate and other institutional clients, both benefiting from and enhancing the synergies within our “AMTD SpiderNet” ecosystem. To this end, we deliver capital market solutions services with the following features.

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Full service capabilities. We offer our clients a full suite of solutions for capital markets transactions, covering equity and debt offerings, credit rating advisory, other financing transactions, and merger and acquisitions. We are able to serve clients and develop long-term relationships through multiple engagements.

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Full value chain’s client focuses. We focus on client needs and always strive to explore long-term business collaboration rather than completing individual transactions, because we recognize that our clients are the foundation of our “AMTD SpiderNet” ecosystem and our relationship with them is key to our sustainable development and success. Leveraging our strong client relationship and our unique “AMTD SpiderNet” ecosystem, we are able to create synergies and proactively develop solutions based on specific client needs to be serviced by our own abilities or those of our partners in the “AMTD SpiderNet” ecosystem.

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Industry expertise. Our services are enriched by our experience and expertise in certain important industries, allowing us to better understand and anticipate clients’ circumstances and needs. We have particular expertise in the regional banks and new economy sectors.

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Senior professionals’ participation. In addition to managing and maintaining client relationships, our professionals also actively participate in client coverage to procure seamless execution and satisfactory client experience.

We derive fee income from the capital market solutions business. We generally charge fees based on a percentage of transaction value. This percentage is negotiated and determined by a number of factors including (i) the type of transaction, (ii) the size of the transaction, (iii) the complexity of the transaction, (iv) state of the market, and (v) client relationship dynamic.

Strategic Investment

We commenced our strategic investment business through our wholly-owned subsidiary, AMTD Investment Solutions Group Limited, in 2016. Our strategic investment business focuses on long-term equity investments using our own capital. We view it as a natural extension of our other businesses, allowing us to deepen our relationship with clients by participating in their value creation and engaging them into the “AMTD SpiderNet.”

Digital Solutions and Other Services

As the fusion reactor at the core of the “AMTD SpiderNet” ecosystem, AMTD Digital, our subsidiary, is a comprehensive digital solutions platform in Asia with four main business lines: digital financial services, digital solutions, digital media, content, and marketing, and digital investments.

Fashion and Luxury Media Advertising and Marketing Services

Our wholly-owned subsidiary L’Officiel engages in the provision of print and digital advertising campaigns, and value-added marketing services including branded content, video production, social media activation, event creation, and experiential marketing, among other services.

Hotel Operations and Hospitality Services

Our subsidiary AMTD Assets, held through AMTD Digital, holds a global portfolio of premium whole building properties and provides hospitality services. It focuses on and specializes in hospitality and lifestyle concepts globally and offers a customer-centric VIP members approach for its business portfolio in the key areas comprising stylish hotels and serviced apartments, property rental, food and beverage, and club membership services across major cities.

Financial Performance

In 2020, 2021, and 2022, we derived total revenue of HK$1.1 billion, HK$1.4 billion, and HK$1.4 billion (US$175.8 million), respectively, and derived profit of HK$1.1 billion, HK$1.2 billion, and HK$1.3 billion (US$161.1 million), respectively.

Summary of Risk Factors

An investment in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. The following list summarizes some, but not all, of these risks. You should carefully consider the matters discussed in “Risk Factors” in this prospectus supplement, under “Item 3. Key Information—D. Risk Factors” in our 2021 Form 20-F as well as in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to Doing Business in Mainland China and Hong Kong

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The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless.

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Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.

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The ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in Mainland China and Hong Kong. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

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We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations.

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If we were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC authorities in connection with our overseas offering under PRC law, we may be fined or subject to other sanctions, and our business, reputation financial condition, and results of operations may be materially and adversely affected.

Risks Relating to Our Business and Industries

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We have a relatively short operating history of our current businesses compared to some of our globally established competitors and face numerous risks and challenges as we continue to expand our business in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

•	Unfavorable financial markets and economic conditions in Asia and elsewhere in the world could materially and adversely affect our business, financial condition, and results of operations.

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The financial services industry is intensely competitive. If we are unable to compete effectively, we may lose our market share and our results of operations and financial condition may be materially and adversely affected.

•	Our businesses depend on key management executives and professional staff, and our business may suffer if we are unable to recruit and retain them.

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Any negative publicity with respect to us, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

•	We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

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We make strategic investments using our own capital, and may not be able to realize any profits from these investments for a considerable period of time, or may lose some or all of the principal amounts of these investments.

•	Our strategic investment business is subject to liquidity risks.

•	Our results of operations and financial condition may be materially affected by fluctuations in the fair value of our equity investments in our investee companies.

•	Our investments are subject to liquidity, concentration, regulatory, credit and other risks.

•

Our capital market solutions business depends on our ability to identify, execute, and complete projects successfully and is subject to various risks associated with underwriting and financial advisory services, the overall market sentiment and macroeconomic conditions. We cannot assure you that the income level of our capital market solutions business can be sustained.

•

We have undertaken and may in the future undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

•	We face risks and challenges associated with the recent changes to our businesses.

•

Our subsidiary AMTD Digital operates in the emerging, dynamic, and competitive digital financial services industry, which makes it difficult for investors to evaluate its future prospects, and we cannot assure you that its current or future strategies will be successfully implemented or will generate sustainable profit.

•

AMTD Digital and the Controlling Shareholder have a limited operating history and experience in the newly developed digital banking business in Asia, which makes it difficult to evaluate the business of AMTD Digital. We cannot assure you that the digital banking initiatives of the Controlling Shareholder and AMTD Digital will develop or succeed as expected.

•

The digital financial services business is subject to intense competition, and our subsidiary AMTD Digital may fail to compete successfully against existing or new competitors, which may reduce demand for its services, reduce operating margins, and further result in loss of market share, departures of qualified employees, and increased capital expenditures.

•

Our subsidiary L’Officiel operates in a highly competitive industry and faces significant competition for advertising spending from operators of new and traditional advertising channels. If L’Officiel cannot successfully compete, our results of operations would be materially and adversely affected.

•	The hospitality market is highly competitive, and our subsidiary AMTD Assets may be unable to compete successfully with its current or future competitors.

•	Our hospitality services are subject to the business, financial, and operating risks inherent to the hospitality industry, any of which could reduce our revenue and limit opportunities for growth.

Risks Relating to Our Relationship with the Controlling Shareholder

•	We have limited experience operating as a stand-alone public company.

•	Our financial information included in our 2021 Form 20-F may not be representative of our financial condition and results of operations if we had been operating as a stand-alone company.

•	We may not continue to receive the same level of support from our Controlling Shareholder.

•

Our agreements with our Controlling Shareholders or any of its controlling shareholders may be less favorable to us than similar agreements negotiated between unaffiliated third parties. In particular, our non-competition agreement with our Controlling Shareholder limits the scope of business that we are allowed to conduct.

•

We may have conflicts of interest with our Controlling Shareholders or any of its controlling shareholders and, because of our Controlling Shareholder’s controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

Risks Relating to the ADSs and Our Ordinary Shares

•	The trading price of the ADSs or Class A ordinary shares may be volatile, which could result in substantial losses to you.

•

An active public market may not develop for the ADSs on the NYSE or our Class A ordinary shares on the SGX-ST, and you may not be able to resell the ADSs or Class A ordinary shares at or above the price you paid, or at all.

•	The characteristics of the U.S. capital markets and the Singapore capital markets are different.

•

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our directors and officers named in the annual report based on foreign laws.

•

We may be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year. If we are a PFIC for any taxable year, United States investors in the ADSs or ordinary shares could be subject to significant adverse United States income tax consequences.

Risks Relating to the Unaudited Pro Forma Financial Information

•

The unaudited pro forma financial information included in this prospectus supplement is presented for illustrative purposes only and may not be indicative of our consolidated financial condition or results of operations after giving effect to the acquisition of AMTD Digital.

Corporate History and Structure and Recent Developments

In 2015, our Controlling Shareholder commenced capital market solutions and strategic investment businesses. From February to April 2019, we carried out a restructuring to carve out our capital market solutions and strategic investment businesses from our Controlling Shareholder.

As part of the restructuring, in February 2019, AMTD International Inc. was incorporated as an exempted company with limited liability under the laws of the Cayman Islands initially as a wholly-owned subsidiary of our Controlling Shareholder. In April 2019, we completed our restructuring and AMTD International Inc. became the holding company of our businesses. In March 2022, with the approval of our shareholders, we changed our company name from “AMTD International Inc.” to “AMTD IDEA Group.”

We are a holding company incorporated in the Cayman Islands and conduct our businesses through our subsidiaries in Hong Kong, Singapore, the United States, France and Italy. See “Item 4.C. Information on the Company—Organizational Structure” for a diagram illustrating our corporate structure as of the date of this prospectus supplement.

On August 5, 2019, the ADSs commenced trading on the NYSE. AMTD IDEA Group issued and sold a total of 23,873,655 ADSs representing 23,873,655 Class A ordinary shares at an initial offering price of US$8.38 per ADS. The ADSs are currently traded under the ticker symbol “AMTD.”

In December 2019, AMTD IDEA Group issued and sold (i) a total of 7,307,692 Class A ordinary shares and 4,526,627 Class B ordinary shares for an aggregate amount of US$100 million (representing a per share price of US$8.45) to Value Partners Greater China High Yield Income Fund, Ariana Capital Investment Limited, and Infinity Power Investments Limited, and (ii) a convertible note due 2023, or the VP Note, in an aggregate principal amount of US$15 million to Value Partners Greater China High Yield Income Fund, all in the form of private placement pursuant to an exemption from registration with the SEC under the Securities Act. Infinity Power Investments Limited is a British Virgin Islands company wholly owned by Dr. Calvin Choi, our founder. The VP Note bears interest at a rate of 2.00% per annum and will mature in June 2023, unless previously converted in accordance with its terms prior to such date. The VP Note will be convertible into the ADSs at the option of the holder, based on an initial conversion rate of 99.44 ADSs per US$1,000 principal amount of VP Note (which is equivalent to an initial conversion price of approximately US$10.0560 per ADS) in integral multiples of US$10,000,000 principal amount, at any time after six months following the date of issuance and prior to the close of business on the second business day immediately preceding the maturity date, provided, however, that the holder can only exercise such right to convert no more than twice. The conversion rate for the VP Note is subject to adjustment upon the occurrence of certain events. The VP Note has been converted in January 2022.

In March 2020, AMTD IDEA Group listed a US$1.0 billion medium term note program, or the MTN Program, for a period of twelve months by way of debt issues to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on SEHK and in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) on the SEHK. Under the MTN Program, AMTD IDEA Group may from time to time issue medium term notes or perpetual securities up to an aggregate amount of US$1.0 billion. We intend to use the net proceeds from the issuances of debt securities under the MTN Program for long-term development needs, international expansion, and general corporate purposes. In April 2020, AMTD IDEA Group dual-listed the MTN Program on the SGX-ST. Later in the same month, we extended an invitation to holders of the US$200 million 7.625% senior perpetual securities of AMTD Group, or the Existing Securities, to offer exchange any and all of their outstanding Existing Securities for new securities, or the New Securities, to be issued by AMTD IDEA Group under the MTN Program, or the Exchange Offer. In May 2020, AMTD IDEA Group issued US$200 million 7.25% senior perpetual securities and SG$50 million 4.5% senior perpetual securities. In October 2021, we redeemed perpetual securities with a principal amount of approximately SG$11.2 million (US$8.3 million) as part of our active balance sheet management targeting for early repayment of outstanding exposures.

On April 8, 2020, AMTD IDEA Group dual listed by way of introduction of 23,873,655 Class A ordinary shares on the SGX-ST under the symbol “HKB,” being Class A ordinary shares that have been registered with the SEC as part of our initial public offering and listing on the NYSE in August 2019, and which were previously represented by the ADSs listed for trading on the NYSE.

In May 2020, we entered into a long-term strategic partnership with the Singapore Exchange to promote the development of Singapore’s capital markets and strengthen connectivity between Singapore, ASEAN, the Greater Bay Area, the rest of China, and the Middle East. Through this collaboration, we and SGX-ST will work together to meet the growing market needs for improved capital market access and connectivity to Singapore and beyond.

Also in March 2021, we partnered with 36KR (Nasdaq: KRKR) and Xiaomi to establish a new joint venture, AK73 Capital, to build a full lifecycle service platform for new economy enterprises. AK73 Capital aims to support and empower the new generation of new economy leaders to capitalize on the tremendous opportunities in dynamic global capital markets.

In September 2021, we repurchased approximately 69.1 million Class B ordinary shares from AMTD Group for HK$5 billion.

Subsequent to December 31, 2021, AMTD IDEA Group issued an aggregate of 8,411,214 Class A ordinary shares and 3,271,028 Class B ordinary shares through a private placement of US$50 million to a number of reputable professional investors.

Effective on January 31, 2022, the ticker symbol for the ADSs was changed to “AMTD.” Our company name was changed from “AMTD International Inc.” to “AMTD IDEA Group” upon the approval and adoption by way of extraordinary general meeting of shareholders on March 1, 2022.

In February 2022, we acquired a total of 31,732,000 Class A ordinary shares and 24,202,000 Class B ordinary shares of AMTD Digital, priced at US$17.75 per share, from certain of its shareholders, including our Controlling Shareholder, for a total consideration of approximately US$992.6 million (HK$7,756.2 million). We issued a total of 67,200,330 Class A ordinary shares and 51,253,702 Class B ordinary shares in settlement of the consideration payable for the acquisition. We held 97.1% shareholding of AMTD Digital immediately following the acquisition. We became our Controlling Shareholder of AMTD Digital and consolidated it in our consolidated financial statements accordingly. AMTD Digital is a comprehensive one-stop digital solutions platform in Asia and was a subsidiary of AMTD Group prior to the acquisition. In July 2022, AMTD Digital completed its initial public offering and its ADSs began trading on the New York Stock Exchange.

In early 2022, we acquired 100% of the equity interest in L’Officiel, a global fashion media holding group.

In April 2022, we entered into a share purchase agreement, or the Share Purchase Agreement, with GEM Global Yield LLC SCS, or the GEM investor, and GEM Yield Bahamas Limited. Pursuant to the Share Purchase Agreement, for a period of 72 consecutive months, we are entitled to draw down up to an aggregate limit of US$50 million in exchange for our Class A ordinary shares, at a per-share price equal to 90% of the average daily closing price during a 20-trading-day pricing period determined in accordance with the Share Purchase Agreement, subject to other terms and conditions therein. We concurrently entered into a registration rights agreement with the GEM investor and GEM Yield Bahamas Limited, granting the GEM investor certain customary registration rights in connection with securities issued and sold pursuant to the Share Purchase Agreement.

On November 22, 2022, we effected an ADS ratio change from the previous ratio of one (1) ADS to one (1) Class A ordinary share to a new ratio of one (1) ADS to two (2) Class A ordinary shares.

In December 2022, we repurchased approximately 36.9 million Class B ordinary shares from AMTD Group for HK$2.5 billion.

In February 2023, we acquired 100% of the equity interest in AMTD Assets from AMTD Group for a net purchase consideration of US$268 million, which was settled by us through the issuance of 30,875,576 newly issued Class B ordinary shares to AMTD Group. AMTD Assets holds a global portfolio of premium whole building properties, with a fair market value of approximately US$500 million at the time we entered into the relevant agreements. The acquisition was followed immediately by our injection of AMTD Assets into AMTD Digital at the same valuation in return for 515,385 newly issued Class B ordinary shares of AMTD Digital.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement, including our principal subsidiaries:

(1)

Our shareholders include (i) holders of our ordinary shares such as AMTD Group, Infinity Power Investments Limited and subsidiaries of Century City International Holdings Limited, and (ii) public investors.

(2)	The other shareholders of AMTD Digital mainly include third party investors, one of our employees and public investors.
(3)	AMTD Property Investment Holdings Limited has nine subsidiaries in Cayman Islands, British Virgin Islands, Singapore and Hong Kong.
(4)

AMTD Digital Financial Holdings Limited has 11 subsidiaries in British Virgin Islands, Singapore and Hong Kong. AMTD Digital Media Holdings Limited has one subsidiary in Hong Kong. AMTD Digital Investments Holdings Limited has six subsidiaries in British Virgin Islands and Hong Kong. AMTD Singapore Solidarity Fund Pte. Ltd. has five subsidiaries in Singapore.

(5)	L’Officiel Inc. SAS has seven subsidiaries in the United States, France, Italy, Singapore and Malaysia.

Our Holding Company Structure

AMTD IDEA Group is a Cayman Islands holding company. Our operations are primarily conducted by our operating subsidiaries in Hong Kong, Singapore, the United States, France and Italy. Investors in the ADSs and Class A ordinary shares thus are purchasing equity interest in a Cayman Islands holding company that has no substantial operations. As a holding company, AMTD IDEA Group may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to AMTD IDEA Group may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

As used in this prospectus supplement, “AMTD,” “we,” “us,” “our company,” or “our” refers, prior to the restructuring which was completed in April 2019, to our capital market solutions, and strategic investment businesses and, after the completion of the restructuring, to AMTD IDEA Group (formerly known as AMTD International Inc.), a Cayman Islands exempted company with limited liability, and its subsidiaries.

Although we do not have any material operations in Mainland China or any variable interest entities in place, the business operations of certain investee companies of ours are conducted in Mainland China. PRC laws do not currently prohibit direct foreign investment in our investee companies in Mainland China, and our investors could potentially own equity interests in our investee companies in Mainland China. Nonetheless, we, together with our investee companies in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations, and PRC regulatory authorities could disallow the corporate structure through which we invest in our investee companies or hold our subsidiary, if any, in Mainland China, and could extend such prohibition to our Hong Kong operations, which could lead to a material change in our operations and/or a material change in the value of the ADSs, and could cause the value of the ADSs and Class A ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

Risks Relating to Doing Business in Mainland China and Hong Kong

We face various legal and operational risks and uncertainties relating to our operations. Although we do not have any material operations in Mainland China or any variable interest entities in place, we and certain investee companies of ours whose business operations are primarily conducted in Mainland China, face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to regulatory approvals on offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy, and variable interest entities, would apply to us or our investee companies. Should these statements or regulatory actions apply to our investee companies or to ourselves, including our Hong Kong operations, in the future, or if we expand our business operations into Mainland China such that we become subject to them to a greater extent, our ability to conduct our business, invest into or maintain our investment in Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. For example, PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. As of the date of this prospectus supplement, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. Our management have conducted an analysis of the status and scope of our operations, including data compliance, and have concluded that currently we do not expect that PRC laws and regulations on data security, data protection or cybersecurity to be applied to us or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. These risks could result in a material adverse change in our operations and the value of the ADSs and Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Form 20-F.

Risks and uncertainties arising from the legal system in Mainland China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in Mainland China, could result in a material adverse change in our operations and the value of our Class A ordinary shares and the ADSs. For more details, see “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

The PRC government has significant authority to regulate, influence or intervene in the Mainland China operations of an offshore holding company at any time. It also oversees and controls and may exert more control over offerings conducted outside China by, and foreign investment in, China-based issuers. We cannot assure you that such oversight and control will not be extended to companies operating in Hong Kong such as us. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer the ADSs and Class A ordinary shares, result in a material adverse change to our business operations, and damage our reputation, which could cause the ADSs and Class A ordinary shares to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Mainland China and Hong Kong, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in our 2021 Form 20-F.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit the Class A ordinary shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file the annual report on Form 20-F for the fiscal year ended December 31, 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a

Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections,” and “Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in Mainland China and Hong Kong. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Permissions Required from the PRC Authorities for Our Operations

As of the date of this prospectus supplement, we do not have any subsidiary or material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. We have not offered any products or services to Mainland Chinese consumers and we do not have any offices in Mainland China or any staff located in Mainland China. As such, we believe we are not required to obtain any permission from PRC authorities to operate and issue our securities to foreign investors as of the date of this prospectus supplement, including permissions from the China Securities Regulatory Commission, or the CSRC, or the Cyberspace Administration of China, or the CAC. As of the date of this prospectus supplement, we have not been denied any permission or approval from the CSRC or the CAC.

Notwithstanding the foregoing, if (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. See also “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—If we were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC authorities in connection with our overseas offering under PRC law, we may be fined or subject to other sanctions, and our business, reputation, financial condition, and results of operations may be materially and adversely affected” in our 2021 Form 20-F.

Cash Transfers and Dividend Distribution

We conduct the majority of our operations in Hong Kong and maintain our bank accounts and balances primarily in licensed banks in Hong Kong and the United States. Out of our total bank balances of HK$1,078.4 million (US$138.2 million) as of December 31, 2022, none was maintained in China. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances, and there are currently no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong.

The following table sets forth the material cash transfers in the form of cash advances in both directions that occurred between our Cayman Islands holding company and our subsidiaries in 2022.

Subsidiaries	To Holding Company HK$ (in million)	From Holding Company HK$ (in million)
AMTD Global Markets Limited(1)	355.8	123.0

Note:

(1)

AMTD Global Markets Limited is no longer a subsidiary of ours after we transferred our subsidiary AMTD Securities Limited, which directly held 100% of equity interest in AMTD Global Markets Limited, to certain independent purchasers in December 2022.

No material transfer of other assets was made between our holding company and subsidiaries in 2022.

We intend to settle amounts owed between our Cayman Islands holding company and our subsidiaries to the extent required by our business operations.

There are no significant tax consequences when our subsidiaries make any dividends or distributions to our holding company. No such dividends or distributions were made by a subsidiary to our holding company in the past, and no dividend or distribution is intended to be made by a subsidiary to our holding company in the near future.

Our board of directors will review and consider whether to distribute earnings from time to time. If our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

AMTD IDEA Group is a holding company incorporated as an exempted company with limited liability under the Cayman Islands law, and our ability to pay dividends depends upon dividends paid by our subsidiaries. The ability of our subsidiaries to pay dividends to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. One of our subsidiaries AMTD Risk Solutions Group Limited, a licensed insurance intermediary under the Insurance Ordinance (Cap. 41) of Hong Kong, is subject to minimum paid-up capital requirements under relevant rules.

Our Cayman Islands holding company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, and no such dividend or distribution is intended to be made by our Cayman Islands holding company in the near future. U.S. investors will not be subject to Cayman Islands or Hong Kong taxation and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. See “Taxation—United States Federal Income Tax Considerations—Dividends.”

There are no other significant restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, and there are no significant foreign exchange and fund transfer restrictions on cash transfers between entities within our group, across borders, and to U.S. investors.

The foregoing notwithstanding, the PRC government has significant authority to intervene or influence the Mainland China operations of an offshore holding company at any time, and such oversight may also extend to companies operating in Hong Kong like us. We cannot assure you that the PRC government will not prevent us from transferring the cash we maintain in Hong Kong outside of PRC, or restrict our ability to deploy our cash into business or to pay dividends. We could also be subject to limitations on the transfer or the use of our cash if we expand our business operations into Mainland China or conduct our operations in some other ways such that we become subject to PRC laws that regulate these activities. Any limitation on our ability to transfer or use our cash could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

Our Dual Class Voting Structure and Controlling Shareholder

Under our dual-class share structure, our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of our shareholders on a poll at general meetings, holders of Class B ordinary shares will be entitled to twenty votes per share, while holders of Class A ordinary shares will be entitled to one vote per share based on our dual-class share structure. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment, or disposition of any Class B ordinary shares by a holder thereof to any person other than our founder, Dr. Calvin Choi, or any other person or entity designated by Dr. Choi, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares.

As of the date of this prospectus supplement, our Controlling Shareholder and Dr. Choi beneficially owned all of our issued and outstanding Class B ordinary shares (excluding the treasury shares held by the Company). These Class B ordinary shares constitute approximately 41.9% of our total issued and outstanding ordinary shares and 95.7% of the aggregate voting power of our total issued and outstanding ordinary shares due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs and Class A ordinary shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the New York Stock Exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the New York Stock Exchange corporate governance standards.

Corporate Information

Our principal executive offices are located at 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong. Our telephone number at this address is +852 3163-3389. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711. Our website is https://www.amtdinc.com. The information on our websites should not be deemed to be part of this prospectus supplement. The SEC also maintains a website at https://www.sec.gov that contains reports, proxy, and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

THE OFFERING

Offering Price	US$2.08 per ADS.

ADSs Offered by Us	45,000,000 ADSs.

The ADSs	Each ADS represents two Class A ordinary shares. See “Description of American Depositary Shares” in the accompanying prospectus.

ADSs Outstanding Immediately After This Offering	67,513,264 ADSs

Investors	We have entered into share subscription agreements with each of Mint International (Holding) Trust Ltd, GH Investment Office Ltd., Radiant Centric Investment Inc., Hilburg Universal Holdings Group and Pioneer Holding Inc., or the investors, for the purchase of the securities being offered hereby. In this offering, Mint International (Holding) Trust Ltd will purchase 10,000,000 ADSs, GH Investment Office Ltd. will purchase 8,750,000 ADSs, Radiant Centric Investment Inc. will purchase 9,500,000 ADSs, Hilburg Universal Holdings Group will purchase 8,750,000 ADSs, and Pioneer Holding Inc. will purchase 8,000,000 ADSs, each at a price of US$2.08 per ADS.

Class A Ordinary Shares Outstanding Immediately After This Offering	234,077,210 Class A ordinary shares.

Ordinary Shares Outstanding Immediately After This Offering	467,604,189 ordinary shares, comprised of 234,077,210 Class A ordinary shares and 233,526,979 Class B ordinary shares.

Use of Proceeds	We estimate that the proceeds from this offering will be US$93.6 million, before deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to further strengthen our balance sheet, providing us flexibility to fund our growth strategies that may include: expansion of our business operations, development of technology infrastructure, continued investment in the “AMTD SpiderNet” ecosystem, and future acquisitions and partnerships.

The foregoing represents our current intentions to use and allocate the net proceeds from this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above. To the extent that a certain portion or all of the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment grade, interest-bearing instruments or hold them as cash. See “Use of Proceeds” for more information.

Risk Factors	See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in the Class A ordinary shares and ADSs.

Payment and Settlement	We expect to deliver the ADSs against payment therefor on or around April 30, 2023.

Listing	The ADSs are listed on the New York Stock Exchange under the symbol “AMTD.” The Class A ordinary shares are listed on the SGX-ST under the symbol “HKB.”

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statements of profit or loss and other comprehensive income data and selected consolidated cash flow data for the years ended December 31, 2020, 2021, and 2022 and selected consolidated statements of financial position data as of December 31, 2021 and 2022 have been derived from our audited consolidated financial statements included in Exhibits 99.1 to our current report on Form 6-K furnished to the SEC on April 21, 2023 (File No. 001-39006), which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our audited consolidated financial statements are prepared and presented in accordance with the International Financial Reporting Standards, or IFRS, issued by the International Accounting Standard Board, or IASB.

The selected consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate results expected for any future periods.

The following table sets forth certain consolidated statements of profit or loss and other comprehensive income data for the periods indicated.

	For the Year Ended December 31,
	2018	2019	2020	2021	2022
	HK$	HK$	HK$	HK$	HK$	US$
	(in thousands, except for share, per share and per ADS data)
Selected Consolidated Statements of Profit or Loss and Other Comprehensive Income Data
Revenue
Capital market solutions services income	367,538	580,006	607,263	680,478	581,933	74,592
Digital solutions and other services income	—	—	—	—	183,573	23,530
Fashion and luxury media advertising and marketing services	—	—	—	—	59,679	7,650
Dividend and gain related to disposed investments	99,228	100,552	171,027	173,823	223,343	28,628

Sub-total	466,766	680,558	778,290	854,301	1,048,528	134,400
Net fair value changes on investments, stock loan and derivatives	256,460	523,616	340,250	543,543	323,353	41,448

Total revenue	723,226	1,204,174	1,118,540	1,397,844	1,371,881	175,848
Other income	15,393	22,090	111,867	125,538	141,462	18,133
Other gain	—	—	—	—	153,488	19,674
Impairment losses under expected credit loss model on financial assets	—	—	(17,109)	—	(3,920)	(502)
Other operating expenses, staff costs and finance costs	(129,654)	(237,010)	(219,643)	(192,206)	(314,559)	(40,320)
Net fair value changes on derivative financial liability	—	—	7,765	—	13,347	1,711

Profit before tax	608,965	989,254	1,001,420	1,331,176	1,361,699	174,544
Income tax (expense)/credit	(83,840)	(158,350)	137,541	(109,295)	(104,984)	(13,457)

Profit for the year	525,125	830,904	1,138,961	1,221,881	1,256,715	161,087

	For the Year Ended December 31,
	2018	2019	2020	2021	2022
	HK$	HK$	HK$	HK$	HK$	US$
	(in thousands, except for share, per share and per ADS data)
Other comprehensive income for the year	—	—	1,022	739	1,792	230
Profit and other comprehensive income attributable to:
—Ordinary shareholders	468,061	938,272	1,060,996	1,096,896	1,113,282	142,701
—Holders of perpetual securities	—	—	78,987	125,743	122,971	15,763
Non-controlling interests	57,064	(107,368)	—	(19)	22,253	2,852
Total comprehensive income for the year	525,125	830,904	1,139,983	1,222,620	1,258,506	161,316

Class A ordinary shares:
Profit per share attributable to ordinary shareholders
Basic	—	4.34	4.34	4.81	3.71	0.48
Diluted	—	4.34	4.22	4.81	3.71	0.48
Weighted average number of ordinary shares used in per share calculation
Basic	—	16,113	57,474	62,328	138,491	138,491
Diluted	—	16,117	58,966	62,328	138,491	138,491
Class B ordinary shares:
Profit per share attributable to ordinary shareholders
Basic	2.34	4.34	4.34	4.81	3.71	0.48
Diluted	2.34	4.34	4.34	4.81	3.71	0.48
Weighted average number of ordinary shares used in per share calculation
Basic	200,000	200,149	186,987	165,666	160,960	160,960
Diluted	200,000	200,205	186,987	165,666	160,960	160,960

	As of December 31,
	2018	2019	2020	2021	2022
	HK$	HK$	HK$	HK$	HK$	US$
	(in thousands)
Selected Consolidated Statements of Financial Position Data
Total non-current assets	15,302	15,202	2,209,103	2,801,265	2,338,092	299,698
Total current assets	7,091,887	8,255,491	8,317,188	3,885,573	5,933,200	760,520

Total assets	7,107,189	8,270,693	10,526,291	6,686,838	8,271,292	1,060,218

Total non-current liabilities (interest-bearing)	—	116,810	116,233	125,723	3,569	457
Total non-current liabilities (non-interest-bearing)	163,357	242,914	—	—	25,786	3,305
Total current liabilities (interest-bearing)	322,000	317,722	232,280	388,871	156,910	20,113
Total current liabilities (non-interest-bearing)	3,427,430	764,752	453,602	383,371	268,399	34,404

Total liabilities	3,912,787	1,442,198	802,115	897,965	454,664	58,279
Share capital and capital reserve	1,312,960	4,551,380	4,551,380	4,551,376	7,734,752	991,444
Treasury shares	—	—	—	(5,000,000)	(7,500,000)	(961,354)
Exchange reserve	—	—	1,023	1,467	4,742	608
Retained profits	1,338,842	2,277,115	3,337,088	4,449,490	5,559,498	712,619
Total ordinary shareholders’ equity	2,651,802	6,828,495	7,889,491	4,002,333	5,798,992	743,317
Non-controlling interests	542,600	—	—	15,496	247,242	31,692
Holders of perpetual securities	—	—	1,834,685	1,771,044	1,770,394	226,930

Total equity	3,194,402	6,828,495	9,724,176	5,788,873	7,816,628	1,001,939

Total liabilities and equity	7,107,189	8,270,693	10,526,291	6,686,838	8,271,292	1,060,218

RISK FACTORS

An investment in the Class A ordinary shares or ADSs involves risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of the Class A ordinary shares and ADSs could decline, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.

Risks Relating to Doing Business in Mainland China and Hong Kong

The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report incorporated by reference in this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in Greater China, with operations in and who performs audit operations of registrants in China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in the Class A ordinary shares and ADSs were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in the Class A ordinary shares and ADSs would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in the Class A ordinary shares and ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

The ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in Mainland China and Hong Kong. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit the Class A ordinary shares and the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On

December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file the annual report on Form 20-F for the fiscal year ended December 31, 2022.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If the Class A ordinary shares and the ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for the Class A ordinary shares or ADSs will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase the Class A ordinary shares and ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A ordinary shares and ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

Risks Relating to Our Business and Industries

Any negative publicity with respect to us, our founder, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

Our reputation and brand recognition play an important role in earning and maintaining the trust and confidence of our existing and prospective clients. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Negative publicity about us, such as alleged misconduct, other improper activities, or negative rumors or investigations relating to our business, shareholders, or other beneficial owners, founder, affiliates, directors, officers, or other employees, can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed. For example, there have been allegations about certain regulatory matters in relation to the HKSFC against Dr. Calvin Choi, our founder, in relation to his previous work at a different financial firm independent from us, and against AMTD Global Markets Limited, a former subsidiary of ours, in relation to certain business matters. These allegations or investigations, even if unproven or meritless, may lead to additional inquiries, investigations, or other legal actions against us, our shareholders, founder, affiliates, directors, officers, or other employees by any regulatory or government authorities. Any such regulatory inquiries or investigations and lawsuits, and perceptions of conflicts of interest, inappropriate business conduct by us or perceived wrongdoing by any key member of our management team, board of directors or founder, among other things, could substantially damage our reputation regardless of their merits, and cause us to incur significant costs to defend ourselves. As we reinforce our ecosystem and stay close to our clients and other “AMTD SpiderNet” stakeholders, any negative market perception or publicity on our business partners that we closely cooperate with, or any regulatory inquiries or investigations and lawsuits initiated against them, may also have an impact on our brand and reputation, or subject us to regulatory inquiries or investigations or lawsuits. Moreover, any negative media publicity about the financial services industry in general or product or service quality problems of other firms in the industry in which we operate, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients, third-party partners, and key employees could be harmed and, as a result, our business, financial position, and results of operations would be materially and adversely affected.

We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

Operating in the financial services industry may subject us to significant risks, including the risk of lawsuits and other legal exposures relating to compliance with regulatory requirements and industry practices in areas such as information disclosure, sales or underwriting practices, fraud and misconduct, and protection of sensitive and confidential client information. From time to time we may be subject to lawsuits and arbitration claims in the ordinary course of our business brought by external parties or disgruntled current or former employees, inquiries, investigations, and proceedings by regulatory and other governmental agencies. We may also be subject to lawsuits and arbitration claims brought by our portfolio companies or other shareholders of such companies or otherwise in relation to our strategic investments. For example, in 2022, Bank of Qingdao, one of our portfolio companies, brought a lawsuit in Hong Kong against AMTD Global Markets Limited, a former subsidiary of ours, over alleged breach of contract. We believe this lawsuit is without merit and vigorously defended against it prior to the disposal of AMTD Global Markets Limited. Concurrently, AMTD Global Markets Limited also brought a lawsuit against Bank of Qingdao over alleged breach of contract. Any claims brought against us, with or without merits, may result in administrative measures, settlements, injunctions, fines, penalties, negative publicities, or other results adverse to us that could have material adverse effect on our reputation, business, financial condition, results of operations, and prospects. Even if we are successful in defending ourselves against these actions, the costs of such defense may be significant.

In market downturns, the number of legal claims and amount of damages sought in litigation and regulatory proceedings may increase. In addition, our affiliates may also encounter litigation, regulatory investigations, and proceedings for the practices in their business operations. Our clients may also be involved in litigation, investigation, or other legal proceedings, some of which may relate to transactions that we have advised, whether or not there has been any fault on our part. As we have acted as underwriter in U.S. securities offering transactions for non U.S. clients, we may be involved and named in securities class action lawsuits brought by shareholders. In recent years, non-U.S. issuers have become targets of securities lawsuits and an increasing trend of lawsuits against non-U.S. issuer is noted. Usually, in securities class action lawsuits, plaintiffs are alleging misrepresentation by the securities issuers in their registration statements, but it is quite a common practice that plaintiff will also name the underwriters as defendants in the lawsuit, notwithstanding that the underwriters may not be at fault or have responsibilities in relation to the allegations. In general, underwriters’ responsibilities towards registration statements are defined in the underwriting agreements, and in each U.S. securities offering, the securities issuer has undertaken and provided indemnity to each underwriter in the underwriting agreement. We cannot assure you, however, that we will not be subject to such lawsuits in relation to our role as underwriters for U.S. securities offering transactions.

We have undertaken and may in the future undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

Our strategy includes plans to grow both organically and through possible acquisitions, joint ventures, or other strategic alliances. Joint ventures and strategic alliances may expose us to new operational, regulatory, and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition targets or alliance partners. Even if we identify suitable targets or partners, the evaluation, negotiation, and monitoring of the transactions could require significant management attention and internal resources and we may be unable to complete an acquisition or alliance on terms commercially acceptable to us. The costs of completing an acquisition or alliance may be costly and we may not be able to access funding sources on terms commercially acceptable to us.

We completed the acquisition of AMTD Digital and L’Officiel in 2022, and we are continuing our efforts to integrate them. Recently in February 2023, we acquired 100% of the equity interests in AMTD Assets from AMTD Group and injected AMTD Assets into AMTD Digital. We may encounter difficulties in integrating the acquired entities and businesses, such as difficulties in retention of clients and personnel, challenge of integration and effective deployment of operations or technologies, and assumption of unforeseen or hidden material liabilities or regulatory non-compliance issues. Any of these events could disrupt our business plans and strategies, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the acquisitions, strategic investments, joint ventures, or strategic alliances, and we may be unable to recover our investment in such initiatives. We cannot assure you that we could successfully mitigate or overcome these risks and we cannot guarantee that our efforts to integrate the acquired entities and businesses will succeed or that we will be able to derive the intended benefits from the acquisitions or recover our investment.

We face risks and challenges associated with the recent changes to our businesses.

We have recently effected certain changes to our businesses through acquisitions and other adjustments. Each of the acquisitions we made in 2022 and early 2023 has brought new businesses or service offerings to our organization. For example, AMTD Digital is a digital solutions platform with four main business lines that include digital financial services, digital solutions, digital media, content, and marketing, and digital investments. L’Officiel is a global fashion media holding group that provides print and digital advertising campaigns and value-added marketing services, among other things. AMTD Assets conducts hotel operations and hospitality services in major cities globally, among other things.

Furthermore, we have recently adjusted certain parts of our business operations. We used to operate our capital market solutions business and conduct certain asset management business and professional investment management and advisory services through AMTD Global Markets Limited. In December 2022, we transferred our subsidiary AMTD Securities Limited, which directly held 100% of the equity interest in AMTD Global Markets Limited, to certain independent purchasers. After the transfer of AMTD Securities Limited, we continue to provide capital market solutions (including underwriting in U.S. markets) through other AMTD entities.

We are subject to various risks and uncertainties associated with these changes. We are in the process of integrating the new businesses and adapting to our current organization, and there is no guarantee that our efforts will succeed. The changes may not achieve the expected results and may adversely affect our operations, revenue generation, profitability and future growth. We may experience a loss of continuity, a loss of accumulated knowledge or a loss of efficiency. Any of these events may have a material adverse effect on our business, financial condition and results of operations.

Our subsidiary AMTD Digital operates in the emerging, dynamic, and competitive digital financial services industry, which makes it difficult for investors to evaluate its future prospects, and we cannot assure you that its current or future strategies will be successfully implemented or will generate sustainable profit.

Our subsidiary AMTD Digital primarily operates in Asia’s digital financial services industry. The digital financial services industry is relatively new and rapidly evolving, business models continue to evolve, and the industry may not develop as anticipated. The regulatory framework in Singapore and Hong Kong governing the digital financial services industry is also developing and may remain uncertain in the near future. As the business of AMTD Digital develops and in response to the evolving client needs and market competition, it needs to continually introduce new products and services, improve its existing products and services, or adjust and optimize its business model. In response to new regulatory requirements or industry standards, or in connection with the introduction of new products, it may need to impose more rigorous risk management systems and policies, which may adversely affect the growth of its business. Any significant change to its business model may not achieve expected results and may materially and adversely affect its, and in turn, our, financial condition and results of operations. It is therefore difficult to accurately predict its future prospects.

There are risks and challenges that AMTD Digital encounters or may encounter as an entrant in the newly emerging and rapidly evolving market in which it operates These risks and challenges include its ability to, among other things:

•	maintain the value proposition of AMTD SpiderNet ecosystem;

•	build a well-recognized and respected brand;

•	acquire and/or operate existing or future digital financial licenses;

•	establish and expand its client base;

•	maintain and enhance its relationships with its business partners;

•	attract, retain, and motivate talented employees;

•	anticipate and adapt to changing market conditions and competitive landscape;

•	manage its future growth;

•	ensure that the performance of its products and services meets client expectations;

•	maintain or improve its operational efficiency;

•	navigate a complex and evolving regulatory environment;

•	defend against any legal or regulatory actions;

•	enhance its technology infrastructure and maintain the security of its system and the confidentiality of the information provided and utilized across its system;

•	avoid and remedy operating errors as a result of human or system errors; and

•	identify and address conflicts of interest.

If AMTD Digital fails to address any or all of these risks and challenges, if it fails to educate business partners and clients about the value of its platform and services, if the market for its products and services does not develop as expected, if it fails to address the needs of its target clients, or if it is not able to effectively tackle other risks and challenges that it may encounter, its, and in turn, our, business and results of operations may be adversely affected.

AMTD Digital and our Controlling Shareholder have a limited operating history and experience in the newly developed digital banking business in Asia, which makes it difficult to evaluate the business of AMTD Digital. We cannot assure you that the digital banking initiatives of our Controlling Shareholder and AMTD Digital will develop or succeed as expected.

Airstar Bank, a virtual bank jointly established by our Controlling Shareholder and Xiaomi Corporation, or Xiaomi, provides digital banking services in Hong Kong. Airstar Bank launched a pilot trial of its digital banking services to a limited and selected number of clients, including deposit, loan, and fast payment and remittance in March 2020, and fully launched its platform to the general public in June 2020. It will gradually expand its product and service offerings as its business develops. Our subsidiary AMTD Digital entered into an agreement with our Controlling Shareholder to provide Airstar Bank with the support from the SpiderNet ecosystem solutions services, including resources, capital support, and expertise in the financial services industry to support its business development and support them to gradually build up their own ecosystem for an annual service fee. Airstar Bank expects to rely on the industry experience and technological and operational support of Xiaomi to provide online banking services to retail and corporate clients. The existing client base of Xiaomi and AMTD Group will also initially be a key target customer segment for Airstar Bank. Although we expect Airstar Bank to continuously improve its product designs and services based on client feedback, we cannot assure you that Airstar Bank will be able to achieve the expected results with respect to its product and service offerings.

The limited operating history and experience of our Controlling Shareholder and AMTD Digital in digital banking exposes AMTD Digital to uncertain risks and challenges. We cannot assure you that the online platforms of Airstar Bank will be accepted by clients or that the market for its new products and services will develop as expected. If Airstar Bank is unable to achieve the expected results with respect to the new business development initiatives, the business prospects of AMTD Digital, and in turn, ours, could be materially and adversely affected.

The digital financial services business is subject to intense competition, and our subsidiary AMTD Digital may fail to compete successfully against existing or new competitors, which may reduce demand for its services, reduce operating margins, and further result in loss of market share, departures of qualified employees, and increased capital expenditures.

The digital financial services industry is intensely competitive and subject to rapid change, and we expect it to remain so. Our subsidiary AMTD Digital currently competes primarily in Singapore and Hong Kong, and on the basis of a number of factors, including the ability to adapt to evolving financial needs of a broad spectrum of clients, its ability to identify market demands and business opportunities, the quality of its services, its employees, the range and price of its products and services, its innovation, its reputation, and the strength of its relationships. If it fails to compete effectively against its competitors, its business, financial conditions, results of operations, and prospects will be materially and adversely affected.

Digital banking, digital insurance, digital payment, and digital asset exchange, as integral parts of the digital financial services business of AMTD Digital, generally requires it to react promptly to the evolving demand of its clients and be able to provide innovative financial solutions tailored to their needs. If it is unable to differentiate itself from its competitors, drive value for its clients, or effectively align its resources with its goals and objectives, it may not be able to compete effectively. Its competitors may introduce their own value-added services or solutions more effectively, which could adversely impact its growth. Failure to compete effectively against any of these competitive threats could have a material adverse effect on AMTD Digital and on us. In addition, the highly competitive nature of the industry could lead to increased pricing pressure which could have a material impact on its overall business and results of operations. AMTD Digital may not be able to compete effectively with its competitors at all times and always be able to provide innovative financial solutions that promptly and accurately address its clients’ needs. If this were to happen, its ability to attract new or retain existing clients will suffer, which would materially and adversely affect its revenue and earnings.

Some of the competitors of AMTD Digital include other digital and traditional financial institutions and, within the insurance solutions industry, its competitors include (i) other online insurance product and service platforms, (ii) traditional insurance intermediaries, including agents, brokers, and consultants, (iii) online direct sales channels of large insurance companies, (iv) major internet companies that have commenced insurance distribution businesses, and (v) other online insurance technology companies. Some of its competitors have far broader financial and other resources and significant name recognition than AMTD Digital and us and have the ability to offer a wider range of products, which may enhance their competitive position. They may also offer services which AMTD Digital does not currently provide or more attractive products, which may put it at a competitive disadvantage and could result in pricing pressures or lost opportunities, which in turn could materially and adversely affect its, and in turn, our, results of operations. In addition, it may be at a competitive disadvantage with regard to some of its competitors that have larger client bases, and more professionals.

Our subsidiary L’Officiel operates in a highly competitive industry and faces significant competition for advertising spending from operators of new and traditional advertising channels. If L’Officiel cannot compete successfully, our results of operations would be materially and adversely affected.

The advertising and marketing business is highly competitive and constantly changing. We face competition for general advertising spending from operators of many other forms of advertising channels, including television, print media, Internet and other types of advertising. Our advertising and marketing services compete with other providers of creative, marketing or media services to maintain existing client relationships and to develop new business. Our competitors include not only other large multinational advertising and marketing communications companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Significant competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significant greater brand recognition, financial, marketing or other resources. Significant competition will provide advertising clients with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits.

Competitive challenges also arise from rapidly-evolving and new technologies in the advertising and marketing space, creating opportunities for new and existing competitors and a need for continued significant investment in tools, technologies and process improvements. As data-driven marketing solutions become increasingly core to the success of our advertising and marketing business, any failure to keep up with rapidly changing technologies and standards in this space could harm our competitive position.

The competitive market for advertising and marketing requires us to continuously identify new advertising trends of advertisers and consumers. In response to these new advertising trends, we may need to quickly develop and adopt new formats, features and enhancements for our advertising network and/or cost-effectively expand into additional advertising media and platforms beyond print advertising. We may be required to incur development and acquisition costs in order to keep pace with new advertising trends. If we fail to identify or respond adequately to these changing advertising trends, demand for our advertising and marketing services may decrease and we may not be able to compete effectively or attract advertising clients, which would have a material and adverse effect on our business prospects, financial condition and results of operations.

The hospitality market is highly competitive, and our subsidiary AMTD Assets may be unable to compete successfully with its current or future competitors.

The market to provide hospitality services is highly competitive and fragmented. The barriers to entry are low and new competitors may enter the market at any time. Our current or potential competitors include global hotel brands, regional hotel chains, independent hotels, online travel agencies and home-sharing and rental services and short term/vacation rental. Our competitors may adopt aspects of our business model, which could reduce our ability to differentiate our offerings. Additionally, current or new competitors may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors. Increased competition could result in a reduction in revenue, fewer attractive properties, higher costs or reduced market share.

Furthermore, some of our current or potential competitors, such as major hotel brands, are larger and have more resources than we do. Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, well-established loyalty programs, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. Moreover, the hospitality services industry has experienced significant consolidation, and we expect this trend may continue as companies attempt to strengthen or hold their market positions in a highly competitive industry. Consolidation amongst our competitors will give them increased scale and may enhance their capacity, abilities and resources, as well as lower their cost structures. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. For all of these reasons, AMTD Assets may not be able to compete successfully against current and future competitors.

Our hospitality services are subject to the business, financial, and operating risks inherent to the hospitality industry, any of which could reduce our revenue and limit opportunities for growth.

Our hospitality services through our subsidiary AMTD Assets are subject to a number of business, financial, and operating risks inherent to the hospitality industry, including:

•	competition from hospitality providers in the localities where we operate our hotels and serviced apartments;

•	relationships with business partners;

•

increases in costs due to inflation or other factors that may not be fully offset by increases in revenue in our business, as well as increases in overall prices and the prices of our offerings due to inflation, which could weaken consumer demand for travel and the other products we offer and adversely affect our revenue;

•	the ability of third-party Internet and other travel intermediaries who sell our hospitality services to guests to attract and retain customers;

•	cyclical fluctuations and seasonal volatility in the hospitality industry;

•	changes in desirability of geographic regions of our properties, changes in geographic concentration of our operations and customers, and shortages of desirable locations for development;

•	changes in the supply and demand for hospitality services, including rooms, food and beverage, and other products and services;

•	affluence of tourists, which can be affected by a slowdown in global economy;

•	political instability, pandemics, geopolitical conflict, heightened travel security measures, and other factors that may affect travel; and

•	taxes and governmental regulations affecting wages, prices, interest rates, construction procedures and costs.

Any of these factors could increase our costs or limit or reduce the prices we are able to charge for hospitality products and services, or otherwise affect our ability to maintain existing properties or develop new properties. As a result, any of these factors can reduce our revenue and limit opportunities for growth.

Risks Relating to the ADSs and Our Ordinary Shares

The trading price of the ADSs or Class A ordinary shares may be volatile, which could result in substantial losses to you.

Since the ADSs became listed on the NYSE on August 5, 2019, the trading price of the ADSs has ranged from US$0.97 to US$16.53. The trading prices of the ADSs or Class A ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other U.S.- or Singapore-listed companies based in the Greater China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong- and Mainland China-based, U.S.-listed or Singapore-listed companies, which consequently may affect the trading performance of the ADSs or Class A ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of the ADSs or Class A ordinary shares.

In addition to the above factors, the price and trading volume of the ADSs or Class A ordinary shares may be highly volatile due to multiple factors, including the following:

•	regulatory developments affecting us or our industry;

•	variations in our revenue, profit, and cash flow;

•	changes in the economic performance or market valuations of other financial services firms;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, our business partners, or our industry;

•	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•	additions to or departures of our senior management;

•	litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholders;

•	release or expiry of any transfer restrictions on our outstanding shares or the ADSs; and

•	sales or perceived potential sales of additional ordinary shares or ADSs.

Any of these factors may result in large and sudden changes in the volume and price at which the ADSs or Class A ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year. If we are a PFIC for any taxable year, United States investors in the ADSs or ordinary shares could be subject to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (i) 75% or more of our gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the average quarterly value of our assets during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). Based upon our current income and assets, including goodwill and the value of the assets held by our strategic investment business, we believe that we were not a PFIC for 2022.

There can be no assurance regarding our PFIC status for the foreseeable future, however, because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the ADSs or Class A ordinary shares (and the ADSs or shares of certain of our listed affiliates) may cause us to become a PFIC for subsequent taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to our market capitalization (determined based on the market price of the ADSs or Class

A ordinary shares from time to time) as well as the market capitalization from time to time of such listed affiliates, in each case, which may be volatile. Recent fluctuations in our market capitalization and that of certain of our listed affiliates may create risks that we may be classified as a PFIC for the foreseeable future. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming a PFIC in any single year. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for any single year.

If we are a PFIC in any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, such holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such holder holds our ADSs or ordinary shares, even if we do not satisfy either of the above tests to be classified as a PFIC in a subsequent year.

Risks Relating to the Unaudited Pro Forma Financial Information

The unaudited pro forma financial information included in this prospectus supplement is presented for illustrative purposes only and may not be indicative of our consolidated financial condition or results of operations after giving effect to the acquisition of AMTD Digital.

The unaudited pro forma financial information included in “Unaudited Pro Forma Consolidated Financial Information” in this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates, and may not be indicative of our consolidated financial condition or results of operations after giving effect to the acquisition of AMTD Digital. See “Unaudited Pro Forma Consolidated Financial Information” for details. Our actual financial condition and results of operations after giving effect to such acquisition may not be consistent with, or evident from, our unaudited pro forma financial information. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations after giving effect to such acquisition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the years ended December 31, 2021 and 2022 in conjunction with the audited consolidated financial statements and the related notes for the years ended December 31, 2020, 2021 and 2022 included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on April 21, 2023 and “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F, both of which are incorporated by reference in this prospectus supplement. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk factors” or in other parts of this prospectus supplement, the accompanying prospectus, or documents incorporated by reference in this prospectus supplement.

Results of Operations for the Year Ended December 31, 2022

Set forth below is a discussion of our results of operations for the years ended December 31, 2021 and 2022. The discussion of our financial information for the years ended December 31, 2020 and 2021 is set forth in “Item 5. Operating and Financial Review and Prospectus” in our 2021 Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Revenue

Our revenue consists of (i) revenue from contracts with customers, (ii) dividend and gain related to disposed investment, and (iii) net fair value changes on financial assets at fair value through profit or loss, or FVTPL, and derivatives.

Revenue from contracts with customers. Our revenue increased by 21.3% from HK$680.5 million in 2021 to HK$825.2 million (US$105.8 million) in 2022, primarily due to a change in revenue mix resulting from our successful strategic business expansion. Our acquisitions of AMTD Digital and L’Officiel during the year have brought in new income sources, including revenue generated from digital solutions and other services of HK$183.5 million (US$23.5 million) and fashion and luxury media advertising and marketing services of HK$59.7 million (US$7.6 million).

Dividend and gain related to disposed investment. Our dividend and gain related to disposed investment increased by 28.5% from HK$173.8 million in 2021 to HK$223.3 million (US$28.6 million) in 2022, primarily due to an increase in net gain from disposal of financial instruments.

Net fair value changes on investment and derivative. The net fair value gain amounted to HK$323.4 million (US$41.4 million) in 2022, representing a decrease of 40.5% as compared to 2021, primarily due to a decrease in the fair value of our investment portfolio of HK$759.0 (US$97.3 million) partially offset by an increase in derivative financial assets of HK$538.8 million (US$69.1 million).

Other income

Our other income increased by 12.7% from HK$125.5 million in 2021 to HK$141.5 million (US$18.1 million) in 2022, primarily attributable to additional interest income derived from loan notes due from independent third parties and stock lending agreement of an aggregate of HK$51.3 million (US$6.6 million), offset by a decrease in the net average outstanding balance due from our immediate holding company, which was interest-bearing.

Other gain

Our other gain was nil in 2021 and HK$153.5 million (US$19.7 million) in 2022. Our other gain in 2022 was attributable to the gain arising from a bargain purchase of HK$38.0 million (US$4.9 million) and disposal of subsidiaries of HK$115.5 million (US$14.8 million).

Other operating expenses

Our other operating expenses increased by 113.1% from HK$83.8 million in 2021 to HK$178.6 million (US$22.9 million) in 2022, primarily due to (i) an increase in professional and consulting fee of HK$49.1 million (US$6.3 million), (ii) an increase of an aggregate of HK$23.4 million (US$3.0 million) in advertising and marketing services fee and brand promotional expenses as well as traveling and business development expenses and (iii) an increase in amortization of HK$5.7 million (US$0.7 million), as a result of acquisition of AMTD Digital and L’Officiel during the year.

Staff costs

Our staff costs increased by 35.2% from HK$95.6 million in 2021 to HK$129.3 million (US$16.6 million) in 2022, primarily due to the acquisitions of AMTD Digital and L’Officiel during the year.

Finance costs

Our finance costs decreased by 47.5% from HK$12.8 million in 2021 to HK$6.7 million (US$0.9 million) in 2022, primarily due to the repayment of bank borrowings.

Income tax expense

Income tax expense remained stable, amounting to HK$109.3 million in 2021 and HK$105.0 million (US$13.5 million) in 2022.

Profit for the year

As a result of the foregoing, our profit increased by 2.9% from HK$1,221.9 million in 2021 to HK$1,256.7 million (US$161.1 million) in 2022.

Segment Information

We report our results of operations in four reportable segments: capital market solutions, digital solutions and other services, fashion and luxury media advertising and marketing services, and strategic investment. The following table sets forth certain financial information of our reportable segments for the periods presented.

	For the Year Ended December 31,
	2021	2022
	HK$	HK$	US$
	(in thousands)
Capital market solutions
Segment revenue	680,478	581,933	74,592
Segment results(1)	658,504	564,983	72,420
Digital solutions and other services
Segment revenue	—	183,573	23,530
Segment results(1)	—	166,805	21,381
Fashion and luxury media advertising and marketing services
Segment revenue	—	59,679	7,650
Segment results(1)	—	21,338	2,735
Strategic Investment
Segment revenue	717,367	546,696	70,076
Segment results(1)	717,367	546,696	70,076

Total segment results	1,375,871	1,299,822	166,612

Note:

(1)

The segment results represent segment revenue that excludes (i) corporate and other unallocated expenses, (ii) unallocated finance costs, (iii) unallocated net changes in fair value on derivative financial liability, (iv) unallocated other income, and (v) unallocated other gain.

We started to provide hotel operations and hospitality services through our subsidiary AMTD Assets in February 2023.

Selected Items on the Consolidated Statements of Financial Position

Accounts receivable

Our accounts receivable consists of (i) receivable from capital market solutions services, (ii) commission receivable from insurance brokerage, (iii) receivable from digital solutions and other services, and (iv) receivable from fashion and luxury media advertising and marketing services.

	As of December 31,
	2021	2022
	HK$	HK$	US$
	(in thousands)
Accounts receivable:
Receivable from capital market solutions services	86,515	81,615	10,461
Commission receivable from insurance brokerage	—	2,718	348
Receivable from digital solutions and other services	—	81,844	10,491
Receivable from fashion and luxury media advertising and marketing services	—	21,497	2,755

Total	86,515	187,674	24,055

Our accounts receivable increased by 116.9% from HK$86.5 million as of December 31, 2021 to HK$187.7 million (US$24.1 million) as of December 31, 2022, primarily due to an increase in receivable from two new revenue streams through acquisition of AMTD Digital and L’Officiel, including receivable from digital solutions and other services of HK$81.8 million (US$10.5 million) and receivable from fashion and luxury media advertising and marketing services of US$21.5 million (US$2.8 million).

The following table sets forth an aging analysis of accounts receivable as of the dates indicated, based on the invoice date, net of loss allowance.

	As of December 31,
	2021	2022
	HK$	HK$	US$
	(in thousands)
Not yet due	74,048	177,754	22,784
Past due
– Within 1 month	54	7,271	932
– 1 to 3 months	5,166	1,545	198
– Over 3 months	7,247	1,104	141

Total	86,515	187,674	24,055

Our accounts receivable not yet past due increased by 140.1% from HK$74.0 million as of December 31, 2021 to HK$177.8 million (US$22.8 million) as of December 31, 2022, primarily attributable to receivables arising from acquisition of AMTD Digital and L’Officiel, which also lead to an increase in accounts receivable past due within 1 month. The decreases in accounts receivable past due for 1 to 3 months and over 3 months were primarily due to disposal of subsidiaries during the year.

Due from immediate holding company

Balances with immediate holding company were primarily attributable to inter-company fund transfers carried out among the entities within AMTD Group as part of the central treasury function. On August 5, 2019, and July 15, 2022, we entered into an intercompany financing agreement with our immediate holding company. Any intercompany receivables and payables balances with the immediate holding company and other subsidiaries of AMTD Group would be settled on a net basis and the net balance bears an interest at 2% per annum. Our treasury function was conducted centrally under AMTD Group. The amount of our due from immediate holding company decreased from HK$2.1 billion as of December 31, 2021 to HK$2.2 billion (US$0.3 billion) as of December 31, 2022, primarily due to the net effect of the (i) acquisition of AMTD Digital and (ii) repurchase of shares from AMTD Group amounting to HK$2.5 billion (US$320.5 million).

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss primarily consist of (i) listed equity shares at quoted prices, (ii) unlisted equity shares, and (iii) movie income right investments, all of which are related to our strategic investment business.

Our financial assets at fair value through profit or loss decreased from HK$2.8 billion as of December 31, 2021 to HK$1.5 billion (US$0.2 billion) as of December 31, 2022, primarily attributable to (i) the derecognition of investment in AMTD Digital as financial assets at FVTPL upon our acquisition of HK$1.3 billion (US$166.7 million), (ii) additional investments of HK$399.7 million (US$51.2 million) made in 2022, (iii) disposal of investments of HK$377.9 million (US$48.4 million) in 2022, and (iv) a net depreciation in value of HK$91.1 million (US$11.7 million).

Derivative financial asset

Our derivative financial asset mainly represented the derivative contracts of “Upside Participation and Profit Distribution Agreements” entered into with a counterparty in order to hedge against adverse movement in the share price of our investments in listed shares.

The fair value of our derivative financial asset increased by 48.8% from HK$969.9 million as of December 31, 2021 to HK$1,443.1 million (US$185.0 million) as of December 31, 2022, primarily due to price movement of the underlying listed shares.

Accounts payable

Our accounts payable consists of (i) payables to suppliers of fashion and luxury media advertising and marketing services, (ii) clients’ monies held on trust, and (iii) others.

	As of December 31,
	2021	2022
	HK$	HK$	US$
	(in thousands)
Accounts payable:
Payables to suppliers of fashion and luxury media advertising and marketing services	—	76,779	9,842
Clients’ monies held on trust	146,284	—	—
Others	8,738	5,536	710

Total	155,022	82,315	10,552

Our accounts payable decreased by 46.9% from HK$155.0 million as of December 31, 2021 to HK$82.3 million (US$10.6 million) as of December 31, 2022, primarily due to the decrease in clients’ monies held on trust resulting from the disposal of subsidiaries of HK$146.3 million (US$18.8 million), offsetting with an increase in payables to suppliers of fashion and luxury media advertising and marketing services arising from the acquisition of L’Officiel.

Bank borrowings

Bank borrowings were unsecured and bore contractual interest rate of 6.3% per annum. Our total bank borrowing facilities was US$20.1 million and Euro0.5 thousand (equivalent to HK$160.6 million) as of December 31, 2022, of which HK$160.5 million were utilized.

Perpetual securities

As at December 31, 2022, the total amount of active perpetual securities was US$200 million and S$38.8 million.

Liquidity and Cash Flows

As of December 31, 2022, we had HK$1.1 billion (US$138.2 million) in cash and cash equivalents. Our cash and cash equivalents primarily consist of cash on hand and general bank balances. We believe that our current cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements, capital expenditures, and debt repayment obligations for at least the next 12 months. We may from time to time decide to enhance our liquidity position or increase our cash reserve for future operations and investments through additional financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increasing fixed obligations and could result in operating covenants that would restrict our operations.

Net cash generated from operating activities in 2022 was HK$209.2 million (US$26.8 million), which consists of our profit before tax of HK$1,361.7 million (US$174.5 million) as adjusted for non-cash items and the effects of changes in operating assets and liabilities. Adjustments for non-cash items primarily included HK$509.8 million (US$65.4 million) of net fair value gain and disposal gain on financial assets at fair value through profit or loss, stock loan and derivative financial asset in connection with our strategic investment business, HK$38.0 million (US$4.9 million) of gain from a bargain purchase, and HK$115.5 million (US$14.8 million) of gain from disposal of subsidiaries, partially offset by HK$6.7 million (US$0.9 million) of finance costs relating to our bank borrowings and convertible bond. The principal items accounting for the changes in operating assets and liabilities were (i) HK$227.9 (US$29.2 million) of increase in accounts receivable, (ii) HK$89.1 million (US$11.4 million) of decrease in other payables and accruals, partially offset by (iii) HK$60.3 million (US$7.7 million) of changes in accounts payable and other assets, and (iv) HK$89.6 million (US$11.5 million) of decrease in prepayments, deposits and other receivables.

Net cash used in investing activities in 2022 was HK$576.6 million (US$73.9 million), which was attributable to (i) a net increase in advance to immediate holding company of HK$535.9 million (US$68.7 million) for group treasury management purpose, (ii) payments for acquisitions of financial assets of HK$37.5 million (US$4.8 million), and (iii) a net outflow of HK$3.3 million (US$0.4 million) arising from disposals of financial assets and subsidiaries, acquisitions of subsidiaries, and return from investments.

Net cash generated from financing activities in 2022 was HK$917.3 million (US$117.6 million), which was mainly due to net proceeds from the listing of AMTD Digital.

Capital Expenditures

Our capital expenditures were insignificant in 2021 and 2022. In these periods, our capital expenditures were primarily used for purchases of office equipment. We will continue to make capital expenditures to meet the expected growth of our business. We intend to fund our future capital expenditures with our existing cash balance and proceeds from our financing activities.

USE OF PROCEEDS

We estimate that we will receive proceeds from this offering of US$93.6 million, before deducting estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering to further strengthen our balance sheet, providing us flexibility to fund our growth strategies that may include: expansion of our business operations, development of technology infrastructure, continued investment in the “AMTD SpiderNet” ecosystem, and future acquisitions and partnerships. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment grade, interest-bearing instruments or hold them as cash.

While we currently anticipate that we will use the net proceeds from this offering as outlined above based upon our present plans and business conditions, our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

•	on an actual basis; and

•

on an as adjusted basis to give effect to our issuance and sale of 45,000,000 ADSs, representing 90,000,000 Class A ordinary shares pursuant to this prospectus supplement, at an offering price of US$2.08 per ADS, resulting in estimated net proceeds of US$93.6 million, after deducting estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes included in Exhibits 99.1 to our current report on Form 6-K furnished to the SEC on April 21, 2023 (File No. 001-39006), which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual		As Adjusted (This Offering)
	HK$	US$	HK$	US$
	(in thousands)		(in thousands)
Long term bank borrowings	3,569	457	3,569	457
Shareholders’ Equity:
Class A ordinary shares	93	12	163	21
Class B ordinary shares	203	26	203	26
Treasury shares	(7,500,000)	(961,354)	(7,500,000)	(961,354)
Capital reserve	7,734,456	991,406	8,464,606	1,084,997
Exchange reserve	4,742	608	4,742	608
Retained profits	5,559,498	712,619	5,559,498	712,619

Total equity attributable to ordinary shareholders of the Company	5,798,992	743,317	6,529,212	836,917
Non-controlling interests	247,242	31,692	247,242	31,692
Perpetual securities	1,770,394	226,930	1,770,394	226,930

Total shareholders’ equity	7,816,628	1,001,939	8,546,848	1,095,539

Total capitalization	7,820,197	1,002,396	8,550,417	1,095,996

DILUTION

As of December 31, 2022, we had a net tangible book value of US$897.5 million, corresponding to a net tangible book value of US$6.61 per ADS or US$3.31 per ordinary share. Net tangible book value per share represents the amount of our total tangible assets, minus our total liabilities, divided by the total number of our shares outstanding at December 31, 2022.

After giving effect to the sale by us of 45,000,000 ADSs, representing 90,000,000 Class A ordinary shares, in this offering, and based on an offering price of US$1.04 per share and after deducting the estimated offering expenses payable by us, our estimated net tangible book value at December 31, 2022 would have been approximately US$990.3 million, representing US$5.48 per ADS, or US$2.74 per ordinary share. This represents an immediate decrease in net tangible book value of US$1.13 per ADS, or US$0.57 per ordinary share, to existing shareholders and an immediate increment in net tangible book value of US$3.40 per ADS, or US$1.70 per ordinary share, to the investors purchasing ADSs in this offering. Increment for this purpose represents the difference between the price per Class A ordinary share paid by the investors and net tangible book value per ordinary share immediately after the completion of this offering.

The following table illustrates this increment to the investors in this offering:

	Per Ordinary Share	Per ADS
	US$	US$
Net tangible book value per ordinary share or ADS as of December 31, 2022	3.31	6.61
Decrease in net tangible book value per ordinary share or ADS attributable to existing investors	0.57	1.13
Pro forma net tangible book value per ordinary share or ADS after this offering	2.74	5.48
Increment per Class A ordinary share or ADS to new investors	1.70	3.40
Percentage of increment in net tangible book value per Class A ordinary share or ADS for new investors(1)	163%	163%

Note:

(1)	Percentage of increment for new investors is calculated by dividing the increment in net tangible book value for new investors by the price of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus supplement by:

•	each of our directors and executive officers; and

•	each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the shareholder table below are based on 377,604,189 ordinary shares issued and outstanding as of the date of this prospectus supplement, comprising of (i) 144,077,210 Class A ordinary shares, and (ii) 233,526,979 Class B ordinary shares.

	Ordinary Shares Beneficially Owned Prior to This Offering				Ordinary Shares Beneficially Owned After This Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of Beneficial Ownership†	Percentage of Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of Beneficial Ownership†	Percentage of Voting Power††
Directors and Executive Officers:*
Dr. Feridun Hamdullahpur(1)	—	—	—	—	—	—	—	—
Dr. Timothy Tong	—	—	—	—	—	—	—	—
Dr. Annie Koh(2)	—	—	—	—	—	—	—	—
Marcellus Wong	—	—	—	—	—	—	—	—
Raymond Yung	—	—	—	—	—	—	—	—
William Fung	—	—	—	—	—	—	—	—
Xavier Ho Sum Zee	—	—	—	—	—	—	—	—
Jason Man Chun Chiu	—	—	—	—	—	—	—	—
Bert Chun Lung Tsang	—	—	—	—	—	—	—	—
All directors and executive officers as a group	—	—	—	—	—	—	—	—
Principal Shareholders:
AMTD Group(3)	41,729,647	143,274,449	49.0	87.8	41,729,647	143,274,449	39.6	85.5
Infinity Power Investments Limited(4)	13,718,791	62,161,528	20.1	51.4	13,718,791	62,161,528	16.2	50.0
Century City International Holdings Limited(5)	21,844,724	—	5.8	0.7	21,844,724	—	4.7	0.6

Notes:

*	Less than 1% of our total outstanding ordinary shares.
**	Except as indicated otherwise below, the business address of our directors and executive officers is 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong.
†

Beneficial ownership is determined in accordance with the SEC rules, and includes voting or investment power with respect to the securities. For each person and group included in this column, percentage of beneficial ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of option, warrant, or other right within 60 days after the date of this prospectus supplement.

††

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class B ordinary shares is entitled to twenty votes per share, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)	The business address of Dr. Feridun Hamdullahpur is University of Waterloo, 200 University Avenue, West Waterloo, Ontario, Canada N2L3G1.
(2)	The business address of Dr. Annie Koh is Singapore Management University, 81 Victoria Street, Singapore 188065.
(3)

AMTD Group directly holds 143,274,449 Class B ordinary shares of the Company and indirectly and effectively holds 41,729,647 Class A ordinary shares of the Company through its subsidiaries including AMTD Assets Alpha Group and AMTD Education Group. AMTD Group is a British Virgin Islands company, with its registered address at the offices of Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin

Islands. The board of directors of AMTD Group consists of Dr. Calvin Choi, Marcellus Wong, Yu Gao, and Dr. Feridun Hamdullahpur.
(4)

Infinity Power Investments Limited directly holds (i) 15,059,470 Class B ordinary shares of the Company and (ii) 32.9% of the issued and outstanding shares of AMTD Group, which in turn effectively holds 41,729,647 Class A ordinary shares and 143,274,449 Class B ordinary shares of the Company. Infinity Power Investments Limited is a British Virgin Islands company wholly-owned by Dr. Calvin Choi. The registered address of Infinity Power Investments Limited is Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(5)

Century City International Holdings Limited, a Bermuda company with its shares listed on the Stock Exchange of Hong Kong (stock code: 355), through its subsidiaries, namely P&R Finance Limited, Clear Radiant Limited and Unicorn Star Limited, holds 21,844,724 Class A ordinary shares of the Company. Such shareholding information is based on the information set forth in the Schedule 13D filed by P&R Finance Limited, Clear Radiant Limited, Unicorn Star Limited and Century City International Holdings Limited jointly on January 13, 2022. P&R Finance Limited is a Hong Kong company, with its registered address at 11/F, Yee Wo Street, Causeway Bay, Hong Kong, Clear Radiant Limited is a British Virgin Islands company, with its registered address at the offices of Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and Unicorn Star Limited is a British Virgin Islands company, with its registered address at the offices of Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

To our knowledge and based on our review of our register of shareholders as of the date of this prospectus supplement, 45,026,528 Class A ordinary shares were held of record by one holder that resides in the United States, being The Bank of New York Mellon, the depositary of our ADS program. The number of beneficial owners of the ADSs in the United States is likely to be much larger than the number of record holders of our Class A ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY

Although we intend to distribute dividends in the future, the amount, timing, and whether or not we actually distribute dividends at all is at the discretion of our board of directors.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Our currently effective memorandum and articles of association provide that, subject to any rights and restrictions for the time being attached to any share, our directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of fund of our company lawfully available therefor. Under the Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

If we pay any dividends on our ordinary shares, we will pay those dividends that are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary will then pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

TAXATION

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Hong Kong and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations outside of the Cayman Islands based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the ADSs and/or Class A ordinary shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling the ADSs and/or Class A ordinary shares. Under the current laws of Hong Kong:

•	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the ADSs and/or Class A ordinary shares.

•

Revenue gains from the sale of ADSs and/or Class A ordinary shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, or Assessable Profits. Corporations will be subject to a 8.25% profit tax on the first HK$2,000,000 of any generated Assessable Profits, and any Assessable Profits above HK$2,000,000 will be subject to a 16.5% profit tax. Unincorporated businesses will be subject to a 7.5% profit tax on the first HK$2,000,000 of any generated Assessable Profits, and any Assessable Profits above HK$2,000,000 will be subject to a 15% profit tax.

•	Purchases and sales of ADSs and/or Class A ordinary shares are effected outside of Hong Kong such as, for example, on the NYSE, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the ADSs and/or Class A ordinary shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the ADSs and/or Class A ordinary shares.

United States Federal Income Tax Considerations

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder (as defined below). This summary applies only to U.S. Holders that hold the ADSs or ordinary shares as “capital assets” (generally, property held for investment) as defined in the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations relating to the ownership or disposition of the ADSs or ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•	banks and other financial institutions;

•	insurance companies;

•	pension plans;

•	cooperatives;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to use a mark-to-market method of accounting;

•	certain former U.S. citizens or long-term residents;

•	tax-exempt entities (including private foundations);

•	individual retirement accounts or other tax-deferred accounts;

•	persons liable for alternative minimum tax;

•	persons who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation;

•	investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•	investors that have a functional currency other than the U.S. dollar;

•	persons that actually or constructively own 10% or more of the ADSs or ordinary shares (by vote or value); or

•	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the ADSs or ordinary shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of the ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.

The discussion below assumes that the representations contained in the deposit agreement are and will continue to be true, and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with the terms. For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those that give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our income and assets as well as our market capitalization and that of certain of our affiliates, we believe that we were not a PFIC in 2022. There can be no assurance regarding our PFIC status for the foreseeable future, however, because our PFIC status is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Fluctuations in the market price of the ADSs or Class A ordinary shares (and the ADSs or shares of certain of our listed affiliates) may cause us to become a PFIC for subsequent taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to our market capitalization (determined based on the market price of the ADSs or Class A ordinary shares from time to time) as well as the market capitalization from time to time of such listed affiliates, in each case, which may be volatile. Recent fluctuations in our market capitalization and that of certain of our listed affiliates may create risks that we may be classified as a PFIC for the foreseeable future. In addition, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in any single year. Accordingly, there can be no assurance regarding our PFIC status for our current or subsequent taxable years, and U.S. Holders of the ADSs or ordinary shares should be willing to assume the risks of investing in a PFIC. If we are a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, the PFIC rules discussed below under “Passive Foreign Investment Company Rules” will generally apply to such U.S. Holder for such taxable year and, in the absence of certain elections, will continue to apply in future years even if we cease to be a PFIC. The discussion below under “—Dividends” and “—Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, you should expect to treat the full amount of any distribution as a “dividend” for U.S. federal income tax purposes. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Dividends received by individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. The ADSs are listed on the NYSE, and therefore are considered to be readily tradeable on an established securities market in the United States, although there can be no assurance that the ADSs will continue to be so listed. Although the law in this regard is not entirely clear, because the ordinary shares will not be listed on a U.S. exchange, we do not believe that dividends received with respect to ordinary shares that are not represented by ADSs will be treated as qualified dividends. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.

For U.S. foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such

ADSs or ordinary shares. Such gain or loss will generally be capital gain or loss and will be long-term if the ADSs or ordinary shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•

the amount allocated to the current taxable year and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We expect that our ADSs, but not our ordinary shares, will be treated as marketable stock so long as our ADSs are listed on the NYSE, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the ADSs or ordinary shares if we are or become a PFIC.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to Hong Kong law will be passed upon for us by Justin Chow & Co., Solicitors LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Justin Chow & Co., Solicitors LLP with respect to matters governed by Hong Kong law.

EXPERTS

The financial statements of AMTD IDEA Group as of December 31, 2021 and 2022 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The financial statements of AMTD Digital Inc. as of April 30, 2019, and 2020 and 2021 and for each of the three years in the period ended April 30, 2021 included in this prospectus supplement have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu are located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

We acquired 82.7% of equity in AMTD Digital from certain of its shareholders, including our Controlling Shareholder, for a total consideration of approximately US$992.6 million (HK$7,756.2 million) (the “Acquisition”), and AMTD Digital became our consolidated subsidiary since March 1, 2022. We issued a total of 67,200,330 Class A ordinary shares and 51,253,702 Class B ordinary shares in settlement of the consideration payable for the Acquisition. In July 2022, AMTD Digital completed its initial public offering and its ADSs began trading on the New York Stock Exchange.

The following unaudited pro forma condensed consolidated financial information includes the historical results of AMTD IDEA Group, and AMTD Digital, after giving pro forma effect to the Acquisition as described in the following paragraphs and accompanying notes.

The unaudited pro forma condensed consolidated financial information presents the unaudited pro forma condensed consolidated statements of profit or loss for the year ended December 31, 2022, giving effect to the Acquisition as if it had occurred on January 1, 2022. The unaudited pro forma condensed consolidated financial information does not include an unaudited pro forma condensed consolidated statement of financial position as of December 31, 2022 as the business combination was consummated during the year ended December 31, 2022 and was reflected in our historical audited consolidated statement of financial position as of December 31, 2022, included in our consolidated financial statements for the year ended December 31, 2022.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of profit or loss would have been had the Acquisition actually occurred on January 1, 2022, nor does it purport to project the future consolidated results of profit or loss or consolidated financial condition for any future period or as of any future date. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT PROFIT OR LOSS

For the year ended December 31, 2022

	Historical						Proforma combined
	AMTD IDEA Group Year Ended December 31, 2022	AMTD Digital period from January 1, 2022 through February 28, 2022*	Reclassification Adjustments	Transaction Accounting Adjustments	Note		Year ended December 31, 2022
	HK$’000	HK$’000	HK$’000	HK$’000			HK$’000
REVENUE
Capital market solutions income	581,933	—	—	—			581,933
Digital solutions and other services income	183,573	31,868	—	(571)	3(b	)	214,870
Fashion and luxury media advertising and marketing services income	59,679	—	—	—			59,679
Dividend and gain related to disposed investments	223,343	—	—	—			223,343
Net fair value changes on financial assets at fair value through profit or loss and stock loan	(161,407)	—	197	(151,491)	3(a 3(c	) )	(312,701)
Net fair value changes on derivative financial assets	484,760	—	—	—			484,760

TOTAL REVENUE	1,371,881	31,868	197	(152,062)			1,251,884

Other income and gain	294,950	106	—	—			295,056
Changes in fair value on financial assets measured at fair value through profit or loss	—	197	(197)	—	3(c	)	—
Impairment losses under expected credit loss model on financial assets	(3,920)	—	—	—			(3,920)
Staff costs	(129,257)	(5,920)	—	—			(135,177)
Finance costs	(6,729)	—	—	—			(6,729)
Net fair value changes on derivative financial liability	13,347	—	—	—			13,347
Other operating expenses	(178,573)	(3,710)	—	571	3(b	)	(181,712)

PROFIT BEFORE TAX	1,361,699	22,541	—	(151,491)			1,232,749
Income tax expense	(104,984)	(3,813)	—	—			(108,797)

PROFIT FOR THE PERIOD	1,256,715	18,728	—	(151,491)			1,123,952

Earnings per share attributable to ordinary equity holders of the parent
Class A ordinary shares:
Basic (HK$ per share)	3.71						3.20
Diluted (HK$ per share)	3.71						3.20
Class B ordinary shares:
Basic (HK$ per share)	3.71						3.20
Diluted (HK$ per share)	3.71						3.20

*	AMTD Digital results prior to the acquisition date

Note 1—Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of SEC Regulation S-X. AMTD IDEA Group has a fiscal year end of December 31 and AMTD Digital has a fiscal year end of April 30. The unaudited pro forma condensed consolidated statement of profit or loss for the year ended December 31, 2022 gives effect to the Acquisition as if it had occurred on January 1, 2022.

Given the different fiscal year ends of AMTD IDEA Group and AMTD Digital, unaudited pro forma condensed consolidated statement of profit or loss for the year ended December 31, 2022 had been adjusted for the activities derived from AMTD Digital’s historical unaudited consolidated statement of profit or loss for the period from January 1, 2022 through February 28, 2022. AMTD IDEA Group’s historical financial information of profit or loss data for the year ended December 31, 2022 is derived from AMTD IDEA Group’s audited consolidated financial statements for the year ended December 31, 2022.

The unaudited pro forma condensed consolidated statement of profit or loss is presented on the basis of AMTD IDEA Group’s fiscal year and combines the historical results of the fiscal periods of AMTD IDEA Group and periods of AMTD Digital prior to the Acquisition (i.e from January 1, 2022 through February 28, 2022).

The unaudited pro forma condensed consolidated financial information has been prepared under business combination with entities under common control which use historical carrying values and under prospective basis (referred to herein as predecessor accounting) which we account for the combination prospectively from the date on which it occurred. For predecessor accounting:

•	Assets and liabilities of the acquired entity are stated at carrying amounts. Fair value measurement is not required.

•	Income statement reflects the results of the combining parties.

•	No new goodwill arises in predecessor accounting.

•

Any difference between the consideration given and the aggregate carrying value of the assets and liabilities of the acquired entity at the date of the transaction is recognized in capital reserve within statement of changes in equity.

The unaudited pro forma condensed consolidated financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the merger transaction or of any integration costs.

Note 2—Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed consolidated financial information are those set out in AMTD IDEA Group’s audited financial statements as of and for the year ended December 31, 2022. Management has completed the review of AMTD Digital’s accounting policies and has determined that, other than those as described in Note 3(c) below, no significant adjustments are necessary to conform AMTD Digital’s historical consolidated financial statements to the accounting policies used by AMTD IDEA Group in the preparation of the unaudited pro forma condensed consolidated financial information.

Note 3—Unaudited Pro Forma Statement of Profit or Loss Adjustments

a.

This adjustment removes the net fair value changes of the investment in AMTD Digital, amounting to approximately HK$151,491,000, previously held by AMTD IDEA Group and classified as financial assets at fair value through profit or loss prior to the completion of the Acquisition. This is to reflect the accounting from investment held at fair value to consolidation upon the completion of the Acquisition as if the Acquisition had taken place on January 1, 2022. This pro forma adjustment is not expected to have a continuing effect on the unaudited pro forma statement of profit or loss of AMTD IDEA Group given that from the point of combination onward, AMTD Digital would be treated as a consolidated subsidiary with all assets, liabilities, income and expenses included in the respective line items of AMTD IDEA Group, and thus there would be no investment or fair value movement associated with the investment to eliminate.

The unaudited pro forma financial information is provided for illustrative purposes only. For avoidance of doubt, the Acquisition was completed during the year ended December 31, 2022 and therefore net fair value changes of the investment in AMTD Digital of approximately HK$151,491,000 up to the completion of the Acquisition was recognised in the profit or loss of AMTD IDEA Group during the year ended December 31, 2022. The consolidated statement of profit or loss for the year ended December 31, 2022 reflected the actual consolidated results of profit or loss of AMTD IDEA Group with the completion of Acquisition.

b.

This adjustment eliminates the inter-group transactions in the Group, amounting to approximately HK$571,000, relating to insurance brokerage services rendered by AMTD Digital, reflecting the depiction of AMTD Digital as a consolidated subsidiary in the Group from January 1, 2022 to February 28, 2022. The pro forma adjustment is expected to have a continuing effect on the unaudited pro forma statement of profit or loss of AMTD IDEA Group.

c.

This reclassification adjustment reflects reclassifications made to the historical presentation of AMTD Digital’s “Changes in fair value on financial assets measured at fair value through profit or loss” of HK$197,000 to “Net fair value changes on financial assets at fair value through profit or loss and stock loan” to conform to AMTD IDEA Group’s presentation. Changes in fair value on financial assets measured at fair value through profit or loss are classified by AMTD IDEA Group as “Net fair value changes on financial assets at fair value through profit or loss and stock loan” under revenue.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF AMTD DIGITAL INC.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Statements of Profit or Loss and Other Comprehensive Income for the years ended April 30, 2019, 2020 and 2021	F-3

Consolidated Statements of Financial Positions as of April 30, 2019, 2020 and 2021	F-4

Consolidated Statements of Changes in Equity for the years ended April 30, 2019, 2020 and 2021	F-5

Consolidated Statements of Cash Flows for the years ended April 30, 2019, 2020 and 2021	F-6

Notes to the Consolidated Financial Statements	F-7

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF AMTD DIGITAL INC.

Unaudited Interim Condensed Consolidated Statements of Profit or Loss and Other Comprehensive Income for the ten months ended February 28, 2021 and 2022	F-58

Unaudited Interim Condensed Consolidated Statements of Financial Position as of April 30, 2021 and February 28, 2022	F-59

Unaudited Interim Condensed Consolidated Statements of Changes in Equity for the ten months ended February 28, 2021 and 2022	F-60

Unaudited Interim Condensed Consolidated Statements of Cash Flows for the ten months ended February 28, 2021 and 2022	F-61

Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of AMTD Digital Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial positions of AMTD Digital Inc. and its subsidiaries (the “Company”) as of April 30, 2019, 2020 and 2021, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the three years in the period ended April 30, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Company as of April 30, 2019, 2020 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 2021, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of a Matter

The accompanying consolidated financial statements were prepared to present the assets and liabilities and related results of operations and cash flows of the Company, and include expense allocations for certain corporate functions historically provided by AMTD Group Company Limited. These consolidated financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations and cash flows if the Company had operated as a stand-alone group during the periods presented.

Basis for Opinion

The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong, China

August 30, 2021

We have served as the Company’s auditor since 2021.

AMTD DIGITAL INC.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

(All amounts in thousands of Hong Kong dollars (“HK$”), except for share and per share data)

		Year ended April 30,
	Notes	2019	2020	2021
		HK$	HK$	HK$
Revenue from contracts with customers	6	14,554	167,547	195,816
Employee benefits expense		(9,169)	(15,168)	(48,026)
Advertising and promotion expense		—	—	(2,547)
Premises and office expenses		(1,541)	(4,737)	(5,230)
Legal and professional fee		(2,650)	(1,952)	(6,850)
Depreciation and amortization		—	—	(4,896)
Other expenses		(672)	(1,649)	(3,323)
Changes in fair value on financial assets measured at fair value through profit or loss (“FVTPL”)	8	19,319	43,592	70,291
Other income	9	252	—	1,323
Other gains and losses, net	10	2,058	(5,586)	(306)

Profit before tax		22,151	182,047	196,252
Income tax expense	11	(607)	(23,715)	(24,611)

Profit for the year	12	21,544	158,332	171,641

Item that may be reclassified subsequently to profit or loss:
Exchange differences arising on translation of foreign operations		—	—	828

Other comprehensive income for the year		—	—	828

Total comprehensive income for the year		21,544	158,332	172,469

Profit (loss) for the year attributable to:
- Owners of the Company		17,601	151,362	177,865
- Non-controlling interests		3,943	6,970	(6,224)

		21,544	158,332	171,641

Total comprehensive income (expense) for the year attributable to:
- Owners of the Company		17,601	151,362	178,315
- Non-controlling interest		3,943	6,970	(5,846)

		21,544	158,332	172,469

Earnings per share	13
- Basic (HK$)		0.48	3.77	3.36
- Diluted (HK$)		N/A	3.77	3.36

The accompanying notes are an integral part of the consolidated financial statements.

AMTD DIGITAL INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITIONS

(All amounts in thousands of HK$)

		As of April 30,
	Notes	2019	2020	2021
		HK$	HK$	HK$
ASSETS
Non-current assets:
Goodwill	15	—	—	58,675
Property, plant and equipment	17	—	—	156
Intangible asset	16	—	—	40,411
Prepayments and other receivables	19	—	—	15,617
Financial assets at FVTPL	18	183,538	208,696	293,952

Total non-current assets		183,538	208,696	408,811

Current assets:
Accounts receivable	19	17,089	11,064	69,421
Prepayments and other receivables	19	22,121	41,197	19,163
Amount due from immediate holding company	27	1,740,393	2,352,472	2,138,708
Amounts due from fellow subsidiaries	27	3,570,417	764,140	—
Financial assets at FVTPL	18	335,311	—	—
Income tax recoverable		1,161	—	—
Fiduciary bank balances		17,015	21,283	14,548
Cash and cash equivalents		5,764	196,210	416,420

Total current assets		5,709,271	3,386,366	2,658,260

Total assets		5,892,809	3,595,062	3,067,071

EQUITY AND LIABILITIES
Current liabilities:
Clients’ monies held on trust		3,181	10,045	9,111
Accounts payable	20	986	51	111
Other payables and accruals	20	20,228	374	38,866
Contract liabilities	21	367	35,722	39,121
Income tax payable		94	22,638	48,578
Amount due to immediate holding company	27	3,202,600	281,282	—
Amounts due to fellow subsidiaries	27	2,543,239	1,945,520	—

Total current liabilities		5,770,695	2,295,632	135,787

Non-current liabilities:
Contract liabilities	21	—	25,276	31,192
Deferred tax liability	22	—	—	6,870

Total non-current liabilities		—	25,276	38,062

Total liabilities		5,770,695	2,320,908	173,849

Capital and reserves:
Parent’s net investments		95,004	—	—
Share capital	23	—	38	52
Reserves		—	1,274,116	2,867,984

Equity attributable to owners of the Company		95,004	1,274,154	2,868,036
Non-controlling interests	24	27,110	—	25,186

Total equity		122,114	1,274,154	2,893,222

Total equity and liabilities		5,892,809	3,595,062	3,067,071

The accompanying notes are an integral part of the consolidated financial statements.

AMTD DIGITAL INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(All amounts in thousands of HK$)

	Attributable to owners of the Company
	Parent’s net investments	Share capital	Share premium	Share-based payment reserve	Exchange reserve	Other reserve	Retained earnings	Equity	Non- controlling interests	Total
	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$
	(note)
At May 1, 2018	77,403	—	—	—	—	—	—	77,403	23,167	100,570
Profit and total comprehensive income for the year	17,601	—	—	—	—	—	—	17,601	3,943	21,544

At April 30, 2019	95,004	—	—	—	—	—	—	95,004	27,110	122,114
Acquisition of non-controlling interests of subsidiaries (note 24)	34,080	—	—	—	—	—	—	34,080	(34,080)	—
Reorganization effect	(129,084)	29	—	—	—	129,084	—	29	—	29
Exercise of warrants (note 23(iii))	—	1	95,633	—	—	—	—	95,634	—	95,634
Issuance of shares (note 23(ii))	—	8	898,037	—	—	—	—	898,045	—	898,045
Profit and total comprehensive income for the year	—	—	—	—	—	—	151,362	151,362	6,970	158,332

At April 30, 2020	—	38	993,670	—	—	129,084	151,362	1,274,154	—	1,274,154
Profit (loss) for the year	—	—	—	—	—	—	177,865	177,865	(6,224)	171,641
Exchanges differences arising on translation of foreign operations	—	—	—	—	450	—	—	450	378	828

Total comprehensive income (expense) for the year	—	—	—	—	450	—	177,865	178,315	(5,846)	172,469

Acquisition of subsidiaries (note 14)	—	1	67,663	—	—	—	—	67,664	31,032	98,696
Issuance of shares (note 23(iv) and (viii))	—	13	1,346,958	—	—	—	—	1,346,971	—	1,346,971
Share-based compensation (note 23 (v))	—	—	—	932	—	—	—	932	—	932

At April 30, 2021	—	52	2,408,291	932	450	129,084	329,227	2,868,036	25,186	2,893,222

Note:

Parent’s net investment represented the contribution from the immediate holding company to the subsidiaries now comprising the Group prior to a series of group reorganizations (“Reorganization”). The parent’s net investment amounted to HK$129,084 was transferred to other reserve upon the completion of the Reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

AMTD DIGITAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands of HK$)

	Year ended April 30,
	2019	2020	2021
	HK$	HK$	HK$
OPERATING ACTIVITIES
Profit before tax	22,151	182,047	196,252
Adjustments for:
Bank and other interest income	(175)	—	(143)
Depreciation of property, plant and equipment	—	—	47
Amortization of intangible asset	—	—	4,849
Recovery of accounts receivable written off	(926)	—	(71)
Share-based payment	—	—	932
Changes in fair value on financial assets at FVTPL	(19,319)	(43,592)	(70,291)
Change in fair value on derivative financial liabilities	—	5,929	—

Operating cash flows before movements in working capital	1,731	144,384	131,575
(Increase) decrease in fiduciary bank balances	653	(4,268)	6,735
Decrease (increase) in accounts receivable	(4,252)	6,025	(58,338)
Decrease in prepayments and other receivables	28,059	952	12,478
Increase (decrease) in client’s monies held on trust	1,606	6,864	(934)
Decrease in accounts payable	(133)	(935)	(395)
Increase (decrease) in other payables and accruals	(5,336)	112	(18,040)
Increase in contract liabilities	367	60,631	9,315

Cash generated from operations	22,695	213,765	82,396
Profits tax (paid) refunded	1,861	(10)	505

Net cash generated from operating activities	24,556	213,755	82,901

INVESTING ACTIVITIES
Additions of financial assets at FVTPL	(164,823)	—	(50,561)
Proceeds from disposal of financial assets at FVTPL	86,011	318,059	77,840
Acquisition of property, plant and equipment	—	—	(173)
Net cash inflows from acquisition of subsidiaries	—	—	20,729
Interest received	175	—	143
Advance to a third party	(15,658)	—	—
Repayment from a third party	—	15,658	—
Advance to immediate holding company	(117,157)	(682,660)	(1,240,219)
Repayment from immediate holding company	36,664	320,549	883,474
Advance to fellow subsidiaries	(4,329,709)	(1,155,271)	(758,095)
Repayment from fellow subsidiaries	1,433,028	509,165	1,195,029

Net cash (used in) from investing activities	(3,071,469)	(674,500)	128,167

FINANCING ACTIVITIES
Advance from immediate holding company	2,799,063	108,427	95,475
Repayment to immediate holding company	(223,425)	(212,820)	(24,162)
Advance from fellow subsidiaries	1,150,059	65,734	15,477
Repayment to fellow subsidiaries	(1,063,040)	(277,963)	(106,021)
Advance from a former fellow subsidiary	19,966	—	—
Repayment to a former fellow subsidiary	—	(19,966)	—
Proceeds from issue of shares	—	898,074	27,125
Proceeds from issue of warrants	—	11,742	—
Proceeds from exercise of warrants	—	77,963	—

Net cash from financing activities	2,682,623	651,191	7,894

Net (decrease) increase in cash and cash equivalents	(364,290)	190,446	218,962
Cash and cash equivalents at beginning of the year	370,054	5,764	196,210
Effect of foreign exchange rate changes	—	—	1,248

Cash and cash equivalents at end of the year	5,764	196,210	416,420

Represented by:
Cash and cash equivalents	5,764	196,210	416,420

The accompanying notes are an integral part of the consolidated financial statements.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

1.	GENERAL

AMTD Digital Inc. (the “Company”) was incorporated and registered as an exempted company with limited liability in the Cayman Islands under the Companies Act of the Cayman Islands on September 12, 2019. The Company, through its subsidiaries (collectively, the “Group”), is mainly involved in the provision of insurance brokerage services and SpiderNet ecosystem solutions services, digital media, contents and marketing services. The Group also invests in innovative technology companies.

The Company’s immediate holding company is AMTD Group Company Limited (“AMTD Group”), a private company incorporated in the British Virgin Islands (“BVI”). The Company’s ultimate holding company was L.R. Capital Management Company (Cayman) Limited, a private company incorporated in the Cayman Islands. On December 31, 2020, the immediate holding company and the ultimate holding company entered into a share repurchase agreement, where the immediate holding company has repurchased certain shares previously allotted to the ultimate holding company. From then onwards, AMTD Group became the ultimate holding company of the Company.

The consolidated financial statements are presented in HK$, which is the same as the functional currency of the Company.

As of April 30, 2019, 2020 and 2021, the Group’s principal subsidiaries consist of the followings:

Name of principal subsidiaries	Date of incorporation/ acquisition	Place of incorporation/ establishment	Issued and fully paid/ registered share capital	Percentage of shareholdings at April 30,			Principal activities
				2019	2020	2021
AMTD Risk Solutions Group Limited (“AMTD RSG”)	August 13, 2004	Hong Kong	HK$200,000	79.13%	100%	100%	Provision of digital financial services and SpiderNet ecosystem solutions services

AMTD Digital Media Limited (“AMTD DM”) (formerly known as AMTD Strategic Capital Limited)	August 13, 2004	Hong Kong	HK$1	100%	100%	100%	Provision of SpiderNet ecosystem solutions services

AMTD Principal Investment Solutions Group Limited (“AMTD PISG”)	July 27, 2016	BVI	US$1	79.13%	100%	100%	Investment holding

AMTD Direct Investment I Limited (“AMTD DI I”)	August 29, 2018	BVI	US$1	100%	100%	100%	Investment holding

AMTD Biomedical Investment Limited (“AMTD BI”)	July 28, 2017	BVI	US$1	100%	100%	100%	Investment holding

PolicyPal Pte. Ltd. (“PolicyPal”)	August 3, 2020	Singapore	US$70	—	—	51%	Provision of digital financial services

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

1.	GENERAL - (CONTINUED)

All of the principal subsidiaries operate predominantly in Hong Kong and Singapore.

The above table lists the subsidiaries of the Group which principally affected the results or net assets of the Group.

2.	GROUP REORGANIZATION

Reorganization under common control

Prior to the group reorganization, AMTD Group, the controlling shareholder of the Company, held 79.13% of the shareholdings of AMTD Risk Solutions Limited (“AMTD RS”), AMTD RSG, a wholly owned subsidiary of AMTD RS, AMTD Investment Solutions Limited (“AMTD IS”) and AMTD PISG, a wholly owned subsidiary of AMTD IS, through AMTD Strategic Capital Group (“AMTD SCG”). In December 2019, AMTD Group acquired the remaining 20.87% equity interests in AMTD SCG from non-controlling shareholders and AMTD RS, AMTD RSG, AMTD IS and AMTD PISG became wholly-owned subsidiaries of the AMTD Group. A series of reorganization steps were undertaken to establish the Company as the holding company of the subsidiaries, now comprising the Group, for the purpose of initial public offering (the “Reorganization”).

The Reorganization was executed as follows:

1.

The Company was incorporated on September 12, 2019 by issuing 1 share to AMTD Group. The Company then incorporated AMTD Digital Financial Holdings Limited (“AMTD DFH”), AMTD Digital Media Holdings Limited (“AMTD DMH”) and AMTD Digital Investments Holdings Limited (“AMTD DIH”) on October 22, 2019. In December 2019, the Company effected a 1-to-10,000 share split (please see note 23(i) for more information);

2.

In December 2019, AMTD Group transferred its equity interest in (i) AMTD RS to AMTD DFH; (ii) AMTD DM to AMTD DMH; and (iii) AMTD DI I, AMTD Direct Investment III Limited (“AMTD DI III”), AMTD BI and AMTD IS to AMTD DIH.

Upon the completion of the Reorganization, the Company became the holding company of the subsidiaries now comprising the Group. As AMTD RS, AMTD RSG, AMTD DM, AMTD DI I, AMTD DI III, AMTD BI, AMTD IS, AMTD PISG and the Company were controlled by AMTD Group, immediately before and after the Reorganization, the Reorganization was accounted for as a reorganization of entities under common control. As a result, the consolidated financial statements as of and for the years ended April 30, 2019 and 2020 represent historical consolidated financial statements as if the corporate structure of the Group had been in existence since the beginning of the periods presented and the financial statement items of the combining entities had been combined from the date when the combining entities first came under the control of the controlling party. The net assets of the combining entities are consolidated using the existing book values from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of bargain purchase gain at the time of common control combination. The consolidated statements of profit or loss and other comprehensive income includes the results of each of the combining entities from the earliest date presented or since the date when the combining entities first came under the common control, where this is a shorter period.

For the period prior to the reorganization, the accompanying consolidated financial statements include allocations of various general administrative expenses of AMTD Group which related to the Group’s

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

2.	GROUP REORGANIZATION - (CONTINUED)

business. These expenses consist primarily of payroll of senior management and other administrative expenses. These allocations were made using a proportionate cost allocation method. The payroll expenses were allocated based on the actual time spent on the provision of services attributable to the Group and the other administrative expenses were allocated based on the proportion of revenue and actual usage among each business of AMTD Group. The management believes these allocations are reasonable. Total expenses allocated from AMTD Group to the Group are HK$417, HK$7,897 and HK$6,227 for the years ended April 30, 2019, 2020 and 2021, respectively.

3.	ADOPTION OF NEW FINANCIAL REPORTING FRAMEWORK AND NEW AND REVISED STANDARDS IN ISSUE BUT NOT YET EFFECTIVE

For the purpose of preparing and presenting the consolidated financial statements for the years ended April 30, 2019, 2020 and 2021, the Group has adopted the new and amendments to International Financial Reporting Standards (“IFRSs”), and the related interpretations issued by the International Accounting Standards Board (“IASB”), which are effective for the periods presented.

New and revised IFRS Standards in issue but not yet effective

The Group has not early applied the following new and amendments to IFRSs and International Accounting Standards (“IASs”) that have been issued but are not yet effective:

IFRS 17	Insurance Contracts and the related Amendments[5]
Amendments to IFRS 3	Reference to the Conceptual Framework[4]
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	Interest Rate Benchmark Reform - Phase 2[2]
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[6]
Amendment to IFRS 16	Covid-19-Related Rent Concessions[1]
Amendment to IFRS 16	Covid-19-Related Rent Concessions beyond June 30, 2021[3]
Amendments to IAS 1	Classification of Liabilities as Current or Non-current[5]
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies[5]
Amendments to IAS 8	Definition of Accounting Estimates[5]
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction[5]
Amendments to IAS 16	Property, Plant and Equipment - Proceeds before Intended Use[4]
Amendments to IAS 37	Onerous Contracts - Cost of Fulfilling a Contract[4]
Amendments to IFRS Standards	Annual Improvements to IFRS Standards 2018 - 2020[4]

[1]	Effective for annual periods beginning on or after June 1, 2020
[2]	Effective for annual periods beginning on or after January 1, 2021
[3]	Effective for annual periods beginning on or after April 1, 2021
[4]	Effective for annual periods beginning on or after January 1, 2022
[5]	Effective for annual periods beginning on or after January 1, 2023
[6]	Effective for annual periods beginning on or after a date to be determined

The directors of the Company anticipate that application of all new and amendments to IFRSs will have no material impact on the Group’s financial position and financial performance when they become effective.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

4.1	Basis of preparation of consolidated financial statements

Through the Reorganization, the Company became the holding company of the contributed businesses now comprising the Group, which were under the common control of the controlling shareholder before and after the Reorganization. Accordingly, the financial statements were prepared on a consolidated basis by applying the principles of the pooling of interest method as if the Reorganization had been completed at the beginning of the reporting period for the years ended April 30, 2019 and 2020.

The consolidated statement of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statement of cash flows for the years ended April 30, 2019 and 2020 include the results, changes in equity and cash flows of the companies comprising the Group as if the Company had always been the holding company of the Group and the current group structure had been in existence throughout years ended April 30, 2019 and 2020, or since their respective dates of incorporation, where this is a shorter period.

The consolidated financial statements have been prepared in accordance with IFRSs issued by the IASB.

The consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments that are measured at fair values at the end of each reporting period, as explained in the accounting policies set out below.

4.2	Significant accounting policies

(a)	Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. Control is achieved when the Company:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the reporting period are included in the consolidated statements of profit or loss and other comprehensive income from the date the Group gains control until the date when the Group ceases to control the subsidiary.

Profit or loss and each item of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests shareholders. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(a)	Basis of consolidation - (Continued)

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Non-controlling interests in subsidiaries are presented separately from the Group’s equity therein, which represent present ownership interests entitling their holders to a proportionate share of net assets of the relevant subsidiaries upon liquidation.

Changes in the Group’s interests in existing subsidiaries

Changes in the Group’s interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s relevant components of equity and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries.

Any difference between the amount by which the non-controlling interests are adjusted, and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

(b)	Business combinations or asset acquisitions

Optional concentration test

Effective from May 1, 2020, the Group can elect to apply an optional concentration test, on a transaction-by-transaction basis, that permits a simplified assessment of whether an acquired set of activities and assets is not a business. The concentration test is met if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. The gross assets under assessment exclude cash and cash equivalents, deferred tax assets, and goodwill resulting from the effects of deferred tax liabilities. If the concentration test is met, the set of activities and assets is determined not to be a business and no further assessment is needed.

Asset acquisitions

When the Group acquires a group of assets and liabilities that do not constitute a business, the Group identifies and recognizes the individual identifiable assets acquired and liabilities assumed by allocating the purchase price first to financial assets/financial liabilities at the respective fair values, the remaining balance of the purchase price is then allocated to the other identifiable assets and liabilities on the basis of their relative fair values at the date of purchase. Such a transaction does not give rise to goodwill or bargain purchase gain.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(b)	Business combinations or asset acquisitions - (Continued)

Business combinations

Acquisitions of businesses, other than business combination under common control, are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition date fair values of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. Acquisition-related costs are generally recognized in profit or loss as incurred.

Except for certain recognition exemptions, the identifiable assets acquired and liabilities assumed must meet the definitions of an asset and a liability in the International Accounting Standards Committee’s Framework for the Preparation and Presentation of Financial Statements (replaced by the Conceptual Framework for Financial Reporting issued in September 2010).

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value, except that:

•

deferred tax assets or liabilities, and assets or liabilities related to employee benefit arrangements are recognized and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively;

•

liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 Share-based Payment at the acquisition date (see the accounting policy below);

•

assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that standard; and

•

lease liabilities are recognized and measured at the present value of the remaining lease payments (as defined in IFRS 16 Leases) as if the acquired leases were new leases at the acquisition date, except for leases for which (a) the lease term ends within 12 months of the acquisition date; or (b) underlying asset is of low value. Right-of-use assets are recognized and measured at the same amount as the relevant lease liabilities, adjusted to reflect favorable or unfavorable terms of the lease when compared with market terms.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net amount of the identifiable assets acquired and the liabilities assumed as at acquisition date. If, after re-assessment, the net amount of the identifiable assets acquired and liabilities assumed exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held interest in the acquiree (if any), the excess is recognized immediately in profit or loss as a bargain purchase gain.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(b)	Business combinations or asset acquisitions - (Continued)

Business combinations - (Continued)

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the relevant subsidiary’s net assets in the event of liquidation are initially measured at the non-controlling interests’ proportionate share of the recognized amounts of the acquiree’s identifiable net assets or at fair value.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Group reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted retrospectively during the measurement period, and additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

(c)	Goodwill

Goodwill arising on an acquisition of a business is carried at cost as established at the date of acquisition of the business (see the accounting policy above) less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to each of the Group’s cash-generating units (or group of cash-generating units) that is expected to benefit from the synergies of the combination, which represent the lowest level at which the goodwill is monitored for internal management purposes and not larger than an operating segment.

A cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is tested for impairment annually or more frequently when there is indication that the unit may be impaired. For goodwill arising on an acquisition in a reporting period, the cash-generating unit (or group of cash- generating units) to which goodwill has been allocated is tested for impairment before the end of that reporting period. If the recoverable amount is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit (or group of cash-generating units).

On disposal of the relevant cash-generating unit or any of the cash-generating unit within the group of cash-generating units, the attributable amount of goodwill is included in the determination of the amount of profit or loss on disposal. When the Group disposes of an operation within the cash-generating unit (or a cash-generating unit within a group of cash-generating units), the amount of goodwill disposed of is measured on the basis of the relative values of the operation (or the cash-generating unit) disposed of and the portion of the cash-generating unit (or the group of cash-generating units) retained.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(d)	Fair value measurement

The Group measures its derivative financial instruments and equity investment at FVTPL at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

For financial instruments which are transacted at fair value and a valuation technique that unobservable inputs are to be used to measure fair value in subsequent periods, the valuation technique is calibrated so that at initial recognition the results of the valuation technique equals the transaction price.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

For assets and liabilities that are recognized at fair value in the consolidated financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

(e)	Revenue from contracts with customers

Revenue are derived from the commissions and fees from the insurance brokerage services and membership fee from the SpiderNet ecosystem solutions services.

Insurance brokerage services

The Group earns commission income by facilitating the arrangement between insurance company partners and individuals/businesses. The service promised to the customer is placement of an effective insurance or reinsurance policy. Commission revenue is usually a percentage of the premium paid by the insured and generally depend upon the type of insurance, the insurance company partner and the nature of the services provided. Revenue is recognized at a point in time upon execution and effectiveness of insurance contracts. The Group allows a credit period up to 15 days to its customers.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(e)	Revenue from contracts with customers - (Continued)

SpiderNet ecosystem solutions services

The Group provides its corporate clients exclusive access to the AMTD SpiderNet ecosystem for a fixed membership fee negotiated on case by case basis and agreed upon entering the contract with each customer based on the level of annual fee including the depth of cooperation and relationship, expected spectrum of services required, expected near term and long-term benefits from participating in the SpiderNet ecosystem, and the relative bargaining power of respective customers taking into consideration the reputation, stage of growth, future revenue potential from other services which can be rendered, and other factors, under the SpiderNet Ecosystem Solutions Services segment, which provides its members networking opportunities with prestigious corporate members, prominent business executives and partners. Contract terms of contracts entered during the years ended April 30, 2019, 2020 and 2021 generally ranged from 1 to 3 years with a weighted average contract terms of 7.6 months, 20.1 months and 24.3 months, respectively. Revenue from such service is recognized over time as the customers simultaneously receive and consume the service provided by the Group. The Group may require customers to provide partial upfront payments of total service fees. Upfront payment is due immediately at the point the customer entered into the service contracts. The remaining payments will be settled according to the payment schedules stated in the service contracts. The Group may allow a credit period ranging from 0 to 90 days to its customers for the demand note issued in accordance with the payment schedules. When the Group receives an upfront payment, this will give rise to contract liabilities at the time of the initial sales transaction for which revenue is recognized over the membership service period.

A contract liability represents the Group’s obligation to transfer services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

(f)	Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the functional currency of that entity (foreign currencies) are recognized at the rates of exchanges prevailing on the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the consolidated financial statements, the assets and liabilities of the Group’s operations are translated into the presentation currency of the Group (i.e. HK$) using exchange rates prevailing at the end of each reporting period. Income and expenses items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(f)	Foreign currencies - (Continued)

used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity under the heading of exchange reserve (attributed to non-controlling interests as appropriate).

On the disposal of a foreign operation (that is, a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation, or a partial disposal of an interest in a joint arrangement or an associate that includes a foreign operation of which the retained interest becomes a financial asset), all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of the Company are reclassified to profit or loss.

(g)	Employee benefits

Retirement benefit costs

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Short-term employee benefits

Short-term employee benefits are recognized at the amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognized as an expense unless another IFRS requires or permits the inclusion of the benefit in the cost of an asset.

A liability is recognized for benefits accruing to employees (such as wages and salaries and annual leave) after deducting any amount already paid.

(h)	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grants are intended to compensate.

Government grants related to income that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable. Such grants are presented under other income.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(i)	Share-based payments

Equity-settled share-based payments transactions

Restricted ordinary shares granted to employees

Equity-settled share-based payments to employees are measured at the fair value of the equity instruments at the grant date.

The fair value of the equity-settled share-based payments determined at the grant date without taking into consideration all non-market vesting conditions is expensed on a straight-line basis over the vesting period.

When the restricted ordinary shares are vested, the amount previously recognized in share-based payment reserve will be transferred to share premium.

(j)	Property, plant and equipment

Property, plant and equipment are tangible assets that are held for use in the production or supply of goods or services, or for administrative purposes. Property, plant and equipment are stated in the consolidated statements of financial position at cost less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Depreciation is recognized so as to write off the cost of assets less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

(k)	Intangible asset

Intangible asset acquired in a business combination

Intangible asset acquired in a business combination are recognized separately from goodwill and are initially recognized at their fair value at the acquisition date (which is regarded as their cost).

Subsequent to initial recognition, intangible asset acquired in a business combination with finite useful lives are reported at costs less accumulated amortization and any accumulated impairment losses. Amortization for intangible asset with finite useful lives is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(k)	Intangible asset - (Continued)

Intangible asset acquired in a business combination - (Continued)

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains and losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

(l)	Impairment on property, plant and equipment and intangible asset other than goodwill

At the end of the reporting period, the Group reviews the carrying amounts of its property, plant and equipment and intangible asset with finite useful lives to determine whether there is any indication that these assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the relevant asset is estimated in order to determine the extent of the impairment loss (if any).

The recoverable amount of property, plant and equipment and intangible asset are estimated individually. When it is not possible to estimate the recoverable amount individually, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

In testing a cash-generating unit for impairment, corporate assets are allocated to the relevant cash-generating unit when a reasonable and consistent basis of allocation can be established, or otherwise they are allocated to the smallest group of cash generating units for which a reasonable and consistent allocation basis can be established. The recoverable amount is determined for the cash-generating unit or group of cash-generating units to which the corporate asset belongs, and is compared with the carrying amount of the relevant cash-generating unit or group of cash-generating units.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset (or a cash-generating unit) for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or a cash-generating unit) is reduced to its recoverable amount. For corporate assets or portion of corporate assets which cannot be allocated on a reasonable and consistent basis to a cash-generating unit, the Group compares the carrying amount of a group of cash-generating units, including the carrying amounts of the corporate assets or portion of corporate assets allocated to that group of cash-generating units, with the recoverable amount of the group of cash-generating units. In allocating the impairment loss, the impairment loss is allocated first to reduce the carrying amount of any goodwill (if applicable) and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit or the group of cash-generating units. The carrying amount of an asset is not reduced below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero. The

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(l)	Impairment on property, plant and equipment and intangible asset other than goodwill - (Continued)

amount of the impairment loss that would otherwise have been allocated to the asset is allocated pro rata to the other assets of the unit or the group of cash-generating units. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit or a group of cash-generating units) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or a cash-generating unit or a group of cash-generating units) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

(m)	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit before tax because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of each reporting period.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(m)	Taxation - (Continued)

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realized, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of each reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied to the same taxable entity by the same taxation authority.

Current and deferred tax are recognized in profit or loss.

(n)	Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument. All purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets and financial liabilities are initially measured at fair value except for accounts receivable arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at FVTPL) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

The Group’s financial assets consist of cash and cash equivalents, fiduciary bank balances, accounts and other receivables, amounts due from immediate holding company and fellow subsidiaries, and financial assets at FVTPL.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial assets - (Continued)

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

•	the financial asset is held within a business model whose objective is to collect contractual cash flows; and

•	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVTOCI”):

•	the financial asset is held within a business model whose objective is achieved by both selling and collecting contractual cash flows; and

•	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at FVTPL.

A financial asset is held for trading if:

•	it has been acquired principally for the purpose of selling in the near term; or

•	on initial recognition it is a part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

•	it is a derivative that is not designated and effective as a hedging instrument.

In addition, the Group may irrevocably designate a financial asset that are required to be measured at the amortized cost or FVTOCI as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

(i)	Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit-impaired.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial assets - (Continued)

Classification and subsequent measurement of financial assets - (Continued)

(ii)	Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost or FVTOCI or designated as FVTOCI are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the “changes in fair value on financial assets measured at fair value through profit or loss” line item.

Impairment of financial assets

The Group performs impairment assessment under expected credit loss (“ECL”) model on financial assets (including accounts receivable, other receivables, amounts due from immediate holding company and fellow subsidiaries, fiduciary bank balances and bank balances) which are subject to impairment assessment under IFRS 9 Financial Instruments. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Group always recognizes lifetime ECL for accounts receivable.

For all other instruments, the Group measures the loss allowance equal to 12m ECL, unless there has been a significant increase in credit risk since initial recognition, in which case the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial assets - (Continued)

Impairment of financial assets - (Continued)

(i)	Significant increase in credit risk - (Continued)

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

•	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

•	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

•	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•	an actual or expected significant deterioration in the operating results of the debtor;

•

an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

Despite the aforegoing, the Group assumes that the credit risk on a debt instrument has not increased significantly since initial recognition if the debt instrument is determined to have low credit risk at the reporting date. A debt instrument is determined to have low credit risk if (i) it has a low risk of default, (ii) the borrower has a strong capacity to meet its contractual cash flow obligations in the near term and (iii) adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfill its contractual cash flow obligations. The Group considers a debt instrument to have low credit risk when it has an internal or external credit rating of “investment grade” as per globally understood definitions.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial assets - (Continued)

Impairment of financial assets - (Continued)

(ii)	Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

Irrespective of the above, the Group considers that default has occurred when a financial asset is more than 90 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

(a)	significant financial difficulty of the issuer or the borrower;

(b)	a breach of contract, such as a default or past due event;

(c)

the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider; or

(d)	it is becoming probable that the borrower will enter bankruptcy or other financial reorganization.

(iv)	Write-off policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, for example, when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of accounts receivable, when the amounts are over 3 years past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. A write-off constitutes a derecognition event. Any subsequent recoveries are recognized in profit or loss and are included in “other gains and losses, net”.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial assets - (Continued)

Impairment of financial assets - (Continued)

(v)	Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data and forward-looking information. Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default occurring as the weights. The Group uses a practical expedient in estimating ECL on commission receivables from insurance brokerage using a provision matrix taking into consideration historical credit loss experience, adjusted for forward looking information that is available without undue cost or effort.

Generally, the ECL is the difference between all contractual cash flows that are due to the Group in accordance with the contract and the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition.

Lifetime ECL for certain commission receivables from insurance brokerage are considered on a collective basis taking into consideration past due information and relevant credit information such as forward looking macroeconomic information, including the recent local unemployment rate.

For collective assessment, the Group takes into consideration the following characteristics when formulating the grouping:

•	Past-due status;

•	Nature, size and industry of debtors; and

•	External credit ratings where available.

The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.

Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit-impaired, in which case interest income is calculated based on amortized cost of the financial asset.

The Group recognizes an impairment gain or loss in profit or loss for all financial instruments by adjusting their carrying amount, with the exception of accounts receivable where the corresponding adjustment is recognized through a loss allowance account.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial assets - (Continued)

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity

The Group’s financial liabilities include clients’ monies held on trust, accounts and other payable and amounts due to immediate holding company and fellow subsidiaries.

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Financial liabilities at amortized cost

Financial liabilities including amounts due to immediate holding company and fellow subsidiaries, clients’ monies held on trust, accounts payable and other payables are subsequently measured at amortized cost, using the effective interest method.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

4.2	Significant accounting policies - (Continued)

(n)	Financial instruments - (Continued)

Financial liabilities and equity - (Continued)

Derecognition of financial liabilities - (Continued)

Derivative financial instruments

Derivatives are initially recognized at fair value at the date when derivative contracts are entered into and are subsequently remeasured to their fair value at the end of the reporting period. The resulting gain or loss is recognized in profit or loss.

Offsetting a financial asset and a financial liability

A financial asset and a financial liability are offset and the net amount is presented in the consolidated statement of financial position when, and only when, the Group currently has a legally enforceable right to set off the recognized amounts; and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(o)	Cash and cash equivalents

Cash and cash equivalents represented cash and bank balances which carry interest at prevailing market interest rate.

(p)	Fiduciary bank balances

The fiduciary bank balances are in relation to the money deposited by clients in the course of the conduct of the regulated activities under insurance brokerage business. These clients’ monies are maintained in segregated bank accounts. The Group acts as an agent in placing the insurable risks of their clients with insurers and, as such, generally is not entitled to the premiums or liable for claims arising from such transactions. Other than the commissions earned on the transaction which is recognized as revenue of the Group, the Group does not recognize other amounts received from clients in its profit or loss. The clients’ money is recognized in fiduciary bank balances and a corresponding deposit liability is established in favor of the insurer or the policyholder and recognized on the consolidated statements of financial position as clients’ monies held on trust. However, the Group does not have a currently enforceable right to offset those payables with the deposits placed and the Group is entitled to retain the interest income on any cash balances arising from these transactions.

5.	KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in note 4, the Company is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and underlying assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

5.	KEY SOURCES OF ESTIMATION UNCERTAINTY - (CONTINUED)

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of each reporting period that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Estimated impairment of goodwill and intangible asset

Determining whether goodwill and intangible asset are impaired requires an estimation of the recoverable amount of the cash-generating unit to which goodwill and intangible asset have been allocated, which is the higher of the value in use or fair value less costs of disposal. The value in use calculation requires the Group to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate in order to calculate the present value. Where the actual future cash flows are less than expected, or change in facts and circumstances which results in downward revision of future cash flows or upward revision of discount rate, a material impairment loss or further impairment loss may arise.

As at April 30, 2021, the carrying amount of goodwill is HK$58,675 and the carrying amounts of intangible asset subject to impairment assessment under the same cash-generating unit was HK$40,411.

Fair value measurement of unquoted equity instruments

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the “changes in fair value on financial assets measured at fair value through profit or loss” line item.

Certain of the Group’s unquoted equity instruments are measured at fair value with fair value being determined based on significant unobservable inputs using valuation techniques. Judgment and estimation are required in establishing the relevant valuation techniques and the relevant inputs thereof. Whilst management considers these valuations are the best estimates, the ongoing COVID-19 pandemic has resulted in greater market volatility and may cause further disruptions to the investees’ businesses, which have led to higher degree of uncertainties in respect of the valuations. Changes in assumptions relating to these factors could result in material adjustments to the fair value of these instruments.

In determining the fair value of unquoted equity instruments measured at fair value with fair value being determined based on significant unobservable inputs using valuation techniques, management relied in part on valuation reports prepared by independent valuers based on data management provided. These valuation reports provided management with guidelines in determining the fair value, but the determination was made by management.

The assumptions used to derive such fair values of unquoted equity instruments include the recent transaction price, probability of IPO, redemption and liquidation, the risk-free interest rate and expected volatility.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

6.	REVENUE

(i)	Disaggregation of revenue from contracts with customers

Year ended April 30, 2019

Segments	SpiderNet ecosystem solutions	Digital financial services	Total
	HK$	HK$	HK$
Types of services
SpiderNet ecosystem solutions services	5,883	—	5,883
Insurance brokerage services	—	8,671	8,671

Total	5,883	8,671	14,554

Timing of revenue recognition
A point in time	—	8,671	8,671
Over time	5,883	—	5,883

Total	5,883	8,671	14,554

Year ended April 30, 2020

Segments	SpiderNet Ecosystem solutions	Digital financial services	Total
	HK$	HK$	HK$
Types of services
SpiderNet ecosystem solutions services	157,678	—	157,678
Insurance brokerage services	—	9,869	9,869

Total	157,678	9,869	167,547

Timing of revenue recognition
A point in time	—	9,869	9,869
Over time	157,678	—	157,678

Total	157,678	9,869	167,547

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

6.	REVENUE - (CONTINUED)

(i)	Disaggregation of revenue from contracts with customers - (Continued)

Year ended April 30, 2021

Segments	SpiderNet Ecosystem solutions	Digital financial services	Total
	HK$	HK$	HK$
Types of services
SpiderNet ecosystem solutions services	184,095	—	184,095
Insurance brokerage services	—	11,721	11,721

Total	184,095	11,721	195,816

Timing of revenue recognition
A point in time	—	11,721	11,721
Over time	184,095	—	184,095

Total	184,095	11,721	195,816

(ii)	Transaction price allocated to the remaining performance obligation for contracts with customers

The expected timing of recognizing revenue for the transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at April 30, 2019, 2020 and 2021 are as follows:

	SpiderNet ecosystem solutions income
	2019	2020	2021
	HK$	HK$	HK$
Within one year	2,033	94,597	173,924
More than one year but not more than two years	—	46,224	62,111
More than two years	—	11,372	5,317

	2,033	152,193	241,352

7.	OPERATING SEGMENTS

Information reported to the Chief Executive Officer, being the chief operating decision maker (“CODM”), for the purposes of resource allocation and assessment of segment performance focuses on types of goods or services delivered or provided.

Specifically, the Group’s reportable segments under IFRS 8 are as follows:

(a)

The SpiderNet ecosystem solutions segment: The Group provides its institutional and corporate clients with exclusive, paid access to the AMTD SpiderNet ecosystem to enhance their investor communication, investor relations and corporate communication to potentially maximize their valuation;

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

7.	OPERATING SEGMENTS - (CONTINUED)

(b)	The digital financial services segment: The Group provides primarily corporate clients with insurance brokerage services; and

(c)

Corporate: The Group includes in the Corporate category (i) the digital media, content, and marketing business in which the Group creates and promotes digital solutions content by investing in and developing multimedia channels to provide users and audiences access to content medium through a comprehensive library of traditional and digital movies, podcasts, webinars and live videos offered by content providers and online media platforms since May 2020; and (ii) the investments in innovative technology companies which operate digital non-financial license businesses through strategic investments.

Segment revenues and results

The following is an analysis of the Group’s revenues and results by reportable segments:

For the year ended April 30, 2019

	SpiderNet ecosystem solutions	Digital financial services	Corporate	Consolidated
	HK$	HK$	HK$	HK$
Segment revenues
Revenue from external customers	5,883	8,020	—	13,903
Revenue from related parties	—	651	—	651

	5,883	8,671	—	14,554

Changes in fair value on financial assets measured at FVTPL	—	—	19,319	19,319

Segment profits	1,945	1,863	19,062	22,870
Unallocated other income				252
Unallocated other gains				1,132
Unallocated corporate expenses				(2,103)

Profit before tax				22,151

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

7.	OPERATING SEGMENTS - (CONTINUED)

Segment revenues and results - (Continued)

For the year ended April 30, 2020

	SpiderNet ecosystem solutions	Digital financial services	Corporate	Consolidated
	HK$	HK$	HK$	HK$
Segment revenues
Revenue from external customers	157,678	9,301	—	166,979
Revenue from related parties	—	568	—	568

	157,678	9,869	—	167,547

Changes in fair value on financial assets measured at FVTPL	—	—	43,592	43,592

Segment profits	140,134	4,765	43,291	188,190
Unallocated:
Other gains and losses				(5,586)
Corporate expenses				(557)

Profit before tax				182,047

For the year ended April 30, 2021

	SpiderNet ecosystem solutions	Digital financial services	Corporate	Consolidated
	HK$	HK$	HK$	HK$
Segment revenues
Revenue from external customers	176,628	11,157	—	187,785
Revenue from related parties	7,467	564	—	8,031

	184,095	11,721	—	195,816

Changes in fair value on financial assets measured at FVTPL	—	—	70,291	70,291

Segment profits	144,276	1,084	70,800	216,160
Unallocated:
Other gains and losses				(306)
Corporate expenses				(19,602)

Profit before tax				196,252

The accounting policies of the operating segments are the same as the Group’s accounting policies described in note 4. Segment profit represents the profit earned by each segment without allocation of other income, other gains and losses, corporate expenses, including central administration costs and directors’ emoluments. This is the measure reported to the CODM for the purposes of resource allocation and performance assessment.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

7.	OPERATING SEGMENTS - (CONTINUED)

Segment revenues and results - (Continued)

The CODM makes decisions according to operating results of each segment. No analysis of segment asset and segment liability is presented as the CODM does not regularly review such information for the purposes of resources allocation and performance assessment. Therefore, only segment revenue and segment results are presented.

Geographical information

During the years ended April 30, 2019 and 2020, the Group’s operations are located in Hong Kong. All of the Group’s revenue from external customers, based on the location of services, and the Group’s non-current assets, based on the location of assets, are allocated to Hong Kong.

During the year ended April 30, 2021, the Group’s operations are located in Hong Kong and Singapore. The Group’s revenue from external customers, based on the location of services, of HK$193,483 and HK$2,333 are allocated to Hong Kong and Singapore, respectively. The Group’s non-current assets, based on the location of assets, of HK$50 and HK$110,644 are allocated to Hong Kong and Singapore, respectively.

Note:	Non-current assets excluded financial instruments.

Information about major customers

Revenue from customers of the corresponding years contributing over 10% of the total sales of the Group are as follows:

	2019	2020		2021
	HK$	HK$		HK$
Customer A1	N/A	38,911		N/A	[3]
Customer B1	N/A	27,456		N/A
Customer C1	N/A	22,701		N/A	[3]
Customer D1	N/A	22,044		22,009
Customer E1	N/A	19,570		N/A	[3]
Customer F1	3,333	N/A	[3]	N/A	[3]
Customer G2	2,457	N/A	[3]	N/A	[3]

[1]	Revenue from SpiderNet ecosystem solutions segment
[2]	Revenue from SpiderNet ecosystem solutions segment and digital financial services segment
[3]	Revenue by this customer is less than 10% of the total revenue

In addition, the Company provided SpiderNet ecosystem solutions services to its non-controlling shareholders with revenue recognized of nil, HK$18,964 and HK$38,828 for the years ended April 30, 2019, 2020 and 2021, respectively.

8.	CHANGES IN FAIR VALUE ON FINANCIAL ASSETS MEASURED AT FVTPL

	2019	2020	2021
	HK$	HK$	HK$
Changes in fair value on financial assets at FVTPL	19,319	43,592	70,291

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

9.	OTHER INCOME

	2019	2020	2021
	HK$	HK$	HK$
Bank and other interest income	175	—	143
Government grant (note)	—	—	1,176
Others	77	—	4

	252	—	1,323

Note:

During the year ended April 30, 2021, the Group recognized government grants of HK$1,176 in respect of COVID-19-related subsidies relates to employment support programs provided by the Hong Kong and Singapore government.

10.	OTHER GAINS AND LOSSES, NET

	2019	2020	2021
	HK$	HK$	HK$
Net exchange gain (loss)	1,132	343	(377)
Recovery of accounts receivable written off	926	—	71
Change in fair value on derivative financial liabilities (note 23(iii))	—	(5,929)	—

	2,058	(5,586)	(306)

11.	INCOME TAX EXPENSE

	2019	2020	2021
	HK$	HK$	HK$
Hong Kong Profits Tax
- Current tax	731	23,715	25,455
- Overprovision in prior years	(124)	—	(20)
Deferred tax (note 22)	—	—	(824)

	607	23,715	24,611

Under the two-tiered profits tax rates regime in Hong Kong, the first HK$2 million of profits of the qualifying group entity is taxed at 8.25%, and profits above HK$2 million is taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime continue to be taxed at a flat rate of 16.5%.

Singapore CIT is calculated at 17.0% on the estimated assessable profit. No provision for taxation in Singapore has been made as the relevant group entities have no assessable profits during the years ended April 30, 2019, 2020 and 2021.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

11.	INCOME TAX EXPENSE - (CONTINUED)

The income tax expense for the year can be reconciled to the profit before tax per the consolidated statements of profit or loss and other comprehensive income as follows:

	2019	2020	2021
	HK$	HK$	HK$
Profit before tax	22,151	182,047	196,252

Tax at the domestic income tax rate of 16.5%	3,655	30,038	32,382
Tax effect of income not taxable for tax purpose	(3,209)	(7,820)	(16,719)
Tax effect of expenses not deductible for tax purpose	632	2,310	7,505
Tax effect of tax losses not recognized	—	—	1,565
Utilization of tax losses previously not recognized	(342)	(809)	—
Overprovision in prior years	(124)	—	(20)
Effect of different tax rates of subsidiaries operating in other jurisdictions	—	—	(70)
Others	(5)	(4)	(32)

Income tax expense for the year	607	23,715	24,611

The Group has unused tax losses of HK$4,906, nil and HK$9,795 at April 30, 2019, 2020 and 2021, available for offset against future profits, respectively. No deferred tax asset has been recognized in respect of these tax losses due to the unpredictability of future profit streams. The tax losses may be carried forward indefinitely.

12.	PROFIT FOR THE YEAR

Profit for the year has been arrived at after charging:

	2019	2020	2021
	HK$	HK$	HK$
Directors’ emoluments
Salaries, allowances and other benefits	—	2,041	4,420
Retirement benefit scheme contributions (note)	—	53	68
Staff costs
Salaries, allowances and other benefits	8,758	12,640	42,311
Retirement benefit scheme contributions (note)	411	434	1,227
Depreciation and amortization	—	—	4,896

Note:

The Group operates a Mandatory Provident Fund Scheme and Central Provident Fund Scheme for all qualifying employees in Hong Kong and Singapore, respectively. The assets of the schemes are held separately from those of the Group, in funds under the control of trustees.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

13.	EARNINGS PER SHARE

The calculation of the basic and diluted earnings per share attributable to owners of the Company is based on the following data:

Earnings figures are calculated as follows:	2019	2020	2021
	HK$	HK$	HK$
Earnings for the purpose of basic and diluted earnings per share	17,601	151,362	177,865

Number of shares	2019	2020	2021
Weighted average number of ordinary shares for the purpose of basic earnings per share	36,800,000	40,152,697	52,919,515
Effect of dilutive potential ordinary shares-restricted ordinary shares (note 23)	—	—	7,185

Weighted average number of ordinary shares for the purpose of diluted earnings per share	36,800,000	40,152,697	52,926,700

The weighted average number of ordinary shares for the purpose of calculating basic earnings per share has been determined on the assumption that the Reorganization and share split became effective/completed on May 1, 2018.

14.	ACQUISITION OF A SUBSIDIARY

On August 3, 2020, the Group acquired 51% of the issued share capital of PolicyPal for a consideration of US$3,000 (equivalent to approximately HK$23,259) in cash and 702,765 of Class A ordinary shares of the Company. This acquisition has been accounted for using the acquisition method. The amount of goodwill arising as a result of the acquisition was HK$58,675. PolicyPal operates a digital insurance brokerage business under direct insurance and exempt financial adviser license issued by the Monetary Authority of Singapore (“MAS”) in relation to advising on investment products that are life policies and arranging of life policies in Singapore, other than for reinsurance. The acquisition of PolicyPal, which is included in the digital financial services segment, was in line with the Group’s digital financial services strategy.

Consideration transferred:

HK$
Cash	23,259
Equity instruments issued	67,664

Total	90,923

As part of the consideration for the acquisition of PolicyPal, 702,765 of Class A ordinary shares of the Company were issued. The fair value of the ordinary shares of the Company is determined with assistance from an independent valuation firm. Details of the movement of share capital are set out in note 23 (vi).

Acquisition-related costs amounting to HK$52 have been excluded from the consideration transferred and have been recognized as an expense, within the other expenses line item in the consolidated statement of profit or loss and other comprehensive income for the year ended April 30, 2021.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

14.	ACQUISITION OF A SUBSIDIARY - (CONTINUED)

Assets acquired and liabilities recognized at the date of acquisition:

HK$
Property, plant and equipment	30
Intangible asset	45,260
Accounts and other receivables	293
Bank balances and cash	43,988
Accounts and other payables	(18,597)
Deferred tax liabilities	(7,694)

63,280

The gross contractual amounts of those trade and other receivables acquired amounted to HK$293. The best estimate at the date of acquisition of the contractual cash flows not expected to be collected amounted to HK$nil.

The intangible asset represents the developed technology. Such intangible asset is amortized on a straight-line basis over 7 years.

Goodwill arising on acquisition:

HK$
Consideration transferred	90,923
Plus: non-controlling interests (49% in PolicyPal)	31,032
Less: net assets acquired	(63,280)

Goodwill arising on acquisition	58,675

The non-controlling interests (49%) in PolicyPal recognized at the acquisition date was measured at their proportionate share of net assets acquired.

Goodwill arose in the acquisition of PolicyPal because the cost of the combination included a control premium. In addition, the consideration paid for the acquisition effectively included amounts in relation to the benefit of expected synergies, revenue growth, future market development and the assembled workforce of PolicyPal. These benefits are not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible asset.

None of the goodwill arising on these acquisitions is expected to be deductible for tax purposes.

Net cash inflow on acquisition of PolicyPal:

HK$
Cash consideration paid	(23,259)
Less: cash and cash equivalents balances acquired	43,988

20,729

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

14.	ACQUISITION OF A SUBSIDIARY - (CONTINUED)

Impact of the acquisition on the results of the Group:

The profit of the Group for the year ended April 30, 2021 includes loss of HK$8,679 attributable from PolicyPal. Revenue of the Group for the year ended April 30, 2021 includes HK$2,333 attributable from PolicyPal.

Had the acquisition been completed on May 1, 2020, revenue for the year ended April 30, 2021 of the Group would have been HK$196,593, and profit for the year ended April 30, 2021 of the Group would have been HK$168,748. The pro forma information is for illustrative purposes only and is not necessarily an indication of revenue and results of operations of the Group that actually would have been achieved had the acquisition been completed on May 1, 2020, nor is it intended to be a projection of future results.

In determining the pro-forma revenue and profit of the Group had PolicyPal been acquired at the beginning of the current year, the directors of the Company have calculated depreciation of plant and equipment and amortization of intangible asset acquired on the basis of the fair values arising in the initial accounting for the business combination rather than the carrying amounts recognized in the pre-acquisition financial statements.

15.	GOODWILL

HK$
COST
At April 30, 2020	—
Arising in acquisition of PolicyPal (note 14)	58,675

At April 30, 2021	58,675

For the purpose of impairment testing, goodwill has been allocated to a cash-generating unit, PolicyPal. The recoverable amount of PolicyPal has been determined based on value in use calculation which uses cash flow projections based on financial budgets approved by management covering a 5-year period, and pre-tax discount rate of 26.74%. Cash flows beyond the 5-year period are extrapolated using a steady 1.5% growth rate. Other key assumptions for the value in use calculation relate to the estimation of cash inflows/outflows which include budgeted sales and gross margin and such estimation is based on PolicyPal’s past performance and management’s expectations for the market development. Based on the result of the assessment, management of the Group determined that the recoverable amount of the cash-generating unit is higher than the carrying amount. As at April 30, 2021, the Company determined that there is no impairment of goodwill.

Management believes that any reasonably possible changes in any of these assumptions would not cause the carrying amount of PolicyPal to exceed its recoverable amount.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

16.	INTANGIBLE ASSET

Developed technology
HK$
COST
At April 30, 2020	—
Acquired on acquisition of PolicyPal (note 14)	45,260

At April 30, 2021	45,260

AMORTIZATION
At April 30, 2020	—
Charge for the year	4,849

At April 30, 2021	4,849

CARRYING VALUE
At April 30, 2019	—

At April 30, 2020	—

At April 30, 2021	40,411

There are no activities during fiscal years ended April 30, 2019 and 2020 in intangible asset. The above intangible asset represents the developed technology acquired as part of the PolicyPal acquisition. Such intangible asset is amortized on a straight-line basis over 7 years.

17.	PROPERTY, PLANT AND EQUIPMENT

Computer equipment
HK$
COST
At April 30, 2020	—
Acquisition of a subsidiary (note 14)	30
Additions	173

At April 30, 2021	203

DEPRECIATION
At April 30, 2020	—
Provided for the year	47

At April 30, 2021	47

CARRYING VALUES
At April 30, 2019	—

At April 30, 2020	—

At April 30, 2021	156

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

17.	PROPERTY, PLANT AND EQUIPMENT - (CONTINUED)

There are no activities during fiscal years ended April 30, 2019 and 2020 in property, plant and equipment. The property, plant and equipment are depreciated on a straight-line basis over their estimated useful lives as follows:

Computer equipment	5 years

18.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	2019	2020	2021
	HK$	HK$	HK$
Unlisted equity securities (note (i))	518,849	208,696	212,851
Movie income right investments (note (ii))	—	—	81,101

	518,849	208,696	293,952

Notes:

(i)

The Company classified certain equity securities as non-current when Company considered that these equity securities are held for long-term purposes and would realize their performance potential in the long run. During the year ended April 30, 2021, additions of financial assets at FVTPL of HK$8,435 was paid by the immediate holding company on behalf of the Group. The amount due to immediate holding company were netted-off with amount due from immediate holding company during the year ended April 30, 2021 and details of which are set out in note 28.

(ii)

As of April 30, 2021, the financial assets at FVTPL of the Group includes movie income right agreements with a production house, which is an independent third party, of HK$81,101. In accordance to the relevant agreements, the Group is entitled to certain percentage of the profit to be derived from the release of the films upon entering into the agreement. The Group may be required to further contribute to the film program due to the budget overruns. Any agreed further contribution to the film program due to the budget overruns of the film program by the Group will be recognized as cost of financial assets at FVTPL. Consideration for acquisition of movie income right investments of HK$29,893 has not yet been settled by the Group and such amount is recognized as liability for consideration payable for acquisition of movie income right investment included in accounts and other payables on the consolidated statements of financial position.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

19.	ACCOUNTS AND OTHER RECEIVABLES

	2019	2020	2021
	HK$	HK$	HK$
Commission receivable from insurance brokerage	7,756	4,104	2,766
Accounts receivable arising from the SpiderNet ecosystem solutions business	9,333	6,960	66,655

Total accounts receivable	17,089	11,064	69,421

Consideration receivables on disposal of financial assets at FVTPL	739	36,425	—
Prepayments (note (i))	4,675	4,720	8,158
Note receivable (note (ii))	—	—	4,165
Loan receivable (note (iii))	—	—	2,361
Deferred issue costs	—	—	7,970
Prepayment for subscription of bond instrument (note (iv))	—	—	11,452
Other receivables	16,707	52	674

Prepayments and other receivables	22,121	41,197	34,780

	39,210	52,261	104,201

Presented as:
Current	39,210	52,261	88,584
Non-current	—	—	15,617

	39,210	52,261	104,201

Notes:

(i)

As of April 30, 2021, prepayments mainly included employment incentive paid to the employees amounting to HK$6,852 which are paid at the beginning of the employment contracts, and repayable on a pro rata basis upon early termination of the employment contracts. Such amounts are amortized over the relevant period on a straight line basis accordingly.

(ii)

As of April 30, 2021, the amount represented a note receivable from an independent third party. The balance is unsecured, carried at fixed interest rate of 8% and repayable in 2 years. Such amount was paid by the immediate holding company on behalf of the Group.

(iii)	As of April 30, 2021, the amount represented a loan receivable from an independent third party. The balance is unsecured, carried at fixed interest rate of 8% and repayable in 1 year.
(iv)

As of April 30, 2021, the immediate holding company made a prepayment of HK$11,452 on behalf of the Group to an independent third party to subscribe for its bond instrument. Such amount was recorded as amount due to immediate holding company.

As at May 1, 2018, commission receivable from insurance brokerage and accounts receivable arising from the SpiderNet ecosystem solutions business from contracts with customers amounted to HK$7,911 and HK$4,000, respectively.

The Group allows a credit period of up to 15 days to its commission receivable arising from insurance brokerage business and a credit period of ranging from 0 to 90 days to its accounts receivable arising from the SpiderNet ecosystem solutions business for the demand note issued according to the payment schedules. As at April 30, 2019, 2020 and 2021, included in the Group’s accounts receivable balance were debtors with aggregate carrying amounts of HK$13,756, HK$4,104 and HK$2,766, which were past due as at the reporting date. At April 30, 2019, 2020 and 2021, out of the past due balances, HK$11,545, HK$1,404 and HK$2,334, respectively, had been past due 90 days or more. The management assessed that there have been

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

19.	ACCOUNTS AND OTHER RECEIVABLES - (CONTINUED)

no significant increase in credit risk nor default because of the background of the debtors and historical payment arrangement with these debtors. The Group does not hold any collateral over these balances.

Details of impairment assessment of trade and other receivables are set out in note 26b.

20.	ACCOUNTS AND OTHER PAYABLES

	2019	2020	2021
	HK$	HK$	HK$
Accounts payable arising from insurance brokerage	986	51	111
Consideration payable for acquisition of movie income right investments	—	—	29,893
Amount due to a former fellow subsidiary (note)	19,966	—	—
Other payables and accruals	262	374	1,003
Accrued issue cost	—	—	7,970

	21,214	425	38,977

Note:

As of April 30, 2019, the amount represented non-trade balance payable to a former fellow subsidiary, which become an independent third party on June 30, 2018. The balance is unsecured, interest-free and repayable on demand.

The average credit period for the accounts payable arising from insurance brokerage is 30 days.

21.	CONTRACT LIABILITIES

	2019	2020	2021
	HK$	HK$	HK$
SpiderNet ecosystem solutions income	367	60,998	70,313

Presented as:
Current	367	35,722	39,121
Non-current	—	25,276	31,192

	367	60,998	70,313

The Group had no contract liabilities as at May 1, 2018.

Contract liabilities are classified as current and non-current based on the Group’s earliest obligation to transfer services to the customers.

The following table shows how much of the revenue recognized relates to carried-forward contract liabilities.

	2019	2020	2021
	HK$	HK$	HK$
SpiderNet ecosystem solutions income
Revenue recognized that was included in the contract liability balance at the beginning of the year	—	367	35,722

Typical payment terms which impact on the amount of contract liabilities recognized are set out in note 6(ii).

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

22.	DEFERRED TAX LIABILITY

The following is the deferred tax liability recognized and movements thereon during the current year:

Intangible asset
HK$
At May 1, 2018, April 30, 2019 and April 30, 2020	—
Acquisition of a subsidiary (note 14)	7,694
Credited to profit or loss (note 11)	(824)

At April 30, 2021	6,870

23.	SHARE CAPITAL

For the purpose of presenting the combined capital of the Group prior to the completion of the Reorganization as disclosed in note 2, the balance at May 1, 2018 and April 30, 2019 represented the aggregate amount of share capital of AMTD DI I, AMTD DI III, AMTD BI, AMTD DM, AMTD RS and AMTD IS.

The share capital as at April 30, 2020 and 2021 represented the issued share capital of the Company.

	Class A Ordinary shares		Class B Ordinary shares		Total
	Number of shares	Share capital	Number of shares	Share capital	Number of shares	Share capital
		HK$		HK$		HK$
Ordinary shares of US$0.0001 each
Authorized
At April 30, 2020 and April 30, 2021	8,000,000,000	6,200,000	2,000,000,000	1,550,000	10,000,000,000	7,750,000

Issued and fully paid
At May 1, 2019	—	—	—	—	—	—
Issuance upon incorporation (note (i))	—	—	1	—	1	—
Share split (note (i))	—	—	9,999	—	9,999	—
Issuance of shares (note (ii))	9,500,000	7	38,790,000	30	48,290,000	37
Exercise of warrants (note (iii))	1,226,667	1	—	—	1,226,667	1

At April 30, 2020	10,726,667	8	38,800,000	30	49,526,667	38
Issuance of shares (notes (iv) and (viii))	17,350,000	13	—	—	17,350,000	13
Share-based compensation (note (v))	38,710	—	—	—	38,710	—
Acquisitions of subsidiaries (note (vi))	702,765	1	—	—	702,765	1
Transfer of shares (note (vii))	14,598,000	11	(14,598,000)	(11)	—	—

At April 30, 2021	43,416,142	33	24,202,000	19	67,618,142	52

Notes:

(i)

Upon the incorporation of the Company in September 2019, the Company issued one ordinary share to the controlling shareholder. In December 2019, the Company effected a 1-to-10,000 share split, following which one issued ordinary share was subdivided into 10,000 ordinary shares and re-designated as Class B ordinary share.

(ii)	On December 18, 2019, the Company issued 36,790,000 shares of Class B ordinary shares to the controlling shareholder at par value of US$0.0001 (equivalent to approximately HK$0.00078) for an

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

23.	SHARE CAPITAL - (CONTINUED)

aggregation consideration of US$4 (equivalent to approximately HK$29) in exchange for the equity in all the transferred subsidiaries as part of the reorganization.

Between December 31, 2019 and March 13, 2020, the Company issued 9,500,000 shares of Class A ordinary shares to third party investors and 2,000,000 shares of Class B ordinary shares to a non-controlling shareholder of the immediate holding company for an aggregate consideration of US$115,000 (equivalent to approximately HK$898,045).

(iii)

On December 19, 2019, the Company issued warrants to an independent third party for an aggregate consideration of US$1,500 (approximately equivalent to HK$11,742), with a total exercise price of US$10,000 (equivalent to approximately HK$77,963) for 3.23% equity interest of the Company which was recognized as derivative financial liabilities. The changes in fair value of the warrants from date of issuance to date of exercise amounting to HK$5,929 was recognized as a loss in the consolidated statement of profit or loss and other comprehensive income for the year ended April 30, 2020. On March 10, 2020, the warrant holder exercised the warrants in full and paid an amount of US$10,000 (equivalent to approximately HK$77,963) for 1,226,667 shares of Class A ordinary shares. It resulted in the increase in share capital of HK$1 and share premium of HK$95,633. As at April 30, 2020, the Company had no warrants outstanding.

(iv)

Between May 13, 2020 and August 3, 2020, the Company issued 350,000 shares of Class A ordinary shares to third party investors for an aggregate consideration of US$3,500 (equivalent to approximately HK$27,126).

(v)

On August 3, 2020, the Company granted 38,710 shares of Class A ordinary shares with an aggregated grant date fair value of HK$3,728, which has a vesting period of 3 years, to a personnel of the Company. A share-based payment expense amounting to HK$932 was recognized in the consolidated financial statements during the year ended April 30, 2021. As of April 30, 2021, no restricted shares are vested and there are 38,710 shares which are unvested and expected to vest. There were HK$2,796 of unrecognized share-based compensation expenses related to these unvested restricted shares which are expected to be recognized over a weighted-average period of 2.27 years as of April 30, 2021. The grant date fair value of the Class A ordinary shares is determined based on recent transaction price.

(vi)

The Company issued 702,765 Class A ordinary shares to certain shareholders of PolicyPal, together with a cash consideration, in exchange for 51% of the equity interest of PolicyPal Pte. Ltd on August 3, 2020. Details of the acquisition of subsidiary are set out in note 14.

(vii)

On June 26, 2020, the immediate holding company of the Company converted its 14,598,000 Class B ordinary shares to Class A ordinary shares. The immediate holding company then transferred its 2,441,000 Class A ordinary shares to AMTD Assets Alpha Group, a fellow subsidiary of the Company, 2,441,000 Class A ordinary shares to AMTD Education Group, a fellow subsidiary of the Company, and 9,716,000 Class A ordinary shares to AMTD IDEA Group. a fellow subsidiary of the Company, respectively.

(viii)

On March 8, 2021, the Company issued 8,500,000 Class A ordinary shares to AMTD Assets Alpha Group, a fellow subsidiary of the Company, and 8,500,000 Class A ordinary shares to AMTD Education Group, a fellow subsidiary of the Company, for cash considerations of US$85,000 (equivalent to approximately HK$659,923) and US$85,000 (equivalent to approximately HK$659,923), respectively.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

24.	NON-CONTROLLING INTERESTS

Share of net assets of subsidiaries
HK$
As May 1, 2018	23,167
Share of profit for the year	3,943

At April 30, 2019	27,110
Share of profit for the year	6,970
Acquisition of non-controlling interest of subsidiaries (note)	(34,080)

At April 30, 2020	—
Share of loss for the year	(6,224)
Exchange differences arising on translation of foreign operations	378
Acquisition of subsidiaries (note 14)	31,032

At April 30, 2021	25,186

Note:

As disclosed in note 2, in December 2019, AMTD Group acquired the remaining 20.87% equity interests in AMTD SCG from non-controlling shareholders. AMTD Group then transferred 100% equity interests in AMTD RS, AMTD RSG, AMTD IS and AMTD PISG from AMTD SCG to the Company. The non-controlling interests amounting to HK$34,080 which represented 20.87% of total net assets of AMTD RS, AMTD RSG, AMTD IS and AMTD PISG were reclassified into parent’s net investments as a deemed contribution from AMTD Group and constituted as non-cash transaction.

25.	CAPITAL RISK MANAGEMENT

The Group manages its capital to ensure that the Group will be able to continue as a going concern while maximizing the return to stakeholders through the optimization of debt and equity balance. The Group’s overall strategy remained unchanged throughout the years ended April 30, 2019, 2020 and 2021.

The capital structure of the Group consists of net debt, which includes amounts due to its holding company and fellow subsidiaries disclosed in note 27, net of cash and cash equivalents, and equity attributable to owners of the Company, comprising issued share capital, retained earnings and capital reserves.

26.	FINANCIAL INSTRUMENTS

a	Categories of financial instruments

	2019	2020	2021
	HK$	HK$	HK$
Financial assets
Financial assets at FVTPL	518,849	208,696	293,952
Amortized cost	5,368,124	3,381,646	2,646,297

Financial liabilities
Amortized cost	5,770,234	2,237,272	48,088

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies

The Group’s major financial instruments include accounts receivable, other receivables, financial assets at FVTPL, bank balances and cash, fiduciary bank balances, amounts due from (to) immediate holding company and fellow subsidiaries, clients’ monies held on trust, accounts payable and other payables and accruals. Details of the financial instruments are disclosed in respective notes. The risks associated with these financial instruments include market risk (currency risk, interest rate risk and other price risk), credit risk and liquidity risk. The policies on how to mitigate these risks are set out below. The management of the Group manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

Market risk

(i)	Currency risk

Certain transactions of the Group are denominated in foreign currencies which are different from the functional currency and therefore the Group is exposed to foreign currency risk. The Group currently does not have a foreign currency hedging policy. However, management monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

For the entities of which their functional currency is HK$ while holding assets denominated in US$, the directors of the Company consider that as HK$ is pegged to US$, the Group is not subject to significant foreign currency risk from change in foreign exchange rate of HK$ against US$.

In the opinion of management of the Group, the expected change in foreign exchange rate will not have significant impact on the carrying amount of the foreign currency denominated monetary assets and liabilities, hence sensitivity analysis is not presented.

(ii)	Interest rate risk

The Group is also exposed to cash flow interest rate risk in relation to variable rate fiduciary bank balances and bank balances. The Group’s exposure to cash flow interest rate risk in relation to variable-rate fiduciary bank balances and bank balances is limited given the current market interest rates on bank deposits are relatively low and stable.

(iii)	Other price risk

The Group is exposed to equity price risk through its investments in equity securities measured at FVTPL. The Group invested in certain unquoted equity securities for investees operating in digital and technology industry sector for long term strategic purposes which had been measured as FVTPL. The Group has appointed a special team to monitor the price risk and will consider hedging the risk exposure should the need arise.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies - (Continued)

Market risk - (Continued)

Sensitivity analysis

The sensitivity analyzes have been determined based on the exposure to equity price risk at the reporting date. If the prices of the respective equity instruments had been 3% higher/lower, the pre-tax profit for the years ended April 30, 2019, 2020 and 2021 would increase/decrease by HK$2,589, HK$2,324 and HK$300, respectively, as a result of the changes in fair value of investments at FVTPL.

Credit risk and impairment assessment

Credit risk refers to the risk that the Group’s counterparties default on their contractual obligations resulting in financial losses to the Group. The Group’s credit risk exposures are primarily attributable to accounts receivable, other receivables, bank balances, fiduciary bank balances and amounts due from immediate holding company and fellow subsidiaries. The Group does not hold any collateral or other credit enhancements to cover its credit risks associated with its financial assets.

The Group performed impairment assessment for financial assets under ECL model. Information about the Group’s credit risk management, maximum credit risk exposures and the related impairment assessment, if applicable, are summarized as below:

Commission receivable arising from the insurance brokerage business and accounts receivable arising from the SpiderNet ecosystem solutions business

Before accepting any new customer, the Group uses an internal credit scoring system to assess the potential customer’s credit quality and defines credit limits by customer. Limits and scoring attributed to customers are reviewed twice a year. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. In this regard, the management considers that the Group’s credit risk is significantly reduced.

The Group has concentration of credit risk as 43%, 5% and 30% of the commission receivable arising from the insurance brokerage business due from the Group’s five largest customers as at April 30, 2019, 2020 and 2021, respectively. The Group has concentration of credit risk as 100%, 21% and 50% of the accounts receivable arising from the SpiderNet ecosystem solutions business due from the Group’s five largest customers as at April 30, 2019, 2020 and 2021, respectively. In order to minimize the credit risk, the management of the Group has delegated a team responsible for determination of credit limits and credit approvals.

In addition, the Group performs impairment assessment under ECL model on commission receivable from insurance brokerage with significant balances or credit-impaired and accounts receivable arising from the SpiderNet ecosystem solutions business individually. The remaining commission receivable are assessed collectively and grouped based on shared credit risk characteristics by reference to the Group’s past due status of outstanding balances, nature, size and industry of debtors and external credit ratings. The Company assesses the ECL of commission receivable arising from the insurance brokerage business based on historical observed default rates over the expected life of the debtors and

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies - (Continued)

Credit risk and impairment assessment - (Continued)

Commission receivable arising from the insurance brokerage business and accounts receivable arising from the SpiderNet ecosystem solutions business - (Continued)

forward-looking information that is available without undue cost or effort. For the years ended April 30, 2019, 2020 and 2021, the Group assessed the ECL for commission receivable arising from the insurance brokerage business and accounts receivable arising from the SpiderNet ecosystem solutions business to be insignificant and thus no loss allowance is recognized.

Fiduciary bank balances and bank balances

Credit risk on fiduciary bank balances and bank balances is limited because the counterparties are reputable banks with high credit ratings assigned by international credit agencies. The Group assessed 12m ECL for fiduciary bank balances and bank balances by reference to information relating to probability of default and loss given default of the respective credit rating grades published by external credit rating agencies. Based on the average loss rates, the 12m ECL on fiduciary bank balances and bank balances is considered to be insignificant and therefore no loss allowance was recognized.

Amounts due from immediate holding company and fellow subsidiaries

The Group regularly evaluates the business performance of the immediate holding company and fellow subsidiaries. The Group’s credit risks in these balances are considered low due to the strong financial positions of these entities. The management believes that there are no significant increases in credit risk of these amounts since initial recognition and the Group provided impairment based on 12m ECL. For the years ended April 30, 2019, 2020 and 2021, the Group assessed the ECL for amounts due from immediate holding company and fellow subsidiaries to be insignificant and thus no loss allowance is recognized.

Consideration receivables and other receivables

For consideration receivables and other receivables, the Group regularly reviews the recoverable amount of each individual debtor to ensure that adequate impairment losses are recognized for irrecoverable debts. The Group performs impairment assessment under ECL model on such consideration receivables and other receivables individually. The Group believes that there is no significant increase in credit risk of these amounts since initial recognition and the Group provided impairment based on 12m ECL. For the years ended April 30, 2019, 2020 and 2021, the Group assessed the ECL for consideration receivables and other receivables are insignificant and thus no loss allowance is recognized.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies - (Continued)

Credit risk and impairment assessment - (Continued)

Consideration receivables and other receivables - (Continued)

The Group’s internal credit risk grading assessment comprises the following categories:

Internal credit rating	Description	Commission receivable from insurance brokerage and accounts receivable arising from the SpiderNet ecosystem solutions business	Other financial assets
Low risk	The counterparty has a low risk of default and usually settled within credit period	Lifetime ECL-not credit-impaired	12-month ECL

Doubtful	There have been significant increases in credit risk since initial recognition through information developed internally or external resources	Lifetime ECL-not credit-impaired	Lifetime ECL-not credit-impaired

Loss	There is evidence indicating the asset is credit-impaired	Lifetime ECL-credit-impaired	Lifetime ECL-credit-impaired

Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Group has no realistic prospect of recovery	Amount is written off	Amount is written off

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies - (Continued)

Credit risk and impairment assessment - (Continued)

Consideration receivables and other receivables - (Continued)

The table below details the credit risk exposures of the Group’s financial assets, which are subject to ECL assessment:

	Notes	Internal credit rating	12m ECL or lifetime ECL	2019 Gross carrying amount	2020 Gross carrying amount	2021 Gross carrying amount
				HK$	HK$	HK$
Financial assets at amortized costs
Commission receivable from insurance brokerage	19	(Note)	Lifetime ECL (provision matrix)	7,756	4,104	2,766
Accounts receivable arising from the SpiderNet ecosystem solutions business	19	(Note)	Lifetime ECL - not credit-impaired	9,333	6,960	66,655
Consideration receivables and other receivables	19	Normal risk	12-month ECL	17,446	36,477	674
Note receivable	19	Normal risk	12-month ECL	—	—	4,165
Loan receivable	19	Normal risk	12-month ECL	—	—	2,361
Amount due from immediate holding company	27	Normal risk	12-month ECL	1,740,393	2,352,472	2,138,708
Amounts due from fellow subsidiaries	27	Normal risk	12-month ECL	3,570,417	764,140	—
Cash and cash equivalents		Aa3	12-month ECL	5,764	196,210	416,420
Fiduciary bank balances		Normal risk	12-month ECL	17,015	21,283	14,548

				5,368,124	3,381,646	2,646,297

Note:

For commission receivable from insurance brokerage and accounts receivable arising from the SpiderNet ecosystem solutions business, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. The Group determines the ECL on commission receivable from insurance brokerage on a collective basis, grouped by internal credit rating. For accounts receivable arising from the SpiderNet ecosystem solutions business, the ECL is assessed on an individual basis.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies - (Continued)

Credit risk and impairment assessment - (Continued)

Consideration receivables and other receivables - (Continued)

The previously written off accounts receivable amounting to HK$926, nil and HK$71 had been recovered during the year ended April 30, 2019, 2020 and 2021, respectively.

The expected credit losses as at April 30, 2019, 2020 and 2021 were insignificant and no loss allowance was provided.

Liquidity risk

In managing the liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows.

The following table details the Group’s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group may be required to pay. The maturity dates for non-derivative financial liabilities are based on the agreed repayment dates.

Liquidity tables

	Weighted average interest rate	On demand or less than 1 month	Total undiscounted cash flows	Carrying amount
		HK$	HK$	HK$
At April 30, 2019
Non-derivative financial liabilities
Non-interest bearing
Accounts payable	—	986	986	986
Clients’ monies held on trust	—	3,181	3,181	3,181
Other payables and accruals	—	20,228	20,228	20,228
Amount due to immediate holding company	—	3,202,600	3,202,600	3,202,600
Amounts due to fellow subsidiaries	—	2,543,239	2,543,239	2,543,239

		5,770,234	5,770,234	5,770,234

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

b.	Financial risk management objectives and policies - (Continued)

Liquidity risk - (Continued)

	Weighted average interest rate	On demand or less than 1 month	Total undiscounted cash flows	Carrying amount
		HK$	HK$	HK$
At April 30, 2020
Non-derivative financial liabilities
Non-interest bearing
Accounts payable	—	51	51	51
Clients’ monies held on trust	—	10,045	10,045	10,045
Other payables and accruals	—	374	374	374
Amount due to immediate holding company	—	281,282	281,282	281,282
Amounts due to fellow subsidiaries	—	1,945,520	1,945,520	1,945,520

		2,237,272	2,237,272	2,237,272

	Weighted average interest rate	On demand or less than 1 month	Total undiscounted cash flows	Carrying amount
		HK$	HK$	HK$
At April 30, 2021
Non-derivative financial liabilities
Non-interest bearing
Accounts payable	—	111	111	111
Clients’ monies held on trust	—	9,111	9,111	9,111
Consideration payable for acquisition of movie income right investments	—	29,893	29,893	29,893
Other payables and accruals	—	8,973	8,973	8,973

		48,088	48,088	48,088

c.	Fair value measurements of financial instruments

Some of the Group’s financial instruments are measured at fair value for financial reporting purposes. The management of the Company are responsible for determining the appropriate valuation techniques and inputs for fair value measurements.

In estimating the fair value, the Group uses observable market data to the extent it is available. Where Level 1 inputs are not available, the Group makes reference to the prices of recent transactions or engages third-party qualified valuers to perform the valuation.

The management of the Company works closely with the qualified external valuers to establish the appropriate valuation techniques and inputs to the model. The management reports the findings to the board of directors of the Company to explain the cause of fluctuations in the fair value.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

c.	Fair value measurements of financial instruments - (Continued)

(i)	Fair value of the Group’s financial assets that are measured at fair value on a recurring basis

The Group’s investments in private equity are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial assets are determined (in particular, the valuation technique(s) and inputs used).

Financial assets	Fair value as at			Fair value hierarchy	Valuation technique(s) and key inputs	Significant unobservable input(s)
	2019	2020	2021
	HK$	HK$	HK$

Financial assets at FVTPL - unlisted equity securities	86,301	77,464	9,990	Level 2	The fair values of unlisted equity investments are determined with reference to the recent transaction price of the investments.	N/A

	432,548	131,232	202,861	Level 3	Market approach - the option pricing model (“OPM”) backsolve approach was used to calculate the implied equity value of the investee. Once an overall equity value was determined, amounts were allocated to the various classes of equity based on the security class preferences. The inputs to the OPM backsolve approach are the recent transaction price for one component of the capital structure, probability of IPO, redemption and liquidation, the risk-free interest rate and expected volatility.	Expected volatility ranged from 34.2% to 68.5% taking into account peer companies’ volatility used by market participants when pricing the investment (note (i)).

Movie income right investments	—	—	81,101	Level 3	Income approach - in this approach, the discounted cash flow method was used to capture the present value of the expected future economic benefits to be derived from the investments in these movie income right investment, based on an appropriate discount rate.

Discount rate, taking

into account weighted

average cost of capital

(WACC) determined

using a Capital Asset

Pricing Model ranged

from 10.40% - 12.59%

(note (ii)), expected ticket sales performance and expected movie production costs.

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

c.	Fair value measurements of financial instruments - (Continued)

(i)	Fair value of the Group’s financial assets that are measured at fair value on a recurring basis - (Continued)

Notes:

(i)

A change in the expected volatility used in isolation would result in a change in the fair value of the private equity investments. A 5% increase in the expected volatility holding all other variables constant would increase the carrying amount of the private equity investments by HK$295, HK$295 and HK$386 and decrease the carrying amount of the private equity investments by HK$604, HK$848 and HK$1,738 as at April 30, 2019, 2020 and 2021, respectively.

(ii)	A 5% increase/decrease in the discount rate holding all other variables constant would decrease/increase the carrying amount of the movie income right investments by HK$5,384 as at April 30, 2021.

Reconciliation of Level 3 fair value measurements

	Unlisted investments classified as equity instruments at FVTPL	Movie income right investments	Total
	HK$	HK$	HK$
At May 1, 2018	350,274	—	350,274
Total gains in profit or loss	3,786	—	3,786
Purchased	78,488	—	78,488

At April 30, 2019	432,548	—	432,548
Total gains in profit or loss	34,497	—	34,497
Disposals	(335,813)	—	(335,813)

At April 30, 2020	131,232	—	131,232
Total gains in profit or loss	70,344	647	70,991
Transfer from Level 2 to Level 3	77,464	—	77,464
Transfer from Level 3 to Level 1	(78,540)	—	(78,540)
Purchases	2,361	80,454	82,815

At April 30, 2021	202,861	81,101	283,962

The net unrealized gains of HK$3,786, HK$26,150 and HK$15,141 for the years included in profit or loss related to financial assets at FVTPL held at April 30, 2019, 2020 and 2021, respectively.

The investments of HK$77,464 were transferred from Level 2 to Level 3 category and the transfers are primarily attributable to changes in observability of valuation inputs in valuing these investments. Other than those disclosed above, there were no other transfer out of Level 2 and Level 3 during the year ended April 30, 2021.

The investments of HK$78,540 were transferred from Level 3 to Level 1 category and the transfers are primarily attributable to conversion of unlisted ordinary shares to the ordinary shares of the investee upon its listing on the Tokyo Stock Exchange on March 30, 2021. In April 2021,

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

26.	FINANCIAL INSTRUMENTS - (CONTINUED)

c.	Fair value measurements of financial instruments - (Continued)

(i)	Fair value of the Group’s financial assets that are measured at fair value on a recurring basis - (Continued)

the Company disposed of the aforesaid the equity investments for a cash consideration of HK$77,840, which resulted in an decrease in fair value of HK$700 from the date of transfer from Level 3 to Level 1 to the date of disposal. Other than those disclosed above, there were no other transfer out of Level 1 and Level 3 during the year ended April 30, 2021.

(ii)	Fair value of financial assets and financial liabilities that are not measured at fair value on a recurring basis

The Company considers that the carrying amount of the Group’s financial assets and financial liabilities recorded at amortized cost in the consolidated financial statements approximate their fair values due to the short-term nature of these instruments. Such fair values have been determined in accordance with generally accepted pricing models based on a discounted cash flow analysis.

27.	RELATED PARTY DISCLOSURES

In addition to the transactions and balances disclosed elsewhere in the consolidated financial statements, the Group had the following significant related party transactions during the reporting period:

Relationship	Nature of transactions	2019	2020	2021
		HK$	HK$	HK$
Immediate holding company	Insurance brokerage services rendered	563	454	477
Immediate holding company	SpiderNet ecosystem solutions service rendered	—	—	7,467
Immediate holding company	Corporate expenses allocated	417	7,897	6,227
Fellow subsidiaries	Insurance brokerage services rendered	84	110	87
A fellow subsidiary	Disposal of an investment (note)	—	317,102	—
A related company	SpiderNet ecosystem solutions service rendered	—	—	5,000

Note:	On June 30, 2019, the Group disposed of an investment to a fellow subsidiary for cash consideration of HK$317,102 to streamline the businesses of the respective entities.

Compensation of key management personnel

The directors of the Company were considered to be the key management personnel of the Company. The remuneration of the directors of the Company is set out in note 12. The remuneration of key management personnel is determined with regard to the performance of individuals and market trends.

Centralized cash management and major non-cash transactions

Treasury functions of the Group are conducted centrally under AMTD Group and inter-company fund transfers were carried out among the entities within AMTD Group. The treasury function manages available funds at AMTD Group level and allocates the funds to various entities within AMTD Group for their

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

27.	RELATED PARTY DISCLOSURES - (CONTINUED)

operations. In May and August 2019 and April 2021, certain entities within AMTD Group had entered into intercompany financing and offsetting agreements pursuant to which certain intercompany receivables and payables are to be netted-off for settlement purpose. These constituted material non-cash transactions. Amount due from immediate holding company, amount due to immediate holding company, amounts due from fellow subsidiaries and amounts due to fellow subsidiaries, which amounted to HK$249,968, HK$2,816,925, HK$3,452,383 and HK$385,490, respectively, were transferred or netted-off under these agreements during the year ended April 30, 2020.

Amount due from immediate holding company, amount due to immediate holding company, amounts due from fellow subsidiaries and amounts due to fellow subsidiaries, which amounted to HK$570,869, HK$352,595, HK$1,647,052 and HK$1,854,976, respectively, were transferred or netted-off under the agreement during the year ended April 30, 2021.

As at April 30, 2019, 2020 and 2021, the amounts due from (to) immediate holding company and fellow subsidiaries were unsecured, interest free and repayable on demand.

Details of impairment assessment of amounts due from immediate holding company and fellow subsidiaries are set out in note 26(b).

28.	RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statements of cash flows as cash flows from financing activities.

	Amount due to immediate holding company	Amounts due to fellow subsidiaries	Amount due to a former fellow subsidiary	Total
	HK$	HK$	HK$	HK$
At May 1, 2018	626,962	2,456,220	—	3,083,182
Financing cash flows	2,575,638	87,019	19,966	2,682,623

At April 30, 2019	3,202,600	2,543,239	19,966	5,765,805
Financing cash flows	(104,393)	(212,229)	(19,966)	(336,588)
Non-cash transaction (note)	(2,816,925)	(385,490)	—	(3,202,415)

At April 30, 2020	281,282	1,945,520	—	2,226,802
Financing cash flows	71,313	(90,544)	—	(19,231)
Non-cash transaction (note)	(352,595)	(1,854,976)	—	(2,207,571)

At April 30, 2021	—	—	—	—

Note:

Pursuant to the offsetting agreements described in note 27, amount due to immediate holding company and amounts due to fellow subsidiaries, which amounted to HK$2,816,925 and HK$385,490, respectively, were transferred or netted-off with amounts due from immediate holding company and fellow subsidiaries under these agreements during the year ended April 30, 2020. Amount due to immediate holding company and amounts due to fellow subsidiaries, which

AMTD DIGITAL INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

28.	RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES - (CONTINUED)

amounted to HK$352,595 and HK$1,854,976, respectively, were netted-off with amounts due from immediate holding company and amounts due from fellow subsidiaries under these agreements during the year ended April 30, 2021.

29.	OTHER COMMITMENT

The Group entered into a binding term sheet in December 2019 with certain third parties to establish a consortium in which the Group expects to be the largest shareholder holding 35.2% of equity interest for a consideration of Singapore Dollar 79.2 million (equivalent to approximately HK$435,000). The consortium is expected to establish Singa Bank, a digital wholesale banking platform to be established to provide comprehensive services to small and medium-sized enterprises and corporate clients in Singapore. The consortium is actively pursuing digital banking opportunities in Singapore through Singa Bank. As of the date of this report, the launch of the Singa Bank is subject to the approval of the digital wholesale banking license from the MAS and other regulatory requirements.

In June 2020, the Group entered into a binding term sheet to acquire 55% equity interest in CapBridge Financial Pte. Ltd., which holds a capital markets services license in respect of dealing in capital markets products that are securities and a collective investment schemes license in Singapore, for a consideration of US$1,280 (equivalent to approximately HK$9,920) in cash and 3,878,000 of Class A ordinary shares of the Company. The proposed acquisition is subject to MAS’s final approval.

30.	REGULATORY REQUIREMENT

The Company’s insurance brokerage subsidiary, AMTD RSG, is subject to the Hong Kong Insurance Ordinance, which requires the maintenance of minimum net capital of HK$100. At April 30, 2019, 2020 and 2021, AMTD RSG was in compliance with this requirement.

31.	EVENTS AFTER THE REPORTING PERIOD

The Group has evaluated events subsequent to April 30, 2021 through August 30, 2021, the date on which the financial statements are available to be issued. There is no significant event subsequent to April 30, 2021.

32.	APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the board of directors and authorized for issue on August 30, 2021.

AMTD DIGITAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

(All amounts in thousands of Hong Kong dollars (“HK$”), except for share and per share data)

	Notes	Ten months ended February 28,
		2021	2022
		HK$	HK$

Revenue from contracts with customers	3	162,412	168,013
Employee benefits expense		(38,796)	(63,127)
Advertising and promotion expense		(2,509)	(3,766)
Premises and office expenses		(4,486)	(5,290)
Legal and professional fee		(5,832)	(11,473)
Depreciation and amortization		(3,805)	(5,449)
Other expenses		(3,186)	(1,318)
Changes in fair value on financial assets measured at fair value through profit or loss (“FVTPL”)	5	28,978	126,642
Other income	6	1,288	1,270
Other gains and losses, net	7	(643)	1,521

Profit before tax		133,421	207,023
Income tax expense	8	(20,412)	(20,228)

Profit for the period	9	113,009	186,795

Item that may be reclassified subsequently to profit or loss:
Exchange differences arising on translation of foreign operations		1,209	(679)

Other comprehensive income (expense) for the period		1,209	(679)

Total comprehensive income for the period		114,218	186,116

Profit (loss) for the period attributable to:
-Owners of the Company		118,242	198,367
-Non-controlling interests		(5,233)	(11,572)

		113,009	186,795

Total comprehensive income (expense) for the period attributable to:
-Owners of the Company		118,887	198,021
-Non-controlling interests		(4,669)	(11,905)

		114,218	186,116

Earnings per share	10
-Basic		2.35	2.94
-Diluted		2.35	2.93

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

AMTD DIGITAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(All amounts in thousands of HK$)

		April 30,	February 28,
	Notes	2021	2022
		HK$	HK$

ASSETS
Non-current assets:
Goodwill		58,675	58,675
Property, plant and equipment		156	139
Intangible assets	11	40,411	37,566
Prepayments and other receivables	13	15,617	5,350
Financial assets at FVTPL	12	293,952	165,643

Total non-current assets		408,811	267,373

Current assets:
Accounts receivable	13	69,421	58,752
Prepayments and other receivables	13	19,163	272,668
Amount due from AMTD Group (as defined in note 1)	19	2,138,708	2,484,685
Fiduciary bank balances		14,548	13,696
Cash and cash equivalents		416,420	101,977

Total current assets		2,658,260	2,931,778

Total assets		3,067,071	3,199,151

EQUITY AND LIABILITIES
Current liabilities:
Clients’ monies held on trust		9,111	8,673
Accounts payable	14	111	67
Other payables and accruals	14	38,866	11,616
Contract liabilities		39,121	48,339
Income tax payable		48,578	28,215

Total current liabilities		135,787	96,910

Non-current liabilities:
Contract liabilities		31,192	7,613
Deferred tax liability	15	6,870	5,954

Total non-current liabilities		38,062	13,567

Total liabilities		173,849	110,477

Capital and reserves:
Share capital	16	52	52
Reserves		2,867,984	3,067,774

Equity attributable to owners of the Company		2,868,036	3,067,826
Non-controlling interests		25,186	20,848

Total equity		2,893,222	3,088,674

Total equity and liabilities		3,067,071	3,199,151

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

AMTD DIGITAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(All amounts in thousands of HK$)

	Attributable to owners of the Company
	Share capital	Share premium	Share-based payment reserve	Exchange reserve	Other reserve	Retained earnings	Equity	Non- controlling interests	Total
	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$	HK$
At May 1, 2020	38	993,670	—	—	129,084	151,362	1,274,154	—	1,274,154
Profit (loss) for the period	—	—	—	—	—	118,242	118,242	(5,233)	113,009
Exchange differences arising on translation of foreign operations	—	—	—	645	—	—	645	564	1,209

Total comprehensive income (expense) for the period	—	—	—	645	—	118,242	118,887	(4,669)	114,218

Acquisition of subsidiaries	1	67,663	—	—	—	—	67,664	31,032	98,696
Issuance of shares	1	27,125	—	—	—	—	27,126	—	27,126
Share-based compensation	—	—	724	—	—	—	724	—	724

At February 28, 2021	40	1,088,458	724	645	129,084	269,604	1,488,555	26,363	1,514,918

At May 1, 2021	52	2,408,291	932	450	129,084	329,227	2,868,036	25,186	2,893,222
Profit (loss) for the period	—	—	—	—	—	198,367	198,367	(11,572)	186,795
Exchange differences arising on translation of foreign operations	—	—	—	(346)	—	—	(346)	(333)	(679)

Total comprehensive (expense) income for the period	—	—	—	(346)	—	198,367	198,021	(11,905)	186,116

Issuance of shares by a non-wholly owned subsidiary (note 11)	—	—	—	—	342	—	342	444	786
Share-based compensation (note 18)	—	—	1,427	—	—	—	1,427	7,123	8,550

At February 28, 2022	52	2,408,291	2,359	104	129,426	527,594	3,067,826	20,848	3,088,674

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

AMTD DIGITAL INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands of HK$)

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Net cash from operating activities	25,870	33,846

INVESTING ACTIVITIES
Additions of financial assets at FVTPL	(23,031)	—
Proceeds from disposal of financial assets at FVTPL	36,425	—
Acquisition of property, plant and equipment	(172)	(44)
Acquisition of intangible assets	—	(1,770)
Net cash inflows from acquisition of subsidiaries	20,729	—
Interest received	85	234
Advance to AMTD Group	(1,161,123)	(958,130)
Repayment from AMTD Group	863,312	612,153
Advance to fellow subsidiaries	(758,095)	—
Repayment from fellow subsidiaries	821,675	—

Net cash used in investing activities	(200,195)	(347,557)

FINANCING ACTIVITIES
Advance from AMTD Group	94,940	—
Repayment to AMTD Group	(24,135)	—
Advance from fellow subsidiaries	15,477	—
Repayment to fellow subsidiaries	(106,021)	—
Proceeds from issue of shares	27,126	—

Net cash from financing activities	7,387	—

Net decrease in cash and cash equivalents	(166,938)	(313,711)
Cash and cash equivalents at beginning of the period	196,210	416,420
Effect of foreign exchange rate changes	1,739	(732)

Cash and cash equivalents at end of the period	31,011	101,977

Represented by:
Cash and cash equivalents	31,011	101,977

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

1.	GENERAL AND BASIS OF PREPARATION AND PRESENTATION

AMTD Digital Inc. (the “Company”) was incorporated and registered as an exempted company with limited liability in the Cayman Islands under the Companies Act of the Cayman Islands on September 12, 2019. The Company, through its subsidiaries (collectively, the ‘‘Group’’), is mainly involved in the provision of insurance brokerage services, SpiderNet ecosystem solutions services, digital media, contents and marketing services. The Group also invests in innovative technology companies.

Prior to December 31, 2020, the Company’s ultimate holding company was L.R. Capital Group Inc. (“LR Capital”), a private company incorporated in the Cayman Islands. On December 31, 2020, the Company’s immediate holding company, AMTD Group Company Limited (“AMTD Group”), a private company incorporated in the British Virgin Islands (“BVI”) and LR Capital entered into a share repurchase agreement, where AMTD Group has repurchased certain shares previously allotted to LR Capital. From then onwards, AMTD Group became the ultimate holding company of the Company.

In February 2022, AMTD IDEA Group (formerly known as AMTD International Inc.), a company incorporated in the Cayman Islands and a subsidiary of AMTD Group, acquired 82.7% of shares of the Company with a consideration of US$992.8 million which was settled by 67,200,330 newly issued Class A ordinary shares and 51,253,702 newly issued Class B ordinary shares of AMTD IDEA Group. From then onwards, AMTD IDEA Group holds 97.1% of the Company and became the immediate holding company of the Company.

2.	PRINCIPAL ACCOUNTING POLICIES

The Group’s unaudited interim condensed consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting. Other than additional accounting policies resulting from application of amendments International Financial Reporting Standards (“IFRSs”), and application of certain accounting policies which became relevant to the Group, the accounting policies and basis of preparation adopted in the preparation of these unaudited interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s financial statements for the year ended April 30, 2021. The notes presented in these unaudited interim condensed consolidated financial statements include only significant events and transactions occurring since the Company’s last fiscal year end and are not fully inclusive of all matters required to be disclosed by IFRS in the Company’s annual consolidated financial statements. As a result, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended April 30, 2021.

Application of amendments to IFRSs

In the ten months ended February 28, 2022, the Group has applied the following amendments to IFRSs issued by the International Accounting Standards Board (“IASB”), for the first time, which are mandatorily effective for the annual periods beginning on or after May 1, 2021 for the preparation of the Group’s unaudited interim condensed consolidated financial statements:

Amendment to IFRS 16	COVID-19-Related Rent Concessions
Amendment to IFRS 16	COVID-19-Related Rent Concessions beyond 30 June 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	Interest Rate Benchmark Reform – Phase 2

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

2.	PRINCIPAL ACCOUNTING POLICIES—(CONTINUED)

The amendments to IFRSs in the current period has had no material impact on the Group’s financial positions and performance for the current and prior periods and/or on the disclosures set out in these unaudited interim condensed consolidated financial statements.

3.	REVENUE

(i)	Disaggregation of revenue from contracts with customers

Ten months ended February 28, 2021

Segments	SpiderNet ecosystem solutions	Digital financial services	Corporate	Total
	HK$	HK$	HK$	HK$
Types of services
SpiderNet ecosystem solutions services	152,040	—	—	152,040
Insurance brokerage services	—	10,372	—	10,372

Total	152,040	10,372	—	162,412

Timing of revenue recognition
A point in time	—	10,372	—	10,372
Over time	152,040	—	—	152,040

Total	152,040	10,372	—	162,412

Ten months ended February 28, 2022

Segments	SpiderNet ecosystem solutions	Digital financial services	Corporate	Total
	HK$	HK$	HK$	HK$
Types of services
SpiderNet ecosystem solutions services	157,392	—	—	157,392
Insurance brokerage services	—	10,088	—	10,088
Digital media, content, and marketing services	—	—	533	533

Total	157,392	10,088	533	168,013

Timing of revenue recognition
A point in time	—	10,088	—	10,088
Over time	157,392	—	533	157,925

Total	157,392	10,088	533	168,013

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

3.	REVENUE—(CONTINUED)

(ii)	Transaction price allocated to the remaining performance obligation for contracts with customers

There were no remaining performance obligations for insurance brokerage services and advertising services as of February 28, 2021 and 2022. The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) for SpiderNet ecosystem solutions service and the expected timing of recognizing revenue are as follows:

	SpiderNet ecosystem solutions income
	As of February 28,
	2021	2022
	HK$	HK$
Within one year	182,808	93,029
More than one year but not more than two years	85,563	8,918
More than two years	8,918	—

	277,289	101,947

4.	OPERATING SEGMENTS

Information reported to the Chief Executive Officer, being the chief operating decision maker (“CODM”), for the purposes of resource allocation and assessment of segment performance focuses on types of goods or services delivered or provided.

Specifically, the Group’s reportable segments under IFRS 8 Segment Reporting are as follows:

(a)

The SpiderNet ecosystem solutions segment: The Group provides its institutional and corporate clients with exclusive, paid access to the AMTD SpiderNet ecosystem to enhance their investor communication, investor relations and corporate communication to potentially maximise their valuation;

(b)	The digital financial services segment: The Group provides primarily corporate clients with insurance brokerage services; and

(c)

Corporate: The Group includes in the Corporate category (i) the digital media, content, and marketing business in which the Group creates and promote digital solutions content by investing and developing multimedia channels to provide users and audiences access to content medium through a comprehensive library of traditional and digital movies, podcasts, webinars and live videos offered by content providers and online media platforms since May 2020; and (ii) the investments in innovative technology companies which operate digital non-financial license businesses through strategic investments.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	OPERATING SEGMENTS—(CONTINUED)

Segment revenues and results

The following is an analysis of the Group’s revenues and results by reportable segments:

For the ten months ended February 28, 2021

	SpiderNet ecosystem solutions	Digital financial services	Corporate	Consolidated
	HK$	HK$	HK$	HK$
Segment revenues
Revenue from external customers	146,708	9,808	—	156,516
Revenue from related parties	5,332	564	—	5,896

	152,040	10,372	—	162,412

Changes in fair value on financial assets measured at FVTPL	—	—	28,978	28,978

Segment profits	119,499	1,328	29,043	149,870
Unallocated:
Other gains and losses				(643)
Corporate expenses				(15,806)

Profit before tax				133,421

For the ten months ended February 28, 2022

	SpiderNet ecosystem solutions	Digital financial services	Corporate	Consolidated
	HK$	HK$	HK$	HK$
Segment revenues
Revenue from external customers	146,725	9,431	533	156,689
Revenue from related parties	10,667	657	—	11,324

	157,392	10,088	533	168,013

Changes in fair value on financial assets measured at FVTPL	—	—	126,642	126,642

Segment profits	116,502	1,089	125,549	243,140
Unallocated:
Other income				36
Other gains and losses				1,521
Corporate expenses				(37,674)

Profit before tax				207,023

The accounting policies of the operating segments are the same as the Group’s accounting policies described in Group’s consolidated financial statements for the years ended April 30, 2019, 2020 and 2021. Segment

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

4.	OPERATING SEGMENTS—(CONTINUED)

profit represents the profit earned by each segment without allocation of other gains and losses, central administration costs and directors’ emoluments. This is the measure reported to the CODM for the purposes of resource allocation and performance assessment.

The CODM makes decisions according to operating results of each segment. No analysis of segment asset and segment liability is presented as the CODM does not regularly review such information for the purposes of resources allocation and performance assessment. Therefore, only segment revenue and segment results are presented.

Information	about major customers

Revenue from customers of the corresponding period contributing over 10% of the total sales of the Group are as follows:

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Customer A1	19,822	N/A
Customer B1	16,549	N/A

[1]	Revenue from digital ecosystem solutions segment

In addition, the Group provided SpiderNet ecosystem solutions services to non-controlling shareholders of the Company with revenue of HK$28,653 and HK$12,112 recognized for the ten months ended February 28, 2021 and 2022, respectively.

5.	CHANGES IN FAIR VALUE OF FINANCIAL ASSETS MEASURED AT FVTPL

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Changes in fair value on financial assets at FVTPL	28,978	(3,920)
Gain on disposal of financial assets (note)	—	130,562

	28,978	126,642

Note:

The Group disposed a financial asset measured at FVTPL during the ten months ended February 28, 2022 to an independent third party with a consideration of HK$254,951 and gain on disposal of HK$130,562. The consideration receivable as of February 28, 2022 is included in prepayments and other receivables (Note 13).

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

6.	OTHER INCOME

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Bank and other interest income	91	405
Government grant (note)	1,197	829
Others	—	36

	1,288	1,270

Note:

During the ten months ended February 28, 2021 and 2022, the Group recognized government grants of HK$1,197 and HK$829, respectively, in respect of COVID-19-related subsidies relates to employment support programs provided by the Hong Kong and Singapore government.

7.	OTHER GAINS AND LOSSES, NET

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Net exchange (losses) gains	(677)	1,357
Recovery of accounts and other receivables written off	34	164

	(643)	1,521

8.	INCOME TAX EXPENSE

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Current tax
- Hong Kong Profits Tax	21,073	21,402
- Overprovision in prior years	(20)	(258)
Deferred tax (note 15)	(641)	(916)

	20,412	20,228

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

9.	PROFIT FOR THE PERIOD

Profit for the period has been arrived at after charging:

	Ten months ended February 28,
	2021	2022
	HK$	HK$
Directors’ emoluments
Salaries, allowances and other benefits	4,261	3,248
Retirement benefit scheme contributions (note)	60	58
Staff costs
Salaries, allowances and other benefits	33,520	58,762
Retirement benefit scheme contributions (note)	955	1,059
Depreciation and amortization	3,805	5,449

Note:

The Group operates a Mandatory Provident Fund Scheme for all qualifying employees in Hong Kong. The assets of the schemes are held separately from those of the Group, in funds under the control of trustees. The Group contributes 5% of relevant payroll costs to the Scheme, which contribution is matched by employees. The Group’s employees employed in Singapore who are Singapore citizens or permanent residents are required to join the Central Provident Fund scheme of Singapore. The Group contributes applicable percentage of relevant payroll costs with each employee’s qualifying salary capped at Singapore Dollar 6,000 per month.

10.	EARNINGS PER SHARE

The calculation of the basic and diluted earnings per share attributable to owners of the Company is based on the following data:

Earnings figures are calculated as follows:	Ten months ended February 28,
	2021	2022
	HK$	HK$
Earnings for the purpose of basic and diluted earnings per share	118,242	198,367

Number of shares	Ten months ended February 28,
	2021	2022
Weighted average number of ordinary shares for the purpose of basic earnings per share	50,334,826	67,579,432
Effect of dilutive potential ordinary shares
-restricted ordinary shares and restricted share units (note 18)	5,200	25,788

Weighted average number of ordinary shares for the purpose of diluted earnings per share	50,340,026	67,605,220

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

11.	INTANGIBLE ASSETS

During the current interim period, the Group acquired a brand name for its digital media, content, and marketing business with a cash consideration of HK$1,380. In addition, PolicyPal Pte. Ltd. (“PolicyPal”), a subsidiary of the Company, acquired a wealthtech platform, which is a developed technology, with a consideration of HK$1,176 of which HK$786 was settled by issuing 619 ordinary shares of PolicyPal and HK$390 was settled by cash during the ten months ended February 28, 2022. The brand name and developed technology are amortized on a straight-line basis over 20 years and 7 years, respectively.

12.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	April 30, 2021	February 28, 2022
	HK$	HK$
Unlisted equity securities (note (i))	212,851	81,653
Movie income right investments (note (ii))	81,101	83,990

	293,952	165,643

Notes:

(i)	The Company classified equity securities as non-current when Company considered that these equity securities are held for long-term purposes and realize their performance potential in the long run.

(ii)

As of February 28, 2022 and April 30, 2021, the financial assets at FVTPL of the Group include movie income right agreements with a production house, which is an independent third party, of HK$83,990 and HK$81,101, respectively. In accordance to the relevant agreements, the Group is entitled to certain percentage of the profit to be derived from the release of the films upon entering into the agreement. The Group may be required to further contribute to the film program due to the budget overruns. Any agreed further contribution to the film program due to the budget overruns of the film program by the Group will be recognized against the fair value of financial assets. There is no further contribution due to budget overruns of the film program during the ten months ended February 28, 2022.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

13.	ACCOUNTS AND OTHER RECEIVABLES

	April 30, 2021	February 28, 2022
	HK$	HK$
Commission receivable from insurance brokerage	2,766	2,749
Accounts receivable arising from the SpiderNet ecosystem solutions business	66,655	55,980
Accounts receivable arising from advertising services	—	23

Total accounts receivable	69,421	58,752

Consideration receivables on disposal of financial assets at FVTPL	—	254,951
Prepayments (note (i))	8,158	6,612
Note receivables (note (ii))	4,165	5,350
Other receivables	3,035	3,135
Deferred issue costs	7,970	7,970
Prepayment for subscription of bond instrument (note (iii))	11,452	—

Prepayments and other receivables	34,780	278,018

Presented as:
Current	88,584	331,420
Non-current	15,617	5,350

	104,201	336,770

Notes:

(i)

As of February 28, 2022, prepayments mainly included employment incentive paid to the employees amounting to HK$5,221 which are paid at the beginning of the employment contracts, and repayable by the employees on a pro rata basis upon early termination of the employment contracts. Such amounts are amortized over the relevant period on a straight line basis accordingly.

(ii)	The amounts represent note receivables from independent third parties. The balances are unsecured, carried at fixed interest rate of 8% and repayable in 2 years.

(iii)

As of April 30, 2021, AMTD Group, the ultimate holding company, made a prepayment of HK$11,452 on behalf of the Group to an independent third party to subscribe for its bond instrument. Such prepayment was transferred to AMTD Group to settle amount due to AMTD Group amounting to HK$11,452 in current period.

The Group allows a credit period of up to 15 days to its commission receivable arising from insurance brokerage business and a credit period of ranging from 0 to 90 days to its accounts receivable arising from the SpiderNet ecosystem solutions business for the demand note issued according to the payment schedules.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

13.	ACCOUNTS AND OTHER RECEIVABLES—(CONTINUED)

As at April 30, 2021 and February 28, 2022, included in the Group’s accounts receivable balance were debtors with aggregate carrying amounts of HK$2,766 and HK$2,772, respectively, which were past due as at the reporting date. At April 30, 2021 and February 28, 2022, out of the past due balances, HK$2,334 and HK$321, respectively, had been past due 90 days or more. The management assessed that there have been no significant increase in credit risk nor default because of the background of the debtors and historical payment arrangement with these debtors. The Group does not hold any collateral over these balances.

For the ten months ended February 28, 2021 and 2022, the Group assessed the expected credit loss (“ECL”) for the accounts and other receivables to be insignificant and thus no loss allowance is recognized. The basis of determining the inputs and assumptions and the estimation techniques used in the unaudited interim condensed consolidated financial statements for the ten months ended February 28, 2022 are the same as those followed in the preparation of the Group’s consolidated financial statements of the years ended April 30, 2020 and 2021.

14.	ACCOUNTS AND OTHER PAYABLES

	April 30, 2021	February 28, 2022
	HK$	HK$
Accounts payable arising from insurance brokerage	111	67

Consideration payable for acquisition of movie income right investments	29,893	—
Other payables and accruals	1,003	3,646
Accrued issue cost	7,970	7,970

	38,866	11,616

	38,977	11,683

The average credit period for the accounts payable arising from insurance brokerage is 30 days.

15.	DEFERRED TAX LIABILITY

The following is the deferred tax liability recognized and movements thereon:

Intangible assets
HK$
At May 1, 2020	—
Acquisition of subsidiaries	7,694
Credited to profit or loss (note 8)	(641)

At February 28, 2021	7,053
Credited to profit or loss	(183)

At April 30, 2021 and May 1, 2021	6,870
Credited to profit or loss (note 8)	(916)

At February 28, 2022	5,954

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

16.	SHARE CAPITAL

The share capital as at May 1, 2020, April 30, 2021 and February 28, 2022 represented the issued share capital of the Company.

	Class A Ordinary shares		Class B Ordinary shares		Total
	Number of shares	Share capital	Number of shares	Share capital	Number of shares	Share capital
		HK$		HK$		HK$
Ordinary shares of US$0.0001 each
Authorized
At May 1, 2020, April 30, 2021 and February 28, 2022	8,000,000,000	6,200,000	2,000,000,000	1,550,000	10,000,000,000	7,750,000

Issued and fully paid
At May 1, 2020	10,726,667	8	38,800,000	30	49,526,667	38
Issuance of shares (note (i))	17,350,000	13	—	—	17,350,000	13
Share-based compensation (Note 18)	38,710	—	—	—	38,710	—
Acquisitions of subsidiaries (note (ii))	702,765	1	—	—	702,765	1
Transfer of shares (note (iii))	14,598,000	11	(14,598,000)	(11)	—	—

At April 30, 2021	43,416,142	33	24,202,000	19	67,618,142	52
Transfer of shares (note (iv))	(41,448,000)	(31)	41,448,000	31	—	—

At February 28, 2022 (note (v))	1,968,142	2	65,650,000	50	67,618,142	52

Notes:

(i)

Between May 13, 2020 and August 3, 2020, the Company issued 350,000 shares of Class A ordinary shares to third party investors for an aggregate consideration of US$3,500 (equivalent to approximately HK$27,126).

On March 8, 2021, the Company issued 8,500,000 Class A ordinary shares to AMTD Assets Alpha Group, a fellow subsidiary of the Company, and 8,500,000 Class A ordinary shares to AMTD Education Group, a fellow subsidiary of the Company, for cash considerations of US$85,000 (equivalent to approximately HK$659,923) and US$85,000 (equivalent to approximately HK$659,923), respectively.

(ii)	The Company issued 702,765 Class A ordinary shares to certain shareholders of PolicyPal, together with a cash consideration, in exchange for 51% of the equity interest of PolicyPal on August 3, 2020.

(iii)

On June 26, 2020, the then immediate holding company of the Company, AMTD Group, converted its 14,598,000 Class B ordinary shares to Class A ordinary shares. AMTD Group then transferred its 2,441,000 Class A ordinary shares to AMTD Assets Alpha Group, a fellow subsidiary of the Company, 2,441,000 Class A ordinary shares to AMTD Education Group, a fellow subsidiary of the Company, and 9,716,000 Class A ordinary shares to AMTD IDEA Group, respectively.

(iv)	On February 23, 2022, 41,448,000 Class A ordinary shares of the Company held by AMTD IDEA Group were returned and canceled with 41,448,000 Class B ordinary shares issued to AMTD IDEA Group.

(v)

The number of Class A ordinary shares of the Company at February 28, 2022 included 38,710 unvested Class A ordinary shares as detailed in note 18. The outstanding and vested Class A ordinary shares of the Company at February 28, 2022 is 1,929,432 shares.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

17.	FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS

Fair value measurements and valuation processes

Some of the Group’s financial instruments are measured at fair value for financial reporting purposes. The management of the Company are responsible for determining the appropriate valuation techniques and inputs for fair value measurements.

In estimating the fair value, the Group uses observable market data to the extent it is available. Where Level 1 inputs are not available, the Group makes reference to the prices of recent transactions or engages third-party qualified valuers to perform the valuation.

The management of the Company works closely with the qualified external valuers to establish the appropriate valuation techniques and inputs to the model. The management reports the findings to the board of directors of the Company to explain the cause of fluctuations in the fair value.

The following table gives information about how the fair values of these financial assets are determined (in particular, the valuation technique(s) and inputs used), as well as the level of the fair value hierarchy into which the fair value measurements are categorised (Level 1 to 3) based on the degree to which the inputs to the fair value measurements are observable.

•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active market for identical assets or liabilities.

•

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

17.	FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS—(CONTINUED)

Fair value of the Group’s financial assets that are measured at fair value on a recurring basis

The Group’s investments in private equity and movie income right are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial assets are determined (in particular, the valuation technique(s) and inputs used).

Financial assets	Fair value as at		Fair value hierarchy	Valuation technique(s) and key inputs	Significant unobservable input(s)
	April 30, 2021	February 28, 2022
	HK$	HK$
Financial assets at FVTPL - unlisted equity securities	9,990	3,813	Level 2	The fair values of unlisted equity investments are determined with reference to the recent transaction price of the investments.	N/A

	202,861	77,840	Level 3

Market approach—the option pricing model (“OPM”) backsolve approach was used to calculate the implied equity value of the investee. Once an overall equity value was determined, amounts were allocated to the various classes of equity based on the security class preferences. The inputs to the OPM backsolve approach are the recent transaction price for capital structure, probability of IPO, redemption and liquidation, the risk-free interest rate and expected volatility.

Expected volatility ranged from 34.2% to 68.5% and 57.38% to 58.10% as at April 30, 2021 and February 28, 2022, respectively, taking into account peer companies’ volatility used by market participants when pricing the investment (note (i)).

Movie income right investments	81,101	83,990	Level 3
				Income approach—in this approach, the discounted cash flow method was used to capture the present value of the expected future economic benefits to be derived from the ownership of these movie income right investment, based on an appropriate discount rate.

Discount rate, taking into account weighted average cost of capital determined using a Capital Asset Pricing Model ranged from 10.40% - 12.59% and 10.50% as at April 30, 2021 and February 28, 2022, respectively (note (ii)) and expected ticket sales performance and expected movie production costs.

Notes:

(i)

A change in the expected volatility used in isolation would result in a change in the fair value of the private equity investments. A 5% increase in the expected volatility holding all other variables constant would increase the carrying amount of the private equity investments by HK$386 and HK$394 and decrease the carrying amount of the private

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

17.	FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS—(CONTINUED)

equity investments by HK$1,738 and HK$394 as at April 30, 2021 and February 28, 2022, respectively.

(ii)	A 5% increase in the discount rate holding all other variables constant would decrease the carrying amount of the movie income right investments by HK$5,384 as at February 28, 2022.

Reconciliation of Level 3 fair value measurements

	Unlisted investments classified as equity instruments at FVTPL	Movie income right investments	Total
	HK$	HK$	HK$
At May 1, 2020	131,232	—	131,232
Total gains (losses) in profit or loss	29,436	(458)	28,978
Transfer from Level 2 to Level 3	77,464	—	77,464
Purchased	2,361	80,454	82,815

At February 28, 2021	240,493	79,996	320,489

At May 1, 2021	202,861	81,101	283,962
Total gains in profit or loss	123,054	2,889	125,943
Transfer from Level 2 to Level 3	6,876	—	6,876
Disposals	(254,951)	—	(254,951)

At February 28, 2022	77,840	83,990	161,830

The net unrealized gains of HK$28,978 and net unrealized losses of HK$3,920 for the period included in profit or loss related to financial assets at FVTPL held at February 28, 2021 and 2022, respectively.

The investments of HK$77,464 and HK$6,876 were transferred from Level 2 to Level 3 category during the ten months ended February 28, 2021 and 2022, respectively, and the transfers are primarily attributable to changes in observability of valuation inputs in valuing these investments.

Other than those disclosed above, there were no other transfer out of Level 2 and 3 during the ten months ended February 28, 2021 and 2022.

(ii)	Fair value of financial assets and financial liabilities that are not measured at fair value on a recurring basis (but fair value disclosures are required)

The Company consider that the carrying amount of the Group’s financial assets and financial liabilities recorded at amortized cost in the unaudited interim condensed consolidated financial statements approximate their fair values due to the short-term nature of these instruments. Such fair values have been determined in accordance with generally accepted pricing models based on a discounted cash flow analysis.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

18.	SHARE-BASED COMPENSATION

On August 3, 2020, the Company granted 38,710 shares of Class A ordinary shares, which has a vesting period of 3 years, to an employee of the Company. The grant date fair value of the Class A ordinary shares is determined based on recent transaction price of the Company’s equity share.

On July 31, 2021, the Company granted 17,540 restricted shares units of Class A ordinary shares (“RSUs”) to an employee of the Company. The RSUs granted have a vesting period of three years of employment services with the first one-third vesting on the first anniversary from grant date, and the remaining two third vesting on an annual basis over a two-year period ending on the third anniversary of the grant date. The grant date fair value of the RSUs is determined based on recent transaction price of the Company’s equity share.

On September 3, 2021, PolicyPal, a subsidiary of the Company, granted 5,827 ordinary shares of PolicyPal to its employees. The shares granted were vested immediately. The grant date fair value of the ordinary shares of PolicyPal are determined based on recent transaction price of PolicyPal’s equity shares.

The non-vested shares and RSUs are not transferable and may not be sold or pledged and the holder has no voting or dividend right. In the event a non-vested shareholder’s employment for the Group is terminated for any reason prior to the third anniversary of the grant date, the holder’s right to the non-vested shares and RSUs will terminate effectively. The outstanding non-vested shares and RSUs shall be forfeited and automatically transferred to and reacquired by the Group without any consideration.

For the year ended April 30, 2021 and period ended February 28, 2022, the non-vested shares and RSUs movement was as follows:

	Non-vested RSUs of the Company outstanding	Non-vested shares outstanding
		Class A ordinary shares of the Company	Ordinary shares of PolicyPal
At May 1, 2020	—	—	—
Grant	—	38,710	—
Vested	—	—	—

At April 30, 2021	—	38,710	—
Grant	17,540	—	5,827
Vested	—	—	(5,827)

At February 28, 2022	17,540	38,710	—

The aggregate fair value of the restricted shares and RSUs at grant dates was HK$3,728 and HK$5,743 for the ten months period ended February 28, 2021 and 2022, respectively.

The share-based payment expense amounted to HK$724 and HK$8,550 was recognized in the unaudited interim condensed consolidated financial statements during the ten months period ended February 28, 2021 and 2022, respectively.

As of February 28, 2022 there was HK$3,384 unrecognized compensation cost related to non-vested shares and RSUs which is expected to be recognized over a weighted average vesting period of 2.4 years.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

19.	RELATED PARTY DISCLOSURES

In addition to the transactions and balances disclosed elsewhere in the unaudited interim condensed consolidated financial statements, the Group had the following significant related party transactions during the reporting period:

		Ten months ended February 28,
Relationship	Nature of transactions	2021	2022
		HK$	HK$
Immediate holding company/ultimate holding company (note)	Insurance brokerage services rendered	477	84
Immediate holding company/ultimate holding company (note)	SpiderNet ecosystem solutions services rendered	5,332	10,667
Immediate holding company/ultimate holding company (note)	Corporate expenses allocated	5,139	5,908
Fellow subsidiaries	Insurance brokerage services rendered	87	573

Note:

The amounts represent transactions with AMTD Group which was the immediate holding company of the Company before December 30, 2020 and is the ultimate holding company of the Company on and after December 30, 2020.

Compensation of key management personnel

The directors of the Company were considered to be the key management personnel of the Company. The remuneration of the directors of the Company is set out in note 9. The remuneration of key management personnel is determined with regard to the performance of individuals and market trends.

As at April 30, 2021 and February 28, 2022, the amount due from AMTD Group was unsecured, interest free and repayable on demand.

For the ten months ended February 28, 2021 and 2022, the Group assessed the ECL for the amount due from AMTD Group to be insignificant and thus no loss allowance is recognized.

Centralized cash management

Treasury functions of the Group are conducted centrally under AMTD Group and inter-company fund transfers were carried out among the entities within AMTD Group. The treasury function manages available funds at AMTD Group level and allocates the funds to various entities within AMTD Group for their operations.

20.	OTHER COMMITMENT

The Group entered into a binding term sheet in December 2019 with certain third parties to establish a consortium in which the Group expects to be the largest shareholder holding 35.2% of equity interest for a consideration of Singapore Dollar 79.2 million (equivalent to approximately HK$435,000). The consortium is expected to establish Singa Bank, a digital wholesale banking platform to be established to provide comprehensive services to small and medium-sized enterprises and corporate clients in Singapore. The consortium is actively pursuing digital banking opportunities in Singapore through Singa Bank. As of the date of this report, the launch of the Singa Bank is subject to the approval of the digital wholesale banking license from the MAS and other regulatory requirements.

AMTD DIGITAL INC.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in thousands of Hong Kong dollars (“HK$”) and U.S. dollars (“US$”), except for share and per share data)

20.	OTHER COMMITMENT (CONTINUED)

In June 2020, the Group entered into a binding term sheet to acquire 55% equity interest in CapBridge Financial Pte. Ltd., which holds a capital markets services license in respect of dealing in capital markets products that are securities and a collective investment schemes license in Singapore, for a consideration of US$1,280 (equivalent to approximately HK$9,920) in cash and 3,878,000 of Class A ordinary shares of the Company. The proposed acquisition is subject to MAS’s final approval.

21.	REGULATORY REQUIREMENT

The Company’s insurance brokerage subsidiary in Hong Kong is subject to the Hong Kong Insurance Ordinance, which requires the maintenance of minimum net capital of HK$100. At April 30, 2021 and February 28, 2022, it was in compliance with this requirement.

22.	EVENTS AFTER THE REPORTING PERIOD

Save as disclosed in the unaudited interim condensed consolidated financial statements, subsequent to February 28, 2022, there is no significant event took place.

23.	APPROVAL OF UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited interim condensed consolidated financial statements were approved by the board of directors and authorized for issue on April 29, 2022.

PROSPECTUS

AMTD IDEA Group

Class A Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units. We refer to our ADSs, Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

In addition, from time to time, selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by selling shareholders.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 37 of this prospectus.

The ADSs are listed on the New York Stock Exchange under the symbol “AMTD.” On April 21, 2022, the last reported sale price of the ADSs on the New York Stock Exchange was US$2.26 per ADS.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 7 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

AMTD IDEA Group is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted by our operating subsidiaries in Hong Kong and Singapore. Investors in our securities thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. This structure involves unique risks to investors. As a holding company, AMTD IDEA Group may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to AMTD IDEA Group may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. For a detailed description, see “Part I—Selected Consolidated Financial Data” in our annual report on Form 20-F for the year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated herein by reference. In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

Although we do not have any material operations in Mainland China or any variable interest entities in place, the business operations of an insignificant subsidiary and certain investee companies of ours are conducted in Mainland China. PRC laws do not currently prohibit direct foreign investment in our subsidiary or our investee companies in Mainland China, and our investors could potentially own equity interests in our subsidiary or our investee companies in Mainland China. Nonetheless, we, together with our subsidiary and our investee companies in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations, and PRC regulatory authorities could disallow the corporate structure through which we hold our subsidiary or invest in our investee companies in Mainland China, and could extend such prohibition to our Hong Kong operations, which could lead to a material change in our operations and/or a material change in the value of our securities, and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—Risk Factors—D. Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

We face various legal and operational risks and uncertainties relating to our operations. Although we do not have any material operations in Mainland China or any variable interest entities in place, we, as well as an insignificant subsidiary and certain investee companies of ours whose business operations are primarily conducted in Mainland China, face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to regulatory approvals on offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy and variable interest entities, would apply to us, our subsidiary or our investee companies. Should these statements or regulatory actions apply to our subsidiary, our investee companies or to ourselves, including our Hong Kong operations, in the future, or if we expand our business operations into Mainland China such that we become subject to them to a greater extent, our ability to conduct our business, invest into or maintain our investment in Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. For example, PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. As of the date of this prospectus, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. Our management have conducted an analysis of the status and scope of our operations, including data compliance, and have concluded that currently we do not expect that PRC laws and regulations on data security, data protection or cybersecurity to be applied to us or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Form 20-F.

The PRC government has significant authority to regulate, influence or intervene in the Mainland China operations of an offshore holding company at any time. It also oversees and controls and may exert more control over offerings conducted outside China by, and foreign investment in, China-based issuers. We cannot assure you that such oversight and control will not be extended to companies operating in Hong Kong such as us. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our business operations, and damage our reputation, which could cause our securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Mainland China and Hong Kong, see “Item 3.D. Key Information—Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in our 2021 Form 20-F.

We face risks relating to the lack of PCAOB inspection on our auditor, which may cause our securities to be delisted from the NYSE or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years, or two consecutive years if proposed changes to the law, i.e. the Accelerating Holding Foreign Companies Accountable Act, are enacted, beginning in 2021. The delisting or the cessation of trading of our ADS, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is identified by the PCAOB and is subject to the determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2022

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADRs” refers to the American depositary receipts that evidence our ADSs;

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

•

“AMTD,” “we,” “us,” “our company,” or “our” refers, prior to the restructuring which was completed in April 2019, to our investment banking, asset management, and strategic investment businesses and, after the completion of the restructuring, to AMTD IDEA Group (formerly known as AMTD International Inc.), a Cayman Islands exempted company with limited liability, and its subsidiaries;

•	“AMTD Group” or “Controlling Shareholder” refers to AMTD Group Company Limited, a British Virgin Islands company;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

•	“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.0001 each;

•	“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.0001 each;

•	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

•	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

•	“SG$” refers to the legal currency of Singapore;

•	“SEC” refers to the United States Securities and Exchange Commission;

•	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

•	“SGX-ST” refers to the Singapore Exchange Securities Trading Limited;

•	“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares; and

•	“US$” or “U.S. dollars” refers to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is Hong Kong dollars because our business is mainly conducted in Hong Kong and most of our revenue is denominated in Hong Kong dollars. This prospectus contains translations from Hong Kong dollars to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, all translations from Hong Kong dollars to U.S. dollars were made at a rate of HK$7.7996 to US$1.00, the exchange rate in effect as of December 30, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Hong Kong dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars at any particular rate, or at all.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	our mission, goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the trends in, expected growth and market size of the financial services industry in Hong Kong;

•	expected changes in our revenues, costs or expenditures;

•	our expectations regarding demand for and market acceptance of our products;

•	competition in our industry;

•	competition in our industry;

•	relevant government policies and regulations relating to our business and our industry;

•	fluctuations in general economic and business conditions in Hong Kong, Mainland China and globally, and

•	assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We are a leading Hong Kong-headquartered comprehensive financial institution. We are one of the few independent financial institutions with extensive financial industry knowledge and experience across Greater China that is majority-owned and managed by local Hong Kong entrepreneurs and professionals. Our clientele includes PRC banks, privately-owned companies primarily in new economy sectors, and Asia-based families and blue-chip conglomerates, among others.

We operate a full-service platform encompassing three business lines: investment banking, asset management, and strategic investment.

•

Investment Banking. We offer a broad range of investment banking services, including equity underwriting, debt underwriting, advisory (on credit rating, financing, and mergers and acquisitions transactions), securities brokerage, institutional sales and distribution, and research, among others.

•	Asset Management. We provide professional investment management and advisory services primarily to corporate and other institutional clients.

•

Strategic Investment. We make long-term strategic investments focusing on global financial and new economy sectors. Through investing in market leaders and technological innovators, we gain access to unique opportunities and resources that complement our other businesses and augment our “AMTD SpiderNet” ecosystem.

We align ourselves with clients, shareholders, business partners, and investee companies to build an ever-extending, inter-connected network that creates value for all stakeholders, or the “AMTD SpiderNet” ecosystem.

We believe that our “AMTD SpiderNet” ecosystem is the bedrock of our success. We actively help stakeholders in our ecosystem explore business collaboration opportunities among themselves and provide financial solutions or additional resources needed to facilitate such collaboration. This, in turn, results in enduring relationships within the network, and expand the network by attracting corporations, industry associations, and other institutions seeking business opportunities and efficient channels of resources. This unique “AMTD SpiderNet” ecosystem, coupled with our ability to provide innovative and bespoke solutions, is a key growth driver of our overall businesses.

Our Partnership Approach

We discover and selectively engage a broad range of promising clients with diverse backgrounds and at various stages of development. We offer comprehensive financial services to fulfill the needs of our clients throughout their lifecycles. We stay close to our clients to understand and anticipate their needs. Our services are tailored with a collaborative overlay, providing clients with one-stop solutions.

With each business opportunity, we consider ourselves a business partner for the prospective client, rather than merely a service agency of a particular product or service. We strive to unlock and maximize the extraordinary value embedded in each relationship and to expand opportunities for collaboration and partnership both between us and our clients, as well as among clients. This forms the foundation of our “AMTD SpiderNet” ecosystem and defines our shared firm-wide core values and culture.

Our Services

Investment Banking

Since October 2015, we have operated our investment banking business through one of our wholly-owned subsidiaries, AMTD Global Markets Limited, which is licensed by HKSFC to engage in certain activities regulated under the Securities and Futures Ordinance (Cap. 571) of Hong Kong, such as dealing in securities and future contracts, advising on securities and corporate finance, and providing asset management services. Under our investment banking business, we provide our clients with a full suite of corporate finance services, including underwriting equity and debt offerings, and advising on various financing and mergers and acquisitions transactions.

Our investment banking business provides a one-stop solution for corporate and other institutional clients, both benefiting from and enhancing the synergies within our “AMTD SpiderNet” ecosystem.

Asset Management

Through our asset management business, we provide professional investment management and advisory services primarily to regional banks, corporate and other institutional clients, and family offices. We help manage offshore liquidity for many of our China-based clients, allowing them to tap the flexibility and diversity of investment products available only in the offshore markets.

Through our discretionary account services, we manage assets with diverse risk and return profiles, providing clients with comprehensive, customized investment strategies based on our understanding of their investment needs, risk tolerance, investment goals, and expected return. Non-discretionary account services are managed pursuant to clients’ agreed methodology, conditions, requirements, and restrictions.

Where appropriate, we look to deploy our synergies and introduce clients to the broader network and resources within our “AMTD SpiderNet” ecosystem. Based on their specific needs and risk tolerance levels, our clients have exclusive access to products with tailor-made features to meet their financial and investment needs and optimize their asset allocation.

Strategic Investment

We commenced our strategic investment business in 2015. Our strategic investment business focuses on long-term equity investments using our own capital. We view it as a natural extension of our other businesses, allowing us to deepen our relationship with clients by participating in their value creation and engaging them into the “AMTD SpiderNet.”

Financial Performance

In 2019, 2020, and 2021, we derived total revenue of HK$1.2 billion, HK$1.1 billion and HK$1.4 billion (US$179.2 million), respectively, and derived profit of HK$830.9 million, HK$1.1 billion and HK$1.2 billion (US$156.7 million), respectively.

CORPORATE INFORMATION

Our principal executive offices are located at 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong. Our telephone number at this address is +852 3163-3389. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at https://www.amtdinc.com. The information contained on our website is not a part of this prospectus.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 18, 2022 (File No. 001-39006), or our 2021 Form 20-F. See “Incorporation of Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” in our 2021 Form 20-F, which is incorporated by reference in this prospectus, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into (i) 8,000,000,000 Class A ordinary shares of a par value of US$0.0001 each and (ii) 2,000,000,000 Class B ordinary shares of a par value of US$0.0001 each.

The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class B ordinary Share shall entitle the holder thereof to twenty votes on all matters subject to vote at our general meetings, and each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. The rights to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person other than our founder, Dr. Calvin Choi, or any other person or entity designated by Dr. Choi, each of such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary share.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our currently effective memorandum and articles of association provide that our board of directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the fund the Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Our ordinary shares shall at all times vote together as a single class on all resolutions submitted to a vote of our shareholders (including ordinary resolutions and special resolutions), except as may otherwise be required by law, or otherwise agreed in our currently effective memorandum and articles of association. Subject to any rights and restrictions for the time being attached to any share, on a show of hands every shareholder present in person or by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder present in person or by proxy shall have one note for each Class A ordinary share of which he is the holder and twenty votes for each Class B ordinary share of which he is the holder. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the total number of votes attaching to all issued and outstanding ordinary shares which are present in person or by proxy entitled to vote at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our currently effective memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company with limited liability, we are not obliged by the Companies Act (as revised) to call shareholders’ annual general meetings. Our currently effective memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting, present in person or by proxy, shall be a quorum required for any general meeting of shareholders.

The Companies Act (as revised) provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together holds shares which carry in aggregate not less than one-third of the total number of votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our currently effective memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Election, Removal and Remuneration of Directors. Unless otherwise determined by our company in general meeting, our currently effective memorandum and articles of association provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a vacancy on the board or as an addition to the existing board. Our shareholders may also appoint any person to be a director by ordinary resolution. A director shall not be required to hold any of our shares by way of qualification.

A director may be removed with or without cause by ordinary resolution.

The remuneration of the directors may be determined by the directors or by ordinary resolution of shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•

in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. The redemption of shares shall be effected in such manner and upon such terms as may be determined, before the issue of such shares, by either the board of directors of the Company or by the shareholders by special resolutions. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act (as revised), the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act (as revised) no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes or series of shares, the rights attached to any such class or series of shares may, subject to any rights or restrictions for the time being attached to any classes or series, only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights will not, subject to any rights or restrictions for the time being attached to the shares of that class or series, be deemed to be materially adversely varied by the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them. The rights of the holders of shares will not be deemed to be materially adversely varied by the creation or issue of class or series of shares with preferred or other rights including, without limitation, the creation of class or series of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our currently effective memorandum and articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our currently effective memorandum and articles of association also authorizes our board of directors to create from time to time one or more classes or series of preferred shares and to determine, with respect to any such class or series of preferred shares, the terms and rights of that class or series, including but not limited to the followings:

•	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

•

whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

•

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what date, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of any other class or any other series of shares.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our currently effective memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to create and issue new classes or series of shares (including preferred shares) and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our currently effective memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are incorporated as an exempted company with limited liability under the Companies Act. The Companies Act (as revised) distinguishes between ordinary resident companies and exempted companies. Any company that is incorporated in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be incorporated as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil)

Registered Office and Objects

Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our currently effective memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our currently effective memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our currently effective memorandum and articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our currently effective memorandum and articles of association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our currently effective memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our currently effective memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our currently effective memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our currently effective memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our currently effective memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years:

From February to April 2019, we completed a restructuring to carve out our investment banking, asset management, and strategic investment businesses from our Controlling Shareholder. In April 2019, we issued one Class B ordinary share to our Controlling Shareholder.

In March 2019, we issued a warrant to Value Partners Greater China High Yield Income Fund, or Value Partners, for an aggregate consideration of US$2 million. In April 2019, Value Partners exercised the warrant in full and settled the exercise price of US$10 million, and we issued 1,666,666 Class A ordinary shares to Value Partners.

Between April and June 2019, we issued an aggregate of 8,236,838 Class A ordinary shares in a series of transactions to 15 institutional and individual investors for an aggregate consideration of US$53.5 million.

In August 2019, we issued and sold a total of 23,873,655 ADSs representing 23,873,655 Class A ordinary shares at an initial offering price of US$8.38 per ADS at our initial public offering, taking into account the underwriters’ full exercise of their over-allotment option.

In December 2019, we issued and sold (i) a total of 7,307,692 Class A ordinary shares and 4,526,627 Class B ordinary shares for an aggregate amount of US$100 million (representing a per share price of US$8.45) to Value Partners, Ariana Capital Investment Limited, and Infinity Power Investments Limited, and (ii) a convertible note due 2023 in an aggregate principal amount of US$15 million to Value Partners, all in the form of private placement pursuant to an exemption from registration with the SEC under the Securities Act.

In March 2020, we listed a US$1.0 billion medium term note program, or the MTN Program, for a period of twelve months by way of debt issues to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on SEHK and in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) on the SEHK. Under the MTN Program, we may from time to time issue medium term notes or perpetual securities up to an aggregate amount of US$1.0 billion. In April 2020, we dual-listed the MTN Program on the SGX-ST. Later in the same month, we extended an invitation to holders of the US$200 million 7.625% senior perpetual securities of AMTD Group, or the Existing Securities, to offer exchange any and all of their outstanding Existing Securities for new securities to be issued by us under our MTN Program. In May 2020, we issued US$200 million 7.25% senior perpetual securities and SG$50 million 4.5% senior perpetual securities.

In September 2021, we repurchased approximately 69.1 million Class B ordinary shares from AMTD Group for HK$5 billion (US$0.6 billion).

In October 2021, we redeemed perpetual securities with a principal amount of SG$11,188,000 (US$8.3 million) as part of our active balance sheet management targeting for early repayment of outstanding exposures.

In January 2022, we issued 1,856,436 Class A ordinary shares pursuant to exercise of convertible notes by Value Partners.

From January to April 2022, we issued an aggregate of 8,411,214 Class A ordinary shares and 3,271,028 Class B ordinary shares through a private placement of US$50 million to a number of reputable professional investors.

In February 2022, we issued an aggregate of 67,200,330 Class A ordinary shares and 51,253,702 Class B ordinary shares to certain shareholders of AMTD Digital Inc., including AMTD Group, for the acquisition of a majority stake in AMTD Digital Inc.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one Class A ordinary share (or a right to receive one Class A ordinary share) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information About Us.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 40 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your

ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;.

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Arbitration Provision

The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any U.S. federal securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up our company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors is authorized to create from time to time one or more classes or series of preferred shares and to determine, with respect to any such class or series of preferred shares, the terms and rights of that class or series. Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Cayman Islands or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Most of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Travers Thorp Alberga has informed us that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Hong Kong

Justin Chow & Co., Solicitors LLP, our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we and/or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, AMTD IDEA Group and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to Hong Kong law will be passed upon for us by Justin Chow & Co., Solicitors LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga, with respect to matters governed by Cayman Islands law, and Justin Chow & Co., Solicitors LLP, with respect to matters governed by Hong Kong law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement.

EXPERTS

The financial statements of AMTD IDEA Group incorporated by reference in this prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu are located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed on April 18, 2022 (File No. 001-39006);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

the description of the securities contained in our registration statement on Form 8-A filed on July 25, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AMTD IDEA Group

23/F Nexxus Building, 41 Connaught Road Central, Hong Kong

Telephone: +852 3163-3389

ir@amtdinc.com

Attention: AMTD IR Office

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.